As filed with the Securities and Exchange Commission on January 4, 2011

Registration Statement No. 333-•

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Alaska	1040	91-0742812
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2607 Southeast Blvd., Ste B211
Spokane, Washington  99223-7614

(509) 535-7367

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William V. Schara, CEO

Goldrich Mining Company

2607 Southeast Blvd., Ste B211 Spokane, Washington  99223-7614

(509) 535-7367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.

Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400

Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)  under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐  Accelerated Filer ☐  Non-Accelerated Filer ☐ Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock to be offered for resale by Selling Security Holders (1)	15,695,927	$0.28(2)	$4,394,860	$510.24
TOTAL	15,695,927	--	$4,394,860	$510.24

(1)

Consists of 15,695,927 common shares issued, or issuable upon exercise of warrants, to the Selling Security Holders by way of private placements.

(2)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low bid price of the Registrant’s common stock on December 28, 2010, as reported by the FINRA OTC Bulletin Board.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the Selling Security Holders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion: Dated January 4, 2011

Goldrich Mining Company

15,695,927 SHARES OF COMMON STOCK

This prospectus relates to the sale, transfer or distribution of up to 15,695,927 shares of the common stock, par value $0.10 per share, of Goldrich Mining Company by the Selling Security Holders described herein. The price at which the Selling Security Holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The shares of common stock registered for resale include:

•

8,275,847 shares of common stock held by Selling Security Holders;

•

139,945 shares of common stock issued for commissions due to selling agent;

•

457,518 shares of common stock acquirable upon exercise of Class E Warrants at $0.65 per share until June 3, 2012;

•

2,052,995 shares of common stock acquirable upon exercise of Class F Warrants at $0.55 per share until December 30, 2012;

•

599,772 shares of common stock acquirable upon exercise of Class F-2 Warrants at $0.22 per share until December 30, 2012;

•

4,169,850 shares of common stock acquirable upon exercise of Class G Warrants at $0.36 per share until December 17, 2012, and:

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders. We may receive proceeds from the exercise of the warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board ("OTCBB") under the symbol "GRMC". On December 31, 2010, the closing sale price for our common stock was $0.31 on the OTCBB.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 9.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JANUARY 4, 2011

FORWARD-LOOKING STATEMENTS

6

SUMMARY INFORMATION

7

RISK FACTORS

9

RATIO OF EARNINGS TO FIXED CHARGES

20

USE OF PROCEEDS

20

DETERMINATION OF OFFERING PRICE

20

DILUTION

20

SELLING SECURITY HOLDERS

20

PLAN OF DISTRIBUTION

26

DESCRIPTION OF SECURITIES TO BE REGISTERED

27

INTEREST OF NAMED EXPERTS AND COUNSEL

28

DESCRIPTION OF THE BUSINESS

28

DESCRIPTION OF PROPERTY

37

LEGAL PROCEEDINGS

47

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

49

FINANCIAL STATEMENTS

54

SELECTED FINANCIAL DATA

96

SUPPLEMENTARY FINANCIAL INFORMATION

96

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

96

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

101

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

102

EXECUTIVE COMPENSATION

107

MATERIAL CHANGES

115

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

115

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

115

TRANSFER AGENT AND REGISTRAR

115

LEGAL MATTERS

115

EXPERTS

115

WHERE YOU CAN FIND MORE INFORMATION

116

GLOSSARY OF TERMS

117

PART II

123

INFORMATION NOT REQUIRED IN PROSPECTUS

123

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

123

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

123

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

123

ITEM 16 – EXHIBITS

129

ITEM 17 – UNDERTAKINGS

130

SIGNATURES

132

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our property being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral property;

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risks related the possible dilution of our common stock from additional financing activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the headings “Risk Factors,” “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

Financial Information and Accounting Principles

In this prospectus all references to "$" or "dollars" mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars. All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

The Offering

This is an offering of up to 15,695,927 shares of our common stock by certain Selling Security Holders.

Shares Offered By the Selling Security Holders	15,695,927 shares of common stock, $0.10 par value per share, including:

•

8,275,847 shares of common stock held by Selling Security Holders;

•

139,945 shares of common stock issued for commissions due to selling agent;

•

457,518 shares of common stock acquirable upon exercise of Class E Warrants at $0.65 per share until June 3, 2012;

•

2,052,995 shares of common stock acquirable upon exercise of Class F Warrants at $0.55 per share until December 30, 2012;

•

599,772 shares of common stock acquirable upon exercise of Class F-2 Warrants at $0.22 per share until December 30, 2012; and,

•

4,169,850 shares of common stock acquirable upon exercise of Class G Warrants at $0.36 per share until December 17, 2012

Offering Price	Determined at the time of sale by the Selling Security Holders

Common Stock Outstanding
as of December 31, 2010	52,935,398 common shares

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

OTC Bulletin Board Symbol	GRMC

The number of shares of our common stock that will be outstanding immediately after this offering is 52,935,398 as of December 31, 2010. This calculation excludes:

•

2,550,000 shares of common stock issuable upon conversion of preferred shares outstanding as of December 31, 2010;

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3,065,000 shares of common stock issuable upon vested exercise of options outstanding as of December 31, 2010;

•

7,280,135 shares of common stock issuable upon exercise of Class E, Class F, Class F-2 and Class G warrants outstanding as of December 31, 2010; and

•

4,543,861 shares of common stock issuable upon conversion of notes payable in gold outstanding as of December 31, 2010

Summary of Our Business

Goldrich Mining Company, formerly know as Little Squaw Mining Company, is engaged in the business of acquiring, and exploring mineral properties, primarily those containing gold and associated base and precious metals. We were incorporated under the laws of the State of Alaska on March 26, 1959.  Our executive offices are located at 2607 Southeast Blvd., Suite B211, Spokane, WA 99223, and our phone number there is (509) 535-7367. Our website address is www.goldrichmining.com.

Our business plan is to undertake cost efficient and effective exploration activities to discover mineralization and potentially mineral reserves, which may upgrade the value of our property. Subsequent to any discovery, we may continue developing a project through to production or we may joint venture, lease or sell property parcels to senior or otherwise qualified mining companies.  We intend to focus our activities only on projects that are primarily gold deposits.

At this time, all of our mineral exploration prospects are contained within our wholly-owned Chandalar property, located approximately 190 air miles north of Fairbanks, Alaska, and 48 miles north-northeast of Coldfoot, in the Chandalar mining district.  The center of the district is approximately 70 miles north of the Arctic Circle.  We own 426.5 acres of patented federal mining claims consisting of 21 lode claims, one placer claim and one mill site.  We control an additional 17,133 acres of unpatented State of Alaska mining claims consisting of 164 claims.  State mining claims provide exploration and mining rights to both lode and placer mineral deposits.  The claims are contiguous, comprising a block covering about 17,560 acres (27.5 square miles).

Our primary focus during 2011, subject to financing, is to continue exploration of Chandalar property where we have discovered and identified drilling targets for a potentially large sedimentary-type bulk tonnage hard-rock gold deposit.  A secondary focus, also contingent upon financing, possibly from leasees or partnerships, is continued gold production from a substantial alluvial gold deposit that has been discovered on the property.

We are an exploration stage company, and none of the properties that we own or control contain any known ore reserves according to the definition of ore reserves under Industry Guide 7 promulgated by the Securities and Exchange Commission (“SEC”).  Although there is a history of past lode and placer production at various mine sites on our Chandalar property, all exploration prospects are at an early stage of exploration, and the probability that ore reserves that meet SEC guidelines will be discovered on an individual prospect at Chandalar is uncertain. We have assayed lode gold mineralization in samples from 40 prospects and five past producing mine sites on our Chandalar property, as well as placer gold from a past producing placer mine. A great deal of further work is required on our properties before a final determination as to the economic and legal feasibility of a mining venture can be made. There is no assurance that a commercially viable deposit will be proven through the exploration efforts by us at Chandalar.  The funds expended on our properties may not be successful in leading to the delineation of ore reserves that meet the criteria established under SEC guidelines.

With our current infrasturture at Chandalar, the arctic climate at Chandalar limits exploration activities to a summer field season that generally starts in early May and lasts until freeze up in mid-September. Our operating season may be extended with additional infrastructure. There are many operating mines located elsewhere within North America that are located above the Arctic Circle.  Management believes year-round operations at Chandalar are feasible should an exploitable deposit of gold be proven through seasonal exploration.

At the date of this filing, we do not have sufficient working capital to fund basic administrative functions past the near future.  We expect to fund additional work beyond December 2010 through various means including, but not limited to, private or public placement offerings of debt or our equity securities, the exercise of outstanding warrants, the sale of a production royalty, the sales of gold from future production, joint venture agreements with other mining companies, or a combination of the above.

RISK FACTORS

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Related to Our Operations

We have no proven or probable reserves on our Chandalar property and we may never identify any commercially viable mineralization.

We have no probable or proven reserves, as defined in SEC Industry Guide 7, on our Chandalar gold exploration property. On April 20, 2008, we received an internal report by an independent registered mining engineer hired by us to make a preliminary economic assessment of our alluvial gold deposit on the Little Squaw Creek drainage located on the Company’s wholly owned Chandalar, Alaska, mining property. A revised, more in-depth study of the engineer’s economic scoping study was submitted on January 29, 2009. It concludes that continued drilling exploration and mineral engineering studies of the gold-bearing gravels on Little Squaw Creek to determine the economic viability of mining them is justified. We believe the deposit can be substantially expanded through additional drilling and that an increase in its size would significantly increase the postulated mine life and lower projected unit costs.

The economic assessment study was done by an independent licensed mining engineer experienced in the operation of Alaskan alluvial gold mines. The results of the study are based on data from 100 drill holes and were made using the cross sectional resource calculation method that is described in detail in the Society for Mining, Metallurgy, and Exploration, Inc. (SME) Mining Engineering Handbook.

We do not purport to have an SEC Industry Guide 7 compliant mineral reserve on our Chandalar, Alaska mining property. We, however, believe that an important quantity of mineralized material has been defined by our drilling and the past two seasons of mining and producing gold from the alluvial deposit.

We have no history of commercial production.

We have no history of commercial production and have carried on our business at a loss. Small scale placer and lode miners have historically produced limited amounts of gold on the Chandalar property. The recorded historical production since 1904 totals 86,581 ounces of fine gold (not all of the gold production has been recorded). Between 1979 and 1999 we were paid an 8% in kind production royalty of 1,246.14 ounces of gold on 15,735.54 ounces of “raw” gold mined by our placer miner lessees. Between 1970 and 1983 lode production from operations of our lessees was 8,192 ounces of fine gold produced from 11,884 tons of mined rock. Historical records in the Company’s files contain engineering reports showing the amount of remaining mineralized material in the lodes to be at least 17,646 tons at a grade of 1.50 ounces of gold per ton. In 2009 the Company successfully completed an alluvial gold mining test on the property in lower Little Squaw Creek, now known as the Little Squaw Creek Gold Mine. The test mining operation yielded about 500 ounces of fine gold. In 2010 the Company expanded the mine into small scale production. By the end of the 2010 mining season we had produced approximately 1,522 ounces of fine gold and 259 ounces of fine silver from 1,906 ounces of “raw” gold concentrates. It is uncertain if we can continue mining at this rate, and the establishment of a large scale mining operation at Chandalar will require the commitment of substantial resources toward exploration work and the completion of economic feasibility studies. We currently do not have sufficient funds to completely explore the property nor to complete a mining feasibility study should important quantities of mineralization beyond that already known be found. We expect to incur substantial losses for the foreseeable future related to operating expenses, exploration activities and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment are retained as we continue exploration activities. The amounts and timing of expenditures will depend on the progress of ongoing exploration, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, our acquisition of additional properties, and other factors, many of which are beyond our control. We may not generate any revenues or achieve profitability.

We are in default under certain outstanding notes payable in gold as we were not able to satisfy our gold delivery obligations under such notes from our 2010 mining program.

At September 30, 2010, the Company had total notes payable in gold outstanding in the aggregate principal amount of $2,106,479 less discounts of $252,218 for a net liability of $1,855,261.  Under the notes, the Company was obligated to deliver 555.11 ounces of fine gold by October 31, 2010 and 989.49 ounces of alluvial gold (equivalent to approximately 861 ounces of fine gold) by November 1, 2010.  The notes also obligate the Company to deliver a further 488.72 ounces of fine gold by November 30, 2011.  The Company is currently in default under certain of the notes as the Company did not mine sufficient gold to meet its 2010 gold delivery obligations because it had to sell the gold it produced to fund mining operations.  The default terms of the notes require the Company to satisfy its delivery obligations by purchasing gold on the open market.  Until the Company has satisfied its gold delivery obligations under the notes, the Company is required to pay interest at the lesser of the prime rate plus 4% per annum or 8% compounded annually; which currently equates to approximately $94,903 per year.

Under six of the notes payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, totaling $600,037, the holders had the option to elect by October 20, 2010, to accelerate the delivery of the gold to October 31, 2010. Three holders of five of those notes totaling $500,037 elected to accelerate delivery to October 2010, and the balance of the five notes was classified as a current liability as of September 30, 2010. The Company was unable to satisfy delivery of gold to any contracts due on October 31, 2010 and on prior notes payable in gold due November 1, 2010, and is in default on these notes. The Company has agreed with the holders of the notes currently in default to convert the notes into common stock, with pricing represented by the value on October 31, 2010 of the 529.72 fine gold ounces due to holders at a price of $0.1575 per common share.  As a result, 4,543,861 common shares are acquirable upon conversion of these notes.

The Company remains in default on notes payable in gold that required delivery of 1,014.88 fine ounces of gold by October 31 and November 1, 2010. The Company is actively working with the remaining note holders to negotiate an extension to or alternative settlement of the notes and does not expect to be required to purchase gold on the open market to satisfy its delivery obligations.  A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

As the Company does not currently have sufficient funds to satisfy its delivery obligations by purchasing gold on the open market, unless the Company is able to renegotiate the notes, convert the notes to equity or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes.  If this occurs, investors may lose all or part of their investment in the Company.

We have future gold delivery obligations under certain outstanding notes and unless we can renegotiate the terms of the notes, convert the notes to equity, or produce enough gold to satisfy such gold delivery obligations, we will be forced to purchase gold in the open market or default on the notes.

At September 30, 2010, a portion of the Company’s notes payable in gold outstanding, with an aggregate principal amount of $553,333 less discounts of $116,103 for a net liability of $437,230, obligate the Company to deliver 488.72 ounces of fine gold by November 30, 2011.  The Company is not in default on these notes. Unless the Company can produce enough gold to satisfy such gold delivery obligations, renegotiate the terms of the notes, or convert the notes to equity, the Company may be forced to satisfy such delivery obligations by purchasing gold on the open market or default on the notes. In the current trend of rising gold prices, purchasing gold on the open market may be at a significant cost to the Company.  Unless the Company is able to satisfy the notes by delivery of gold, renegotiation, conversion, or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes and investors may lose all or part of their investment in the Company. A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

We are currently not in compliance with a mining permit on our Chandalar property which could delay the expansion of our mining operation and our ability to produce gold.

During 2009 and 2010 the Company engaged in permitted open pit mining operations on Little Squaw Creek.  The Small Mines permit on Little Squaw Creek restricts ground disturbance to a total maximum of five acres and requires a specified reclamation plan for the disturbed area to be completed prior to additional acreage being disturbed.  The Company’s mining operations have to-date disturbed approximately sixteen acres.  Consequently, the Company is currently not in compliance with the Small Mines permit for Little Squaw Creek.  The Company intends to achieve mining permit compliance by getting the Small Mines permit converted to, or re-issued as, an Individual Permit.  An Individual Permit allows for as much mining ground disturbance as needed but the application process is more costly and time consuming and there is no guarantee that the Company will be granted an Individual Permit.  The Company does not anticipate incurring any penalty for no longer being in compliance with the Small Mines permit.  However, further expansion of Little Squaw Creek will be delayed until the Company obtains an Individual Permit.  There is also no guarantee that the Company will be granted an Individual Permit for Little Squaw Creek.  Until the Company obtains an Individual Permit for the Little Squaw Creek, the Company’s ability to produce gold at Little Squaw Creek will be restricted.  This could impact the 2011 mining season and our ability to service notes payable in gold due in 2011.

Chandalar is located within the remote Arctic Circle region and exploration and production activities may be limited by climate and location.

While we have conducted test mining and small gold mining production in recent years, our current focus remains on exploration of our Chandalar property. With our current infrastructure at Chandalar, the arctic climate limits exploration activities to a summer field season that generally starts in early May and lasts until freeze up in mid-September. The remote location of our Chandalar property limits access and increases exploration expenses. Costs associated with such activities are estimated to be between 25% and 50% higher than costs associated with similar activities in the lower 48 states in the United States. Transportation and availability of qualified personnel is also limited because of the remote location. Higher costs associated with exploration activities and limitations for the annual periods in which we can carry on exploration activities will increase the costs and time associated with our planned activities and could negatively affect the value of our property and securities.

We may be required to raise additional capital to fund our exploration and production programs on the Chandalar property.

We are an early stage company and currently do not have sufficient capital to fully fund any long-term plan of operation at the Chandalar gold property. We will require additional financing in 2011 and beyond to fund exploration of and production on our properties, if warranted, to attain self-sufficient cash flows. We expect to obtain financing through various means including, but not limited to, private or public placement offerings of debt or our equity securities, the exercise of outstanding warrants, the sale of a production royalty, the sales of gold from future production, joint venture agreements with other mining companies, or a combination of the above. We estimate that we will require substantial additional financing thereafter, the level of which will depend on the results of our exploration work and recommendations of our management and consultants. Failure to obtain sufficient financing may result in delaying or indefinite postponement of exploration or even a loss of some property interest. Additional capital or other types of financing may not be available if needed or, if available, may not be available on favorable terms or terms acceptable to us. Failure to raise such needed financing could result in us having to discontinue our mining and exploration business.

Recent market events and conditions, including disruptions in the U.S. and international credit markets and other financial systems and the deterioration of the U.S. and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.

Beginning in late 2007, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, subprime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions caused a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and created a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had and continue to have a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations. Our access to additional capital may not be available on terms acceptable to us or at all.

Our mineralized material estimate is based on a limited amount of drilling completed to date.

The internal report of Paul L. Martin on the mineralized material estimate and data analysis for the Little Squaw Creek Alluvial Gold Deposit on our Chandalar property is based on a limited amount of drilling completed during our 2006 and 2007 drilling programs. These estimates have a high degree of uncertainty. While we plan on conducting further drilling programs on the deposit, we cannot guarantee that the results of future drilling will return similar results or that our current estimate of mineralized materials will ever be established as proven and probable reserves as defined in SEC Industry Guide 7. Any mineralized material or gold resources that may be discovered at Chandalar through our drilling programs may be of insufficient quantities to justify commercial operations.

Our exploration activities may not be commercially successful.

Our operations are focused on mineral exploration, which is highly speculative in nature, involves many risks and is frequently non-productive. Unusual or unexpected geologic formations and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the conduct of exploration programs. The focus of our current exploration plans and activities is conducting mineral exploration and deposit definition drilling at Chandalar. The success of this gold exploration is determined in part by the following factors:

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identification of potential gold mineralization based on analysis;

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availability of government-granted exploration permits;

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the quality of our management and our geological and technical expertise; and

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capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to determine metallurgical processes to extract metal, and to establish commercial mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit at Chandalar would be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. Any mineralized material or gold resources that may be discovered at Chandalar may be of insufficient quantities to justify commercial operations.

Actual capital costs, operating costs, production and economic returns may differ significantly from those anticipated and there are no assurances that any future development activities will result in profitable mining operations.

We have limited operating history on which to base any estimates of future operating costs related to any future development of our properties. Capital and operating costs, production and economic returns, and other estimates contained in pre-feasibility or feasibility studies may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs for any future development activities will not be higher than anticipated or disclosed.

Exploration activities involve a high degree of risk.

Our operations on our properties will be subject to all the hazards and risks normally encountered in the exploration for deposits of gold. These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability. Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations at Chandalar indicate that care must be taken to ensure that proper mineral grade control is employed and that proper steps are taken to ensure that the underground mining operations are executed as planned to avoid mine grade dilution, resulting in uneconomic material being fed to the mill. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties which could lead to failure of the operation.

If we make a decision to exploit our Chandalar property and build a large gold mining operation based on existing or additional deposits of gold mineralization that may be discovered and proven, we plan to process the resource using technology that has been demonstrated to be commercially effective at other geologically similar gold deposits elsewhere in the world. These techniques may not be as efficient or economical as we project, and we may never achieve profitability.

We may be adversely affected by a decrease in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals. Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any economic assessment estimates of mineralized material on our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated quantities of commercially viable mineralized material at Chandalar and would affect only the resultant cash flow. Because any future mining at Chandalar would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there.

Mineralized material calculations and life-of-mine plans, if any, using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased reclamation and closure charges.

In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project. Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall. Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

Title to our property may be subject to other claims.

There may be valid challenges to the title to properties we own or control that, if successful, could impair our exploration activities on them. Title to such properties may be challenged or impugned due to unknown prior unrecorded agreements or transfers or undetected defects in titles.

A major portion of our mineral rights, represented by the Chandalar property, consist of “unpatented” lode mining claims created and maintained on deeded state lands in accordance with the laws governing Alaska state mining claims. We have no unpatented mining claims on federal land in the Chandalar mining district, but do have unpatented state mining claims. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of complex federal and state laws and regulations. Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal and state governments. In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented state mining claims.

An important part of our Chandalar property is patented federal mining claims owned by us, except for a 2% in-kind mineral production royalty held by the estate of our former management (Anderson Partnership). Patented mining claims, which are real property interests that are owned in fee simple, are subject to less risk than unpatented mining claims. We have done a title chain search of the Company’s patented federal mining claims and believe we are the owner of the private property, and that the property is free and clear of liens and other third party claims except for the 2% mineral production royalty.

We have attempted to acquire and maintain satisfactory title to our Chandalar mining property, but we do not normally obtain title opinions on our properties in the ordinary course of business, with the attendant risk that title to some or all segments our properties, particularly title to the State of Alaska unpatented mining claims, may be defective. We do not carry title insurance on our patented mining claims.

In December 2008, we received favorable verdicts from the Alaska Superior Court to settle a civil complaint we filed on February 16, 2007, against Gold Dust Mines, Inc., and its sole owners, Delmer M. Ackels and Gail E. Ackels (defendants). The court’s final judgment reflects the findings of the jury and was entered in favor of us on March 9, 2009, finding the defendants in trespass on our mining claims. The judgment quieted title to all our contested mining claims and all other mining claims staked in 2003 by the defendants in the name of Goldrich, ejected the defendants from all of our mining claims and dismissed their counterclaim with prejudice. In May 2009, the defendants appealed Goldrich's final judgment in the Superior Court litigation to the Alaska Supreme Court. The parties filed briefs with the court and subsequently completed oral arguments on November 22, 2010. The defendants filed a second Alaska Supreme Court appeal in June 2010, appealing the Superior Court Final Judgment for Post-Judgment Reclamation Costs. There is a possibility that the Alaska Supreme Court will consolidate the two appeals, which may delay the decision in the primary appeal.

The Alaska Superior Court awarded us quiet title to 5 of our claims that had been overstaked by the defendants. In addition, we were awarded quiet title to 3 additional claims on Little Squaw Creek and 17 claims on upper Big Creek, all of which were staked by the defendants during the term of an existing mining lease with us. The closest of the defendants’ remaining 9 claims on lower Big Creek were purchased by us from a third party who purchased them at a public auction where we had forced the sale of the defendants’ personal property to satisfy the original Final Judgment from 2009. The defendants have been effectively evicted from the mining district, and control of a mining camp to which we hold title has been returned to us. The ruling of the court removed the risk of significant disruption to our exploration program if the defendants had been successful in the litigation. The contested mining claims were a small portion of our Chandalar property and, while we believed them to be not material to the property’s exploration potential, our ability to work our other claims in the district has been strengthened as a result of the successful defense of title to all of our claims.

A complete discussion of the complaint we filed against the defendants Mr. & Mrs. Ackels and their company, Gold Dust Mines, Inc., appears in the Legal Proceedings section of this document.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our Chandalar property. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement a plan that may not lead to commercially viable operations in the future.

We depend on a single property - the Chandalar property.

Our only mineral property at this time is the Chandalar property. We are dependent upon making a gold deposit discovery at Chandalar for the furtherance of the Company at this time. Should we be able to make an economic find at Chandalar, we would then be solely dependent upon a single mining operation for our revenue and profits, if any.

Government regulation may adversely affect our business and planned operations.

Our mineral exploration activities are subject to various laws governing prospecting, mining, development, production, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters in the United States. New rules and regulations may be enacted or existing rules and regulations may be applied in a manner that could limit or curtail exploration at our two properties. The economics of any potential mining operation on our properties would be particularly sensitive to changes in the federal and State of Alaska's tax regimes.

At present, Alaska has a 7% net profits mining license tax on all mineral production (AS 43.65), a 3% net profits royalty on minerals from state lands (AS 38.05.212) (where we hold unpatented state mining claims), and a graduated annual mining claim rental beginning at $0.50/acre. Alaska state corporate income tax is 9.4% if net profit is more than a set threshold amount. Alaska has an exploration incentive credit program (AS 27.30.010) whereby up to $20 million in approved accrued exploration credits can be deducted from the state mining license tax, the state corporate income tax, and the state mining royalty. All new mining operations are exempt from the mining license tax for 3 1/2 years after production begins. This generally favorable state tax regime could be reduced or eliminated. Such an event could materially hinder our ability to finance the future exploitation of any gold deposit we might prove-up at Chandalar, or elsewhere on State of Alaska lands. Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future production costs, or could result in abandonment or delays in establishing operations at our Chandalar property.

Our activities are subject to environmental laws and regulation that may materially adversely affect our future operations, in which case our operations could be suspended or terminated.

We are subject to a variety of federal, state and local statutes, rules and regulations in connection with our exploration activities in the United States where our property is located. We are required to obtain various governmental permits to conduct exploration at our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, plans of operation, and properties in that we may not be able to proceed with our exploration programs.

Federal legislation and regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management (“BLM”), Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration and mining operations within the United States. These regulations will make the process for preparing and obtaining approval of a plan of operations much more time-consuming, expensive, and uncertain. Plans of operation will be required to include detailed baseline environmental information and address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to review by the BLM, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated.

U.S. federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring and mining our properties. Compliance with statutory environmental quality requirements described above may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Our Chandalar property does not include any federal lands, and therefore we do not file plans of operations with the BLM. However, we are subject to obtaining watercourse diversion permits from the U.S. Army Core of Engineers.

Title to our properties may be defective.

We hold certain interests in our sole property, Chandalar, Alaska, in the form of State of Alaska unpatented mining claims. We hold no interest in any unpatented U.S. federal mining claims at Chandalar or elsewhere. Alaska state unpatented mining claims are unique property interests, in that they are subject to the paramount title of the State of Alaska, and rights of third parties to uses of the surface within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The rights to deposits of minerals lying within the boundaries of the unpatented state claims are subject to Alaska Statues 38.05.185 – 38.05.280, and are governed by Alaska Administrative Code 11 AAC 86.100 – 86.600. The validity of all State of Alaska unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to matters such as:

•

The existence and sufficiency of a discovery of valuable minerals

•

Proper posting and marking of boundaries in accordance state statutes;

•

Making timely payments of annual rentals for the right to continue to hold the mining claims in accordance with state statutes

•

Whether sufficient annual assessment work has been timely and properly performed and recorded; and

•

Possible conflicts with other claims not determinable from descriptions of records.

The validity of an unpatented mining claim also depends on (1) the claim having been located on Alaska state land open to appropriation by mineral location, which is the act of physically going on the land and making a claim by putting corner stakes in the ground, (2) compliance with all applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and (3) timely payment of annual claim rental fees, and (4) the timely filing and recording of proof of annual assessment work. In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. We are diligently working and are in actual possession of all of our mining claims comprising our Chandalar, Alaska property. The unpatented state mining claims we own or control there may be invalid, or the title to those claims may not be free from defects. In addition, the validity of our claims may be contested by the Alaska state government or challenged by third parties.

Future legislation and administrative changes to the mining laws could prevent us from exploring and operating our properties.

New Alaska state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities. Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations. We are at this time unaware of any proposed Alaska state or U.S. federal laws and regulations that would have an adverse impact on the future of our Chandalar, Alaska mining property.

We do not insure against all risks.

Our insurances will not cover all the potential risks associated with our operations. We may also be unable to maintain insurances to cover these risks at economically feasible premiums. Insurance coverages may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurances against risks such as environmental pollution or other hazards as a result of exploration and production are not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards for which we may not be insured against or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition and results of operations.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration stage properties, or properties capable of producing precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors. At our sole property, Chandalar Alaska, we face no other competitors at this time.

Our ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany our consolidated financial statements for the year ended December 31, 2009, disclose a ‘going concern’ qualification to our ability to continue in business. The consolidated financial statements for the period then ended have been prepared under the assumption that we will continue as a going concern. Such assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of continuing losses in the interim periods of 2010, we have not yet successfully exited this going concern condition. As shown in the consolidated financial statements for the year ended December 31, 2009, and on the statements for the nine-month period ended September 30, 2010, we incurred losses and negative cash flows from operating activities for the year then ended, and at December 31, 2009 and September 30, 2010, did not have sufficient cash reserves to cover normal operating expenditures for the respective following 12 months. We also had negative working capital of approximately $801,978 and $2,100,805 at December 31, 2009 and September 30, 2010, respectively, and are currently in default under certain notes payable in gold. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to produce enough gold to satisfy our obligations under our notes payable in gold, to obtain additional financing as may be required, or ultimately to attain profitability. Potential sources of cash, or relief of demand for cash, include additional external debt, the sale of shares of our stock, the forward sale of planned gold production at our Chandalar property, or alternative methods such as mergers or sale of our assets. No assurances can be given, however, that we will be able to obtain any of these potential sources of cash. We currently require additional cash funding from outside sources to sustain existing operations and to meet current obligations and ongoing capital requirements.

We have sufficient cash to fund our administrative operations until approximately April of 2011. To assure our continuing operations, we will need to raise additional funds through debt or identified equity sources in 2011.

We are dependent on our key personnel.

Our success depends in a large part on our key executives: William Schara, our President and CEO, Richard R. Walters, our Vice-President and COO, and Ted Sharp, our Corporate Secretary and Chief Financial Officer. These three officers are the management personnel and the loss of their services could have a material adverse effect on us. Mr. Walters has given notice of his intent to retire for health and other personal reasons from his executive position held with us to be effective on January 1, 2011. He will continue as a director of the Company and remain available on a consulting basis to continue to perform functions critical to our operations until such time as a replacement officer is found. Any negative effect of his resignation is anticipated to be minimal.

We down-sized our operations management in 2008 for lack of funds to continue development of our property assets, and layed off our Vice President of Exploration, and our Vice President of Operations and Chandalar Project Manager. The loss of their services was not critical to sustaining the Company in its then-current caretaking mode. At the point in time that we again undertake mineral exploration activities, we will need to replace these functions with someone possessing similar skills. Our ability to manage our mineral exploration activities at our Chandalar gold property or other locations where we may acquire mineral interests will depend in large part on the efforts of these individuals. We may face competition for qualified personnel, and we may not be able to attract and retain such personnel. Messrs Walters and Sharp are licensed professional independent contractors, with business management and consulting interests that are independent of the consulting agreements they currently have in place with the Company—they are not employees of the Company.

Richard R. Walters, our Chief Operating Officer, and Ted Sharp, our Chief Financial Officer, do not dedicate 100% of their time on our business.

William V. Schara, our Chief Executive Officer, devotes 100% of his time to company business. Richard R. Walters, our Chief Operating Officer, provides services under a consulting arrangement, which permits him to provide services to other companies. Mr. Walters also serves as a director and Executive Vice President of Marifil Mines Limited, a public company traded on the Toronto Ventures Exchange, with properties in Argentina. Historically, Mr. Walters has dedicated approximately 80% of his business time to Goldrich. Mr. Walters has given notice of his intent to retire from his executive positions with us effective January 1, 2011, but will continue as a director and to work for us on an as-needed basis as a technical and business consultant. Ted Sharp, our Chief Financial Officer, also provides services under a consulting arrangement, which permits him to provide services to other companies. Mr. Sharp dedicates approximately 50% of his business time to Goldrich, and currently provides consulting services to a variety of small business clients, which may detract from the time Mr. Sharp can spend on our business. Mr. Walters and Mr. Sharp often conduct business remotely by internet communication. In the event of a failure of laptop or telecommunications, or at times of internet connection disruption, Mr. Walters and Mr. Sharp’s ability to communicate with other company personnel or conduct company transactions may be obstructed.

Our officers and directors may have potential conflicts of interest due to their responsibilities with other entities.

The officers and directors of the Company serve as officers and/or directors of other companies in the mining industry, which may create situations where the interests of the director or officer may become conflicted. The consulting arrangements of Mr. Walters and Mr. Sharp allow them to provide services to other companies. One of our key officers, Mr. Walters, consults for other mining companies. He is an officer and director of Marifil Mines Limited, a Canadian public company listed on the Toronto Ventures Exchange. The companies to which Mr. Walters and Mr. Sharp provide services may be potential competitors with the Company at some point in the future. The directors and officers owe the Company fiduciary duties with respect to any current or future conflicts of interest.

The market for our common shares has been volatile in the past, and may be subject to fluctuations in the future.

The market price of our common stock has ranged from a high $0.49 and a low $0.13 during the twelve month period ended September 30, 2010. The market price for our common stock closed at $0.31 on December 31, 2010. The market price of our common stock may fluctuate significantly from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many exploration stage companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

We have convertible securities outstanding, which if fully exercised could require us to issue a significant number of shares of our common stock and result in substantial dilution to existing shareholders.

As of December 31, 2010, we had 52,935,398 shares of common stock issued and outstanding. We may be required to issue the following shares of common stock upon exercise of options and warrants or conversion of convertible securities:

•

3,065,000 shares of common stock issuable upon vested exercise of options outstanding as of December 31, 2010;

•

2,550,000 shares of common stock issuable upon conversion of preferred shares outstanding as of December 31, 2010;

•

7,280,135 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 2010; and

•

4,543,861 shares of common stock issuable upon conversion of notes payable in gold to shares of common stock as of December 31, 2010

If these convertible and exercisable securities are fully converted or exercised, we would issue an additional 17,438,996 shares of common stock, and our issued and outstanding share capital would increase to 70,374,394 shares. The convertible securities are likely to be exercised or converted at the time when the market price of our common stock exceeds the conversion or exercise price of the convertible securities. Holders of such securities are likely to sell the common stock upon conversion which could cause our share price to decline.

Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” Subject to certain exceptions, a penny stock generally includes any non-NASD equity security that has a market price of less than $5.00 per share. The market price of our common stock on the FINRA OTCBB during the twelve month period ended September 30, 2010, ranged between a high of $0.49 and a low of $0.13, and our common stock is deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or “accredited investor,” generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends, except as required by the terms of the Series A Convertible Preferred Shares.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued growth of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market. The terms of the Series A Convertible Preferred Shares require payment of a dividend to the holders at the time they convert their shares; however, this dividend can and likely will be paid in the form of additional shares of common stock sufficient to satisfy the dividend provision.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable.

USE OF PROCEEDS

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

Our common stock is quoted on the FINRA OTCBB. The actual offering price of the shares of common stock covered by this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Security Holders. The offering price will thus be determined by market factors and the independent decisions of the Selling Security Holders.

DILUTION

The common stock to be sold by the Selling Security Holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 15,695,927 shares of our common stock by Selling Security Holders.

The shares issued to the Selling Security Holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holders. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See the “Plan of Distribution” section of this document.

Each of the Selling Security Holders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holders and any agents or broker-dealers that participate with the Selling Security Holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holder Information

The following sets forth information related to the Selling Security Holders who own or have the right to acquire an aggregate of 36,277,428 shares of our common stock, 15,695,927 of which are covered in this prospectus.

At December 31, 2010 we had 52,935,398 shares of common stock issued and outstanding.

	Before Offering		After Offering
	Total Number of Shares Beneficially Owned (a)	Percentage of Shares Owned (a)	Number of Shares Offered	Shares Owned After Offering (b)(c)	Number of Shares owned after Offering(c)
Archer Equity Fund(1) 150 S. Broadway Ave. Wayzata, MN 55391	1,050,000	1.98%	1,050,000	-	0.00%
Archer Focus Fund LLC(2) 150 S. Broadway Ave. Wayzata, MN 55391	450,000	0.85%	450,000	-	0.00%
Atwood, John & Annette Trinity Commercial Development, LLC One Ferndale Ave Sewickwey, PA 15143	499,999	0.94%	499,999	-	0.00%
BHL Partners(3) 6 Old Hill Rd Westport, CT 06880	62,500	0.12%	62,500	-	0.00%
Brandolini, Nuno C/O Superior Capital Partners 245 Fifth Ave, 25th Fl New York, NY 10016	500,001	0.94%	500,001	-	0.00%
Cavanaugh, Gerald D. 532 Ferndale Road West Wayzata, MN 55391	100,000	0.19%	100,000	-	0.00%
Cobach Partners, LLC C/O Terry A. Lynner, Member 6505 Shawnee Circle Edina, MN 55439	375,000	0.71%	375,000	-	0.00%
Fausti, Edward A. 690 Riverknoll Dr Marietta, GA 30067	12,500	0.02%	12,500	-	0.00%
Fish, James, Former Director 6923 S. Woodfield Spokane, WA 99223	10,000	0.02%	10,000	-	0.00%
Forza Partners 2 LP(4) 2759 NW Crossing Dr. Suite 205 Bend, OR 97701	970,337	1.83%	50,000	920,337	1.74%
Forza Partners LP(5) 2760 NW Crossing Dr. Suite 205 Bend, OR 97701	7,373,110	13.93%	50,018	7,323,092	13.83%
Frazier, Louisa H. 2245 Tamal Pais Ave. El Cerrito, CA 94530	37,500	0.07%	37,500	-	0.00%
Gales, Robert 10653 Wayzata Blvd #250 Hopkins, MN 55305	374,998	0.71%	374,998	-	0.00%
Gustafson, James 1175 Summit Barrington, IL 60010	15,000	0.03%	15,000	-	0.00%
Irish, Simon 1 Union Sq. South Apt 14L New York, NY 10003	61,500	0.12%	61,500	-	0.00%
McCarthy, Kevin R. C/O Scorpion Capital Partners 9 Daniel Ct. Westport, CT 06880	500,001	0.94%	500,001	-	0.00%
McIver, Christopher 7030 East Sierra Morena Circle Mesa, AZ 85207	499,999	0.94%	499,999	-	0.00%
Murphy, Ruth 442 Summit Ave. #7 St. Paul, MN 55102	249,999	0.47%	249,999	-	0.00%

NGB Nominees(6) 5 Churchfields The K Club Straffan Kildare, Ireland	7,787,037	14.71%	100,000	7,687,037	14.52%
Northland Securities(f) 45 S. 7th St #2500 Minneapolis, MN 55402-1654	739,717	1.40%	739,717	-	0.00%
Patel, Rohit 4152 Casper Way Napa, CA 94558	330,000	0.62%	330,000	-	0.00%
Pesek, Tom & Maureen 2610 Ashley Torrence New Brighton, MN 55112	249,999	0.47%	249,999	-	0.00%
Robert Rosenthal Rev. Trust(7) PO Box 673001 Dallas, TX 75267-3001	124,999	0.24%	124,999	-	0.00%
Rosenthal, Joel 15416 Elm Rd. Maple Grove, MN 55311	1,216,158	2.30%	299,998	916,160	1.73%
Rudman, Wolfe 1700 Pacific Ave. Ste. 4700 Dallas, TX 75201	50,000	0.09%	50,000	-	0.00%
Sandberg, Janise (J. Ebisch) 12108 N. Forker Rd Spokane, WA 99217	12,500	0.02%	12,500	-	0.00%
Schaeder, William C. 14777 Summer Oaks Dr. Wayzata, MN 53391	249,999	0.47%	249,999	-	0.00%
Scharf, Lawrence 23 High Ridge Rd Redding, CT 06896	7,500	0.01%	7,500	-	0.00%
Town, Gaylord & Wandee 45-116 Halliday Place Kanoche, Hawaii 98744	292,500	0.55%	292,500	-	0.00%
Raymond E. Goff Rev. Trust(8) dated 2/16/1983 PO Box 313 Sims, MT 59477	300,000	0.57%	300,000	-	0.00%
Jeffrey A. Beuche IRA 1118 Quince Ave. Boulder, CO 80304	60,000	0.11%	60,000	-	0.00%
Laurence A. Rudnicki 14232 Straight Path Lane Larkspur, CO 80118	200,000	0.38%	200,000	-	0.00%
Gary M. Godde 1793 Bitterbrush Ct. Gardnerville, NV 89410	100,000	0.19%	100,000	-	0.00%
Walter & Ofelia Holzinger 19455 Kilfinan St. Northridge, CA 91326	100,000	0.19%	100,000	-	0.00%
Stan Rittenhouse 236 Northview Circle Warrenton, VA 20186	100,000	0.19%	100,000	-	0.00%
William Butcher, Jr. 1583 McGraw Lane Howell, MI 48843	100,000	0.19%	100,000	-	0.00%
Biff Dodson 807 Escondido Dr. Umpqua, OR 97486	100,000	0.19%	100,000	-	0.00%
John Sheldon 705 Sunrise Cheney, WA 99004	100,000	0.19%	100,000	-	0.00%
Dante Gallinetti 137 Ortega Ave. Mt. View, CA 94040	200,000	0.38%	200,000	-	0.00%
Anthony Godde PO Box 1152 Lancaster, CA 93584	100,000	0.19%	100,000	-	0.00%
Roger J. Ciapara Trust(9) PO Box 399 Fruitport, MI 49415	119,700	0.23%	119,700	-	0.00%
Andrew Barrett 24324 Tum Tum Dr. Liberty Lake, WA 99019	60,000	0.11%	60,000	-	0.00%

Sharon F. Detjens 230 Willow Lake Dr. Martinez, CA 94553	100,000	0.19%	100,000	-	0.00%
Barbara Heldridge PO Box 948 Llano, TX 78643	100,000	0.19%	100,000	-	0.00%
James Ladner Alte Landstrassel CH-8802 Kilchberg, Switzerland	800,000	1.51%	800,000	-	0.00%
Gene Higdem 5526 Cynthia Coeur d'Alene, ID 83815	100,000	0.19%	100,000	-	0.00%
James Warmack 1609 Manana St. Austin, TX 78730	100,000	0.19%	100,000	-	0.00%
James Marchione 310 Lakewood Drive Stoughton, MA 02072	200,000	0.38%	200,000	-	0.00%
Robert Cell 840 Hamilton Ave. Palo Alto, CA 94301	300,000	0.57%	300,000	-	0.00%
Robert Heckler 4616 Tello Path Austin, TX 78749	100,000	0.19%	100,000	-	0.00%
Christopher Bowring & Fiona Bowring PO Box 1641 Grand Cayman, Cayman Islands KY1-1109	60,000	0.11%	60,000	-	0.00%
PFL Ventures, LLP(10) PO Box 1889 Coeur d'Alene, ID 83816	60,000	0.11%	60,000	-	0.00%
Cougar Valley, LLC(11) 905 S. Jarvis Rd. Coeur d'Alene, ID 83814	400,000	0.76%	400,000	-	0.00%
Greg Gervais 4773 W. Mill River Ct. Coeur d'Alene, ID 83814	100,000	0.19%	100,000	-	0.00%
Chad Oakland 3808 Cicloview Ct. Coeur d'Alene, ID 83814	60,000	0.11%	60,000	-	0.00%
Alexander Crombie West Hall, Cupar, Fife, Scotland KY15 4NA	444,444	0.84%	444,444	-	0.00%
Marguerite Ladner Alte Landstrassel CH-8802 Kilchberg, Switzerland	200,000	0.38%	200,000	-	0.00%
Tad S. Renfert 3722 Arapaho Court Verona, WI 53593	222,222	0.42%	222,222	-	0.00%
Davycrest Nominees 49 Dawson St Dublin 2 Ireland	333,334	0.63%	333,334	-	0.00%
Brian A. Cook 203 S. Cmmercial St. Clark, South Dakota 57225	100,000	0.19%	100,000	-	0.00%
Bret A. Dirks Retirement Trust(12) 850 W. Ironwood Dr. Coeur d'Alene, ID 83814	500,000	0.94%	500,000	-	0.00%
Ron Nicklas IRA(e) E. 6307 Garwood Rd. Hayden Lake, ID 83835	300,000	0.57%	300,000	-	0.00%
Stephen Saffold 1999 13th Ave. Sacramento, CA 95831	500,000	0.94%	500,000	-	0.00%
Robert J. Worrell PO Box 2150 Thompson Falls, MT 59873	200,000	0.38%	200,000	-	0.00%
James Swab 1215 Harper Ave. Woodlyn, PA 19094	400,000	0.76%	400,000	-	0.00%
St. Gemain Partners, Ltd. (13) 11942 Riverview Dr. Houston, TX 77077	100,000	0.19%	100,000	-	0.00%

Jeff Greene 2850 Williams Rd. Walla Walla, WA 99362	60,000	0.11%	60,000	-	0.00%
John A. Pring 15404 E. Springfield Ave. #200 Spokane Valley, WA 99037	300,000	0.57%	300,000	-	0.00%
David A. Kocyba 10417 SE 219th St. Kent, WA 98031	60,000	0.11%	60,000	-	0.00%
Don Kennedy PO Box 823170 Vancouver, WA 98682	100,000	0.19%	100,000	-	0.00%
Malcolm Duncan Jr. PO Box 8052 Waco, TX 76714	100,000	0.19%	100,000	-	0.00%
Fred Thysell 1416 Jesica Drive Selah, WA 98942	100,000	0.19%	100,000	-	0.00%
Brian Cook Roth IRA 203 S. Commercial St. Clark, SD 57225	200,000	0.38%	200,000	-	0.00%
Total	36,277,428	68.53%	15,695,927	20,581,501	38.88%

* Less than 1%.

(a)

All percentages are based on 52,935,398 shares of common stock issued and outstanding on December 31, 2010. Beneficial ownership is calculated by the number of shares of common stock that each Selling Security Holder owns or controls or has the right to acquire within 60 days of December 31, 2010.

(b)

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling Security Holders are not required to sell their shares.

(c)

Assumes that all shares registered for resale by this prospectus have been issued and sold.

(d)

Forza PartnersLP and Forza Partners 2 LP are related companies under common ownership and management and are affiliates of the Company. The general manager of both companies, David Atkinson, is an individual shareholder and a director of the Company. There are 6,402,765 shares of common stock beneficially owned by this related group, which are listed in the Forza Partners 2 LP line of the two investment companies above.

(e)

Ron Nicklas is a broker dealer and managing member of Pennaluna, Inc. His firm acted as agent for the Company in the private placement completed in December 2010.

(f)

Northland Securities is a broker dealer and acted as agent for the Company in private placements completed in 2010.

(1)

Archer Equity Fund is a private investment company.  Steve Markusen has sole investment and voting control over these securities.

(2)

Archer Focus Fund LLC is a private limited liability company.  Steve Markusen has sole investment and voting control over these securities.

(3)

BHL Partners is a limited partnership.  Bradley Lamensdorf has sole investment and voting control over these securities.

(4)

Forza Partners 2 LP is a private hedge fund.  David Atkinson has sole investment and voting control over these securities. Mr. Atkinson is a director of Goldrich Mining Company.

(5)

Forza Partners LP is a private hedge fund.  David Atkinson has sole investment and voting control over these securities. Mr. Atkinson is a director of Goldrich Mining Company.

(6)

NGB Nominees is a private investment fund.  Nicholas Gallagher has sole investment and voting control over these securities.

(7)

Robert Rosenthal Rev. Trust is a private trust fund.  Robert Rosenthal has sole investment and voting control over these securities.

(8)

Raymond E. Goff Rev. Trust dated 2/16/1983 is a private trust fund.  Raymond E. Goff has sole investment and voting control over these securities.

(9)

Roger J. Ciapara Trust is a private trust fund.  Roger J. Ciapara has sole investment and voting control over these securities.

(10)

PFL Ventures, LLP is a private company.  John Worrell has sole investment and voting control over these securities.

(11)

Cougar Valley, LLC is a limited liability company.  John Swallow has sole investment and voting control over these securities.

(12)

Bret A. Dirks Retirement Trust is a private trust fund.  Bret A. Dirks has sole investment and voting control over these securities.

(13)

St. Germain Partners, Ltd. is a limited partnership.  James Kirkham has sole investment and voting control over these securities.

Except as noted above and based on information provided to us, none of the Selling Security Holders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the Selling Security Holders are affiliated with or have been affiliated with us or any of our predecessors or affiliates during the past three years.

Transactions with Selling Security Holders

Notes Payable in Gold:

During the three months ended December 31, 2009 and the nine months ended September 30, 2009, the Company issued notes payable in gold in principal amounts totaling $915,037, for a total liability of $1,126,314 net of $211,277 in discounts. The sales of gold were made under an Alluvial Gold Forward Sales Contract and its associated Confirmation Letter with each purchaser of the alluvial gold yet to be produced. Further details of these notes may be found in Note 4 of the Company’s financial statements for the period ended September 30, 2010 contained within the Form 10-Q.

For each dollar of note payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, the holder received one half of a Class E common stock purchase warrant. As a result, 457,518 Class E warrants were issued. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue. In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

Under six of the notes payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, totaling $600,037, the holders had the option to elect by October 20, 2010, to accelerate the delivery of the gold to October 31, 2010. The holders of five of those notes totaling $500,037 elected to accelerate delivery to October 2010, and the balance of the five notes was classified as a current liability as of September 30, 2010. The Company was unable to satisfy delivery of gold on the five notes due on October 31, 2010 and on prior notes payable in gold due November 1, 2010, and is in default on these notes. The Company has agreed with the holders of the notes currently in default to convert the notes into common stock, with pricing represented by the value on October 31, 2010 of the 529.72 fine gold ounces due to each holder at a price of $0.1575 per common share.  As a result, 4,543,861 common shares are acquirable upon conversion of these notes.

The Company remains in default on notes payable in gold that required delivery of 1,014.88 fine ounces of gold by October 31 and November 1, 2010. The Company is actively working with the remaining note holders to negotiate an extension to or alternative settlement of the notes and does not expect to be required to purchase gold on the open market to satisfy its delivery obligations.

Unit Private Placement:

On December 17, 2010, the Company issued 4,169,850 units, at a price of $0.18 per unit, for net proceeds of approximately $677,000 in a private placement to investors. Each unit consists of one share of common stock and one Class G common stock purchase warrant. Each warrant is exercisable to purchase one additional common share at $0.36 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.72 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Company granted resale registration rights to such investors, which will require the Company to file a registration statement with the SEC regarding the resale of the common shares issued as part of the units and the common shares issuable upon exercise of the warrants within 60 days of the final closing date of the unit offering.

Between March 19, 2010 and August 29, 2010, the Company issued 4,105,998 units, at a price of $0.30 per unit, for net proceeds of $1,132,774 in a private placement to investors. Each unit consists of one share of common stock and one-half Class F common stock purchase warrant. As a result, 2,052,995 Class F warrants were issued. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the Company’s common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The common shares which were issued as part of the units have been, or shortly will be held for more than 6 months, are or will be shortly freely tradable, and are included in this registration statement. As part of this placement, the Company issued 139,945 shares of common stock and 599,772 Class F-2 Warrants to a selling agent for commissions, all of which are included in the registration statement.

The proceeds of the private placements were used for general corporate working capital purposes.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holders. When we refer to Selling Security Holders, we intend to include donees and pledgees selling shares received from a named Selling Security Holder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. Sales of shares may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holders.

The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the Selling Security Holders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum six-month holding period.

Upon being notified by any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each Selling Security Holder(s) and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Goldrich Mining Company is authorized to issue 200,000,000 shares of common stock, $0.10 par value, and 10,000,000 shares of preferred stock, no par value.

Common Stock

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of shareholders. No holder of our common stock may cumulate votes in voting for our directors.

Subject to the rights of the holders of any our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by the our board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of our corporation, will be entitled to share equally and ratably in the assets available for distribution to our shareholders. No holder of our common stock will have any preemptive right to subscribe for any of our securities.

Our common stock is quoted on the Over the Counter Bulletin Board under the trading symbol “GRMC.”

Other Securities

Preferred Stock

Our directors are authorized by our Articles of Incorporation to issue, by resolution and without any action by our shareholders, up to 10,000,000 shares of preferred stock, no par value , in one or more series, and our directors may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

As of the date of this filing, the directors have designated 1,000,000 shares of Series A Preferred Stock, no par value, with the following rights and preferences:

•

Liquidation Preference: Upon a liquidation event, an amount in cash equal to $2.00 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled shall be paid prior to liquidation payments to holders of Company securities junior to the Series A Preferred Stock.

•

Voting: Each holder of Series A Preferred Stock shall be entitled to vote on all matters upon which holders of common stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series A Preferred Stock could be converted.

•

Conversion: Any share of Series A Preferred Stock may, at the option of the holder, be converted at any time into such number of fully-paid and non-assessable shares of common stock as is equal to $1.00 divided by $0.16667 per share. The Company has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the third anniversary of its issuance if the weighted average trading price of the common stock exceeds $1.00 per share for ten consecutive trading days. The Company has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the tenth anniversary from the date of issuance.

•

Dividend Rate: The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, yearly cumulative dividends from the surplus or net profits of the Company at an effective rate of 5% per annum, of the original Series A Preferred Stock purchase price of $1.00 per share. The Series A dividends shall accrue ratably from the date of issuance of the Series A Preferred Stock through the entire period in which shares of Series A Preferred Stock are held and shall be payable to the holder of the Series A Preferred Stock on the conversion date of the Series A Preferred Stock or as may be declared by the Board, with proper adjustment for any dividend period which is less than a full year.

o

Preferential and Cumulative. The Series A dividends shall be payable before any dividends will be paid upon, or set apart for, the common stock of the Company and will be cumulative, so that any dividends not paid or set apart for payment for the Series A Preferred Stock, will be fully paid and set apart for payment, before any dividends will be paid upon, or set apart for, the common stock of the Company.

•

Payment of Dividend: If the Company shall have sufficient earnings to pay a dividend on the Series A Preferred Stock, upon declaration of any dividend by the Board in compliance with the Alaska Code and the Company’s Articles of Incorporation and Bylaws, the holder of Series A Preferred Stock may elect to receive payment of Series A dividend on a dividend payment date in cash, or provisionally in gold. Payment of Series A dividends in gold shall be paid only if the Company is producing gold in sufficient quantities as of the dividend payment date to pay such in-kind dividend and shall be delivered in the form of gold produced from the Company’s Chandalar property.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DESCRIPTION OF THE BUSINESS

Overview

We, Goldrich Mining Company, are a minerals company in the business of acquiring and advancing mineral properties to the discovery point, where we believe maximum shareholder returns can be realized. Although we have conducted limited production of gold on one of our gold prospects, Goldrich is an exploration stage company as defined by the U.S. Securities and Exchange Commission (“SEC”). We are primarily an exploration stage company because management considers that most of a company’s value is created during the discovery phase. That is, based on capital returns, we believe that the payback to stakeholders for successful exploration is normally greatest during the discovery phase of an exploration program.

On May 23, 2008, the name of the Company was changed from Little Squaw Gold Mining Company (trading symbol LITS) to Goldrich Mining Company (trading symbol GRMC). Our Board of Directors believed that it was no longer appropriate for the Company's name to be limited by its initial, historic beginnings at Chandalar, Alaska. Our primary business purpose is locating, exploring, and developing gold mining properties of all types in multiple geographies. We believe the new name to be more descriptive of the Company’s gold exploration business activities.

Incorporated in Alaska on March 26, 1959 originally as Little Squaw Mining Company, then amended in 1977 to Little Squaw Gold Mining Company, and publicly traded since October 9, 1970, Goldrich controls the Chandalar gold mining district in Alaska. Our executive offices are located at 2607 Southeast Blvd, Suite B211, Spokane, WA 99223, and our phone number there is (509) 535-7367. Our website address is www.goldrichmining.com.

Our only mineral property at this time is the Chandalar property, located in northern Alaska. We are dependent upon making a gold deposit discovery at Chandalar for the furtherance of the Company. Should we be able to make an economic find at Chandalar, we would then be solely dependent upon a single mining operation for our revenue and profits, if any. Although there is a history of past lode and placer production on our Chandalar property, it currently does not contain any known probable (indicated) or proven (measured) ore reserves as defined in SEC Industry Guide 7. The probability that ore reserves that meet SEC guidelines will be discovered on an individual hard-rock prospect at Chandalar is undeterminable at this time; however, our 2007 drilling program, our 2009 test mining operation and our 2010 production from one of our alluvial gold prospects indicates the presence of a mineralized or gold-bearing body of gravel that may be economical for mining in the near term, based on the average price of gold of the last three years. A great deal of further work is required on our Chandalar property before a final determination as to the economic and legal feasibility of a mining venture on it can be made. There is no assurance that a commercially viable deposit will be proven through the exploration efforts by us at Chandalar. We cannot assure you that funds expended on our Chandalar property or other properties that we may acquire in the future will be successful in leading to the delineation of ore reserves that meet the criteria established under SEC mining industry reporting guidelines.

Our strategic initiatives are to undertake cost efficient and effective exploration activities to discover mineralization and potentially mineral reserves, which may upgrade the value of our Chandalar, Alaska property or other properties we may acquire, and then develop, joint venture or sell the properties to qualified major mining companies.

As a result of our favorable drill results on an alluvial gold deposit on our Chandalar property, we initiated and completed a successful test mining operation starting in July of 2009 with the removal of overburden material and concluding on September 12, 2009. The purpose of the test mining operation was to obtain geotechnical information that would allow us to evaluate the potential of beginning a commercial extraction program. The test mining program involved a mining test by stripping approximately 30,000 bank cubic yards of waste material and then processing about 9,875 bank cubic yards of gold bearing gravels, yielding approximately 500 fine ounces of gold. The test mining operation successfully yielded valuable geological, mining and engineering data that lead us to the decision to ramp-up the project into commercial gold production in the spring of 2010.

Infrastructure and mining development at the Little Squaw Creek Gold Mine was initiated in late May 2010, with the first ounces of gold production being shipped to a refinery on July 15, 2010. The 2010 mining operation ultimately involved stripping an estimated 130,000 bank cubic yards of waste material and the mining and processing of about 31,680 bank cubic yards of gold bearing gravels, yielding about 1,522 ounces of fine gold. To put this into perspective, there are approximately 250 placer gold mining operations in Alaska with each producing an average of approximately 240 ounces of fine gold annually.

Contingent on the success of securing sufficient financing, our primary focus during 2011 will be a diamond-core drill program on our hard-rock Chandalar property. A secondary focus, also contingent upon financing, is continued gold production from our alluvial gold deposit.

Our sole exploration property is in Alaska and is referred to as the Chandalar property. In years past, we searched for gold properties elsewhere in Alaska, in other states and in other countries in the Americas. We limited our searches to places where we believe the political risk is reasonable, that have well established mining codes, and where we believe the local operating environment is conducive to sustainable development. We have not engaged in any form of greenfield exploration or regional reconnaissance programs in our quest for new gold properties. Instead, we prefer to identify available properties owned by others where the presence of gold or gold drilling targets has already been established, then, at such times as the company is properly financed, proceed with detailed geologic examinations and title due diligences before entering into mining agreements on those properties. Ultimately, beyond Chandalar, we intend to continue attempts to grow the Company through mineral property acquisitions within the Americas, but we may act on targets of opportunity any place in the world where we deem the risk/reward ratio acceptable.

History

Gold was discovered in the Chandalar district in 1905, and over the years various operators have produced small amounts of gold mainly from placer deposits, but also from bedrock lodes consisting of high-grade gold-quartz veins. We were incorporated in 1959 for the purpose of acquiring and consolidating diversely owned gold mining claims of the Chandalar mining district. Our operations during the 1960s resulted in the establishment of a mining camp, a mill, several airstrips, and exploitation of a small amount of gold from underground workings, which was marginally profitable.

Total recorded gold production from the Chandalar property currently stands at about 86,581 fine ounces, although actual historic production was probably much greater than the recorded production. Of this total, recorded lode gold production from high-grade gold-quartz vein-shear zone deposits is 8,192 ounces of fine gold from 11,884 tons processed in the Mikado mill by leasees after 1970. Historical records in the Company’s files contain engineering reports showing the amount of remaining mineralized material in the lodes to be at least 17,646 tons at a grade of 1.50 ounces of gold per ton. These are not ore reserves as defined in the SEC Industry Guide 7. Approximately 78,412 ounces of the total gold production came from placer deposits of which 2,022 ounces were from gold production in the last two years from the Little Squaw Creek placer gold deposit. Most of the remaining placer production was mined by lessees and derived from the Big Creek, Tobin Creek and Little Squaw Creek drainages.

Between 1929 and 1938 previous owners obtained U.S. patents to federal mining claims totaling 426.5 acres. In 1972 and 1976, we acquired all of the patented and unpatented federal lode mining claims in the Chandalar district except for seven unpatented federal lode mining claims held by the Anderson Partnership. The patented federal claims are fee simple land. In 1978, we acquired all of the unpatented federal placer mining claims in the Chandalar district. In 1987 the federal government deeded all the land in the Chandalar district to the State of Alaska in partial fulfillment of a land conveyance quota established in the Alaska Statehood Act. During 1987, all of the 105 unpatented federal lode and placer mining claims were re-staked as State of Alaska Traditional mining claims. Unlike the federal government, the State of Alaska does not distinguish between lode and placer mining claims and accordingly all state mining claims are treated the same under the state’s mining statutes.

The Company, in austere times, relinquished 86 of its State of Alaska mining claims during 2000 and 2001. Starting the year 2003, we owned nineteen 40-acre Traditional mining claims at Chandalar. During 2003, we purchased the seven Traditional mining claims, which had also been re--staked as State of Alaska mining claims, from the Anderson Partnership for $35,000. In September of 2003 we staked fifty-five 160-acre MTRSC (meridian, township, range, section, and claim location system) state mining claims. In 2004 we staked one Traditional 40-acre claim and another eight 160-acre MTRSC claims. In 2005 we staked one more 160-acre MTRSC claim. In 2006 we staked twenty-nine more 160-acre MTRSC claims of which five were subsequently dropped after being evaluated in 2007. In 2007 we staked five more 160-acre MTRSC claims. with twelve more 160-acre MTRSC claims and two 40-acre MTRSC claims in 2008. In 2009 we staked an additional 40-acre MTRSC claim and were awarded twenty 40-acre MTRSC claims by a Superior Court for the State of Alaska. These claims had been located and held by Gold Dust Mines, Inc. In 2010 we purchased nine more 40-acre MTRSC claims at a public auction, thereby increasing our Chandalar property to its present size of 164 contiguous State of Alaska mining claims forming a block covering about 17,565 acres, and within which our 23 patented federal mining claims are enclosed. (See the Legal Proceedings section of this document)

During the 1970s and early 1980s the lode and placer properties were leased to various parties for exploration and gold production. The quartz lodes were last worked from 1970 to 1983, when about 8,192 ounces of fine gold were recovered from the milling of 11,884 tons which averaged about one ounce of gold per ton. The material was extracted from surface and underground workings on three of four mineralized quartz structures lying mostly on our patented federal mining claims. Between 1979 and 1999, our lessees produced 15,735.5 ounces of raw gold from placer operations, which is equivalent to about 13,287 ounces of fine gold. We estimate that approximately another 1,400 ounces of raw gold were produced by a lessee between 2004 and 2009 that was not reported to us. All past production of native (or raw) gold on the property has been previously reported as being 848 fineness (1,000 fine is pure gold). Analyses from our recent production finds the gold to average 844 fineness, or 84.45%, and contains 13.88 % silver plus 1.68% impurities such as copper and iron.

During 1988, a consulting mining engineer was hired to compile historical information on the entire placer and lode gold district. His comprehensive report was completed in January 1990, and is available for review by interested persons. A few conclusions from his report are incorporated in this section.

The unpatented claims are located on property that was formerly all owned by the federal government; however, as of 1991, title to all of the properties had been transferred to the State of Alaska. By that date we had converted by re-staking all previously held unpatented federal mining claims into unpatented State of Alaska mining claims.

In November of 1989 and May of 1990 we entered into a ten year mining lease, extendable for an additional forty years, with Gold Dust Mines, Inc. for all our Chandalar placer mining interests located on the Big Creek, St. Mary's Creek, Little Squaw Creek, Big Squaw Creek, and Tobin Creek. The mining lease provided for annual advance lease payments of $22,500 plus a ten percent (10%) royalty of all raw (placer) gold production to be paid in kind. Twenty percent (20%) of the 10% royalty, two percent (2%) overall, were to be paid directly to the underlying royalty interest holders (i.e. Anderson Partnership), and was to consist of the coarsest and largest particles of all gold produced. Goldrich received the remaining eight percent (8%) of the gold royalty. An amendment to the mining lease in 1996 reduced Gold Dust’s Chandalar placer mining rights to only Big Creek and its tributary, St. Mary’s Creek, and accordingly the annual advance lease payment was reduced to $7,500. There was no mining conducted in 2000, 2001 or 2003. Since 1999, however, Gold Dust failed to pay the $7,500 annual lease fee and failed to make the annual rental payments on the state mining claims it was mining on, as required by the mining lease, in all a sum of $32,380. A portion of the 1999 production royalties owed to us in the amount of eleven ounces of gold nuggets was also not paid. In February 2000, the owners of Gold Dust, Mr. and Mrs. Delmer Ackels (guarantors of Gold Dust’s obligations to us) declared a Chapter 7 bankruptcy, which the court discharged in May of 2000. Our mining lease with Gold Dust was the sole asset of Gold Dust. (See the Legal Proceedings section of this document.)

During the spring of 1990, Gold Dust Mines, Inc. (the lessee) transported about $2.6 million in capital equipment to our Chandalar mining claims over the winter haul road from the town of Coldfoot, located on the Alaska pipeline highway, also known as the Dalton highway. This machinery included a large gravity-type alluvial mineral treatment plant (an IHC-Holland wash plant) together with a Bucyrus-Erie dragline, two big Caterpillar tractors, front end loaders, a churn drill and other large pieces of placer gold mining equipment. During the last part of the 1993 season, Gold Dust Mines moved its placer operations to the Big Creek and St. Mary's Creek drainages. In 1994, placer mining operations were concentrated on the St. Mary's Creek drainage. During 1995, placer mining operations were conducted on the St. Mary's Creek and Big Creek drainages. During 1996 to 1999, placer mining operations were conducted only on the St. Mary’s Creek and Big Creek drainages.

In the late summer of 1997, we executed a placer mining lease with Day Creek Mining Company, Inc., an Alaskan corporation. The lease included the placer mining claims only for the Tobin Creek, Big Squaw Creek and Little Squaw Creek drainages. It did not include the Big Creek and St. Mary’s Creek drainages, which were leased to Gold Dust Mines, Inc. The lessee was to have performed minimum exploratory drilling during each year of the lease. Only a minimum amount of drilling was performed the first year, with some good results downstream from the Mello Bench on upper Little Squaw Creek. Due to lack of financing, the lessee could not comply with the drilling requirements in 1998, and the lease was terminated by us giving a declaration of forfeiture to the lessees in February of 1999. The lessee did not contest the declaration of forfeiture.

We allowed most of our state mining claims on Big Creek and Little Squaw Creek to lapse in 2000 for lack of funds to pay the State of Alaska annual rental fees required to maintain them. That financial crisis was precipitated by the failure of Gold Dust Mines to make its 1999 annual mining lease payment to us and their failure to have paid the annual state mining claim rental on the claims covered by the mining lease as required by the lease. The individuals who own Gold Dust Mines, Inc. (Mr. & Mrs. Delmer Ackels) continued to do the annual assessment work on the remaining claims on behalf of us through the year 2002 on the basis of a verbal agreement between our former management and Gold Dust to extend its mining lease. The existence of this extension of the lease was later contested by the Ackels (Gold Dust) in civil court proceedings whereby a trial jury determined in favor of Goldrich that the lease had been extended by the course of conduct of the parties from October, 1999 to October, 2003. Consequently and subsequently, a Final Ruling by the civil court awarded title to the 20 claims the Ackels staked in this interim on Big Creek and Little Squaw Creek to us. Recently, in 2010, the Ackels have appealed the civil court’s Final Ruling in the Alaska Supreme Court. See the Legal Proceedings section of this document.

We did not accomplish any physical work on our Chandalar property during 2003 other than the location of additional state mining claims. These new claims include all of the area previously covered by those claims dropped in 2000, and expanded our coverage of the mining district as well. All of our pre-2003 state mining claims were maintained in good standing by carrying forward and applying to their 2003/2004 annual state mandated assessment work requirements the value in excess of the minimum annual labor requirements built up from previous years. Any values in excess of the required annual amount can be carried forward as a credit for up to four years.

Since 2003 we have accomplished work on all of our Chandalar mining claims sufficient to meet all annual state assessment work requirements, and assessment work affidavits for such have been duly and timely recorded in the appropriate recording district (Fairbanks, AK).

In 2003, Goldrich Mining Company came under new control, with Richard R. Walters taking over as our President. Since then, new board members have been elected and a new management team has been assembled, with William V. Schara replacing Mr. Walters as President and Chief Executive Officer in late 2009. Mr. Walters is retiring at the beginning of 2011 but will continue as a director of the Company and will continue to be a technical consultant to the Chandalar project. We believe the makeup of the Board of Directors and management provides us with operational strength and a competitive edge in the industry. Our board members cumulatively have hundreds of years combined experience in the mining industry, and our management team has great depth of experience.

Chandalar Exploration Project Background

In 2004 we contracted an independent geological consulting company to review and analyze previous work done on Chandalar. The consultants concluded that the gold mineralization at Chandalar is mesothermal, which can be described as formed at moderate to high temperatures and moderate to high pressures by deposition from hydrothermal fluids. A technical report produced by the consultants recommended an initial exploration program to better assess the gold lodes and the placer gold deposits.

In 2004 we also commissioned a remote sensing technical study of the Chandalar district by a another independent contractor who studied high altitude air photography available for the region. The purpose of the study was to identify geological structures that may be associated with gold occurrences in a schist belt containing greenstones. Numerous geological features, mostly linear and curvilinear, were identified. Major linears, especially where they may form a regional rift, are an excellent exploration tool in the search for gold. The consultant recommended making field examinations of known gold occurrences associated with the linears and other structural features identified by the study.

During the 2004 summer field season at Chandalar, we completed, using independent certified professional geologists to follow up on the work recommended by the remote sensing consultant’s studies. This program ended a twenty-year hiatus of hard-rock exploration on the property, and it involved a photo geologic lineament study, expansion of the claim block to catch outlying vein showings and reconnaissance sampling of rocks, soils and stream sediments for geochemical analyses. The lineament study identified fifty-nine sites thought to be favorable for discovery of mineralization. The objective of the field program was to assess the validity of historic records, refine known drilling targets and identify new drilling targets. Several prospects of previously unevaluated or unknown gold mineralization were found.

During 2005 we completed a modest prospecting and geologic mapping program on Chandalar, which was limited by our lack of funds. In all, 189 exploratory samples of stream sediments, soils and rock chips were taken, and a series of ten prospect maps were upgraded. That work was again successful in identifying additional gold prospects within our claim block, and also in developing specific drilling targets on several of the prospects.

During early 2006, we acquired sufficient funds to undertake a substantial exploration program on the Chandalar property. During the 2006 summer field season, a geological contractor made a 1:20,000 scale geologic map of the Chandalar district, and we drilled 39 reverse circulation drill holes for 7,763 feet on nine of some thirty gold prospects within our Chandalar claim block. In the process, several miles of old roads were repaired and three miles of new roads were constructed. We established an exploration base camp (Mello Bench camp) capable of housing 20 people, and accomplished environmental clean ups of two abandoned mining camp sites that predate our management takeover in 2003.

The 2007 Chandalar exploration program expanded our understanding of several hard-rock gold prospects through trenching and associated sampling. In all, forty prospect areas were mapped in detail and 1,342 samples of rock (including trench and placer drill hole bedrock) and soil were collected and analyzed. Forty-five trenches for 5,927 feet were accomplished using an excavator, of which 4,954 feet cut into bed rock and were sampled. Some 534 trench samples were taken continuously along the lengths of all trenches. Additionally, ground magnetic surveys on fifteen of the prospects were conducted with survey lines totaling 28 miles.

In 2007, a reverse circulation drilling program was also conducted on the Little Squaw Creek drainage. A total of

15,304 feet were drilled. Of 107 holes collared, 87 were completed to their targeted depths. We engaged an independent geological contractor to conduct all sampling in our drilling program, complete all drill sample gold recovery, ore valuation, and report the results of their work. The independent contractor was also charged with the drill sample security.

The analytical processing of the 3,031 drill samples and report the final results of the samples gold contents was completed by March of 2008. We concluded from these results that we have discovered a relatively large alluvial gold deposit and that it is of sufficient grade to be potentially economic to mine under prevailing gold prices.

In 2009 we successfully completed an alluvial gold mining test on Little Squaw Creek. The pilot program involved a full-scale mining test that produced approximately 594 “raw” troy ounces of placer gold, equivalent to about 500 ounces of fine gold. The test mining yielded valuable geologic, mining and engineering data that encouraged us to ramp-up the project into commercial production in the spring of 2010.

During the summer of 2010 we were able to start a small commercial mining operation at our Little Squaw Creek deposit, the site of our previous test mining operation, known as the Little Squaw Creek Gold Mine. This was a major milestone for the Company, although full realization of the intended project was inhibited by a shortage of working capital. By the end of the 2010 mining season we had produced 1,906 ounces of gold concentrate from which approximately 1,522 ounces of fine gold and 259 ounces of fine silver were produced, bringing us gross sales proceeds of $1,807,452. Our goal going forward is to return our focus to hardrock exploration and engage a joint venture partner or lessor who can continue to annually increase production at the Little Squaw Creek Gold Mine to eventually achieve a designed production of 30,000 ounces of gold per year. To accomplish future production, we will be required to obtain permits and resolve the current non-compliance with our Small Mines permit, as described below in Environmental Risks. We do not anticipate that this will delay or limit our ability to execute any of our mining plans in the future.

Competition

There is aggressive competition within the minerals industry to discover and acquire mineral properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than us. In addition, we compete with others in efforts to obtain financing to acquire and explore mineral properties, acquire and utilize mineral exploration equipment and hire qualified mineral exploration personnel. Specific to our Chandalar project, we compete in mining claims staking with local miners and entrepreneurs for prospective ground. One of those miners, Mr. Delmer Ackels, a lessee of the property at the time, overstaked four of our Traditional state mining claims in his own name. We filed a civil suit to clear titleto those claims and were successful. We were also awarded title to 20 other claims Mr. Ackels had staked during his mining lease with us. See the Legal Proceedings section of this document.

Employees

In October 2009, William Schara began employment as President and Chief Executive Officer of the Company. He voluntarily elected to defer 100% of his salary until such time as the Company had sufficient cash to pay it and did not receivie a salary until November 2010 We rely on consulting contracts for some of our management and administrative personnel needs, including the persons who act as our Chief Operating Officer and Chief Financial Officer. The contracts for these two officers expired on December 31, 2009, but the individuals continue to provide services to the Company under the same terms of those expired contracts. New contracts will be negotiated and approved by the Board when the success of the current financing efforts has been determined during coming months. The terms of the contracts may be revised one way or the other to reflect our ability to pay for services from cash resources. Richard Walters, the Chief Operating Officer, also deferred 100% of his salary until November 2010. Mr. Walters is retiring as an officer of the Company at the end of 2010 but will continue to be a director and provide technical consulting services to the Company. We employ individuals and contractors on a seasonal basis to conduct exploration, mining and other required company activities, mostly during the late spring through early fall months. During the summer season of 2010, we had as many as 26 employees and and contractors on site at Chandalar.

Seasons

We conduct exploration activities at Chandalar, currently our only property, between late Spring and early Autumn. Access during that time is exclusively by airplane. All fuel is supplied to the camp site by air transport. Access during winter months is by ice road, snowmobile and ski-plane. All heavy supplies and equipment are brought in by trucking over the ice road from Coldfoot. Snow melt generally occurs toward the end of May, followed by an intensive, though short, 90-day growing season with 24 hours of daylight and daytime temperatures that range from 60 to 80° Fahrenheit. Freezing temperatures return in late August and freeze-up typically occurs by early October. Winter temperatures, particularly in the lower elevations, can drop to -50° F or colder for extended periods. Annual precipitation is 15 to 20 inches, coming mostly in late summer as rain and during the first half of the winter as snow. Winter snow accumulations are modest. The area is essentially an arctic desert.

Regulation

Our mineral exploration activities in the United States and in other countries are subject to various federal, state, and local laws and regulations governing prospecting, exploration, production, labor standards, occupational health and mine safety, control of toxic substances, land use, water use, land claims of local people and other matters involving environmental protection and taxation. New rules and regulations may be enacted or existing rules and regulations may be applied in a manner which could limit or curtail exploration at our property. It is possible that future changes in these rules or regulations could have a significant impact on our business, causing those activities to be economically re-evaluated at that time.

Taxes Pertaining to Mining

Alaska has a tax and regulatory policy that is widely viewed by the mining industry as offering the most favorable environment for establishing new mines in the United States. The mining taxation regimes in Alaska have been stable for many years. There is regular discussion of taxation issues in the legislatures but no changes have been proposed that would significantly alter their current state mining taxation structures. The economics of any potential mining operation on our properties would be particularly sensitive to changes in the State of Alaska's tax regimes. Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future production costs, or could result in abandonment or delays in establishing operations at our Chandalar property. Although management has no reason to believe that new mining taxation laws which could adversely impact our Chandalar property will materialize, such event could and may happen in the future.

At present, Alaska has a 7% net profits mining license tax on all mineral production (AS 43.65), a 3% net profits royalty on minerals from state lands (AS 38.05.212) (where we hold unpatented state mining claims), and a graduated annual mining claim rental beginning at $0.50/acre. Alaska state corporate income tax is 9.4% if net profit is more than a set threshold amount. Alaska has an exploration incentive credit program (AS 27.30.010) whereby up to $20 million in approved accrued exploration credits can be deducted from the state mining license tax, the state corporate income tax, and the state mining royalty. All new mining operations are exempt from the mining license tax for 3 1/2 years after production begins.

Environmental Risks

We are subject to a variety of federal, state and local statutes, rules and regulations in connection with our exploration activities, particularly in the United States where our only mineral property is located. We are required to obtain various governmental permits to conduct exploration at and development of our property. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, plans of operation, and property in that we may not be able to proceed with our exploration programs. Compliance with statutory environmental quality requirements may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Our Chandalar property contains an inactive small mining mill site on Tobin Creek with tailings impoundments, last used in 1983. The mill was capable of processing 100 tons of ore per day. A total of 11,884 tons were put through the mill, and into two small adjacent tailings impoundments. A December 19, 1990 letter from the Alaska Department of Environmental Conservation (the “Alaska D.E.C.”) to the Alaska Division of Mining of the Department of Natural Resources (the “Alaska D.N.R.”) states: “Our samples indicate the tailings impoundments meet Alaska D.E.C. standards requirements and are acceptable for abandonment and reclamation.” The Alaska DNR conveyed acknowledgement of receipt of this report to us in a letter dated December 24, 1990. We subsequently reclaimed the tailings impoundments, and expect that no further remedial action will be required. Vegetation has established itself on the tailings impoundments, thereby mitigating erosional forces.

In 1990, the Alaska DEC notified us that soil samples taken from a gravel pad adjacent to our Tobin Creek mill site contained elevated levels of mercury. In response to the notification, we engaged a professional mineral engineer to evaluate procedures for remediating contamination at the site. In 1994, the engineer evaluated the contamination and determined that it consists of approximately 160 cubic yards of earthen material that could be cleansed by processing it through a simple gravity washing plant. This plan was subsequently approved by the state. In 2000, the site was listed in the Alaska DEC’s contaminated sites database as a “medium” priority contaminated site. There has been no correspondence with the Alaska D.E.C. regarding this matter in recent years, and we are not aware of any changes in state environmental laws that would affect our state approved cleanup plan or impose a time table for it to be done. During 2008, our employees took a suite of samples at the contamination site to check the readings taken in 1990 or prior. The results of this sampling re-confirm the earlier findings, and also suggest that some attenuation of the mercury contamination has occurred. An independent technical consultant assessed those results and believes that proper procedures for sampling and testing were followed. At September 30, 2010, we have accrued a liability of $55,000 in our financial statement, of which $50,000 was reserved to remedy this site.

During 2009 and 2010 the Company engaged in permitted open pit mining operations on Little Squaw Creek.  The Small Mines permit restricts ground disturbance to a total maximum of five acres and requires a specified reclamation plan for the disturbed area to be completed prior to additional acreage being disturbed.  The Company joined the State of Alaska reclamation bond pool to assure the minimum legal reclamation requirements could be met.  Our mining operations have to date disturbed approximately nineteen acres.  Consequently, we are currently not in compliance with our issued permits.  During the 2010 mining operations, we experienced a situation where it was not practical to concurrently mine and reclaim without wasting (or sacrificing) a significant portion of the mineralized material we intended to mine.  The Company intends to achieve mining permit compliance by getting the Small Mines permit converted to, or re-issued as, an Individual Permit.  An Individual Permit allows for as much mining ground disturbance as needed but requires a more elaborate application and lengthy process, including public hearings, to obtain.  This could delay any expansion of the Little Squaw Creek Gold Mine we may formulate for 2011.

Title to Properties

We hold 187 mining claims of which 23 are patented claims and 164 are State of Alaska unpatented mining claims. Alaska state unpatented mining claims are unique property interests, in that they are subject to the paramount title of the State of Alaska, and rights of third parties to non-interfering uses of the surface within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. There are few public records that definitively determine the issues of validity and ownership of unpatented state mining claims and possible conflicts with other claims are not always determinable from descriptions contained in them. The rights to deposits of minerals lying within the boundaries of the unpatented state claims are subject to Alaska Statues 38.05.185 – 38.05.280, and are governed by Alaska Administrative Code 11 AAC 86.100 – 86.600.

The validity of an Alaska state unpatented mining claim depends on (1) the claim having been located on state land open to appropriation by mineral location, which is the act of physically going on the land and making a claim by putting stakes in the ground, (2) compliance with all applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and (3) timely payment of annual claim rental fees, and (4) the timely filing and recording of proof of annual assessment work. In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. We are diligently working and are in actual possession of all our claims at Chandalar. Although we have no cause to believe so, the unpatented state mining claims we own or control may be invalid or the title to those claims may not be free from defects. Our claims may be contested by the Alaska state government or challenged by third parties, which in the case of a few claims it has been by Gold Dust Mines, Inc. (See the Legal Proceedings section of this document). We have attempted to acquire and maintain satisfactory title to our Chandalar mining property, but we do not normally obtain title opinions on our properties in the ordinary course of business, with the attendant risk that title to some or all segments our Chandalar property, particularly title to the State of Alaska unpatented mining claims, may be defective.

An important part of our Chandalar property is patented federal mining claims owned by us, except for a 2% mineral production royalty held by our former management (Anderson Partnership). Patented mining claims, which are real property interests that are owned in fee simple, are subject to less risk than unpatented mining claims. We have done a title chain search of our patented federal mining claims and believe we are the owner of the private property, and that the property is free and clear of liens and other third party claims except for the 2% mineral production royalty. We hold an option to purchase that 2% royalty for $250,000 cash on or before June 23, 2013.

The locator of a mining claim on land belonging to the State of Alaska does not have an option to patent the claim. Instead, rights to deposits of minerals on Alaska state land that is open to claim staking may be acquired by discovery, location and recording as prescribed in Alaska state statutes, as previously noted. The locator has the exclusive right of possession and extraction of the minerals in or on the claim, subject to state statutes governing mining claims. We are not in default of any annual assessment work filing or annual claim rental payment required by the state of Alaska to keep our title to the mining rights at Chandalar in good standing.

In December 2008 following a three week trial, we received favorable jury verdicts from the Alaska Superior Court to settle a civil complaint we filed on February 16, 2007, against Gold Dust Mines, Inc., and its sole owners, Delmer M. Ackels and Gail E. Ackels (defendants) who are former lessees of the Chandalar property, for mining claim jumping and trespass. Additionally, the court made several rulings during the trial that were also favorable to us. The final judgment of the court mirrors the findings of the jury and was entered in favor of the Company on March 4, 2009 in the amount of $107,167.00, as amended, for trespass damages, attorneys' fees, and costs. It also quieted title to all our contested mining claims and all other mining claims located in 2003 by the defendants in the name of Goldrich, ejected the defendants from all of our mining claims and dismissed their counterclaim with prejudice. In May 2009, the defendants appealed Goldrich's Final Judgment in the Superior Court litigation to the Alaska Supreme Court. The parties have completed filing briefs with and presenting oral arguments to the Supreme Court. A ruling on the appeal is expected to take approximately a year. At this point, we believe a significantly unfavorable outcome and any loss is unlikely.

In June 2010, the defendants filed a second appeal to the Alaska Supreme Court, appealing the Final Judgment for Post-Judgment Reclamation Costs. The defendant’s briefing of this appeal is scheduled to be completed by the end of 2010. As of December 31, we have been notified that the briefing was not timely filed. This appeal could take upwards of a year and a half to complete.

On May 4, 2009, the Ackels reopened their 2000 bankruptcy case to file an adversary complaint against us for alleged violations of their bankruptcy discharge, seeking money damages in the amount of $560,000 and the reinstatement of title to unidentified mining claims. On September 30, 2009, the bankruptcy court dismissed the Ackels' complaint with prejudice as without merit. In January 2010, the Ackels attempted to appeal the court's dismissal to the Ninth Circuit Court of Appeals Bankruptcy Appellate Panel (“BAP”), but their appeal was dismissed procedurally as untimely. The Ackels then purported to appeal the BAP's dismissal to the Ninth Circuit Court of Appeals, and filed a motion for reconsideration in the BAP. In March 2010, the BAP summarily denied the Ackels' motion for reconsideration. In August 2010, the Ninth Circuit Court of Appeals summarily dismissed the appeal as untimely, and the Ackels’ moved for reconsideration. On November 9, 2010, the Ninth Circuit clarified its dismissal of the Ackels’ appeal for lack of jurisdiction. There are currently no pending or unresolved issues relating to this matter.

On November 12, 2009, we filed involuntary Chapter 7 bankruptcy petitions against Delmer and Gail Ackels individually. On January 19, 2010, following trial on the petitions, the bankruptcy court dismissed the petitions on the grounds that Delmer Ackels had two too many creditors for a single petitioner involuntary petition. The court also denied the Ackels' requests for attorneys' fees and punitive damages. We do not intend to appeal the court's decision.

A complete discussion of the litigations we are engaged in with the Ackels and their company, Gold Dust Mines, Inc., appears in the Legal Proceedings section of this document.

DESCRIPTION OF PROPERTY

Chandalar Property, Alaska

The Chandalar gold property is currently our only mineral property. It is an exploration stage property. We were attracted to the Chandalar district because of its similarities to productive mining districts, its past positive exploration results, and the opportunity to control multiple attractive gold quartz-vein prospects and adjacent unexplored target areas for large sediment hosted disseminated gold deposits. The gold potential of the Chandalar district is enhanced by similarities to important North American mesothermal gold deposits, a common attribute being a tendency for the mineralization to continue for up to a mile or more at depth, barring structural offset. Mesothermal ore deposits yield as much as 10 million ounces of gold at an average grade of 0.1 to over 1 oz/ton gold. We believe that our dominant land control eliminates the risk of a potential competitor finding ore deposits located within adjacent claims. Summarily, the scale, number and frequency of the Chandalar district gold-bearing exposures and geochemical anomalies compare favorably to similar attributes of productive mining districts.

The Company maintains an extensive file of the prospecting and exploration of the Chandalar Mining district, cataloging documents dated as early as 1904. Most previous work was by mining companies and individuals who were focused on mining the gold placers and quartz veins but who conducted little organized geologically based exploration. Even less attention was given beyond existing vein exposures. There is no reliable accounting of the exploration expenditures over the entire hundred-year period; however, since we (new management) acquired the Company in 2003, including 2007, $2.468 million of qualifying assessment work has been accomplished (excludes infrastructure, capital equipment, transport cost, and office support). Two drill programs account for a significant portion of the exploration expenditures: a 7,763-foot, reverse circulation, 39-hole reconnaissance-level lode exploration drill program in 2006 and a 15,304-foot, 107-hole reverse circulation placer evaluation drill program in 2007. Also accomplished: local mapping of about 40 identified prospect areas; collection and geochemical analyses of approximately 1,400 soil, 1,400 rock, 70 stream sediment and 11 water samples, and preparation of anomaly maps; a trenching program of 45 trenches aggregating of 5,937 feet was of which 4,954 feet exposed bedrock and collection of about 550 trench-wall channel samples; ground magnetometer survey grids of 15 prospect areas, survey lines totaling 28 miles. We have collected and assayed a total of 3,431 surface samples at Chandalar. In addition, approximately 4,500 drill samples have been analyzed.

The Chandalar district has a history of prior production, but there has been no significant recurrent production over the years. Our 2007 exploration work discovered and partially drilled out a large placer gold deposit in the Little Squaw Creek drainage. In 2009, we opened the Little Squaw Creek Gold Mine as a test project. Favorable results lead to the expansion of the mine in 2010. So far, start-up production of the Little Squaw Creek Gold Mine amounts to 2,022 fine ounces of gold. This deposit is geologically characterized as an aggradational placer gold deposit. It is unusual in the sense that it is the only such known alluvial, or placer, gold deposit in Alaska, although many exist in Siberia. Our discovery contrasts to others in Alaska that are commonly known as bedrock placer gold deposits.

Aggradational alluvial gold deposits contain gold particles disseminated through thick sections of unconsolidated stream gravels in contrast to bedrock placer deposits where thin but rich gold-bearing gravel pay streaks rest directly on bedrock surfaces. Aggradational placer gold deposits are generally more uniform and thus more conducive to bulk mining techniques incorporating economies of scale. This contrasts with bedrock placer gold deposits where gold distribution tends to be erratic and highly variable. The plan view of our discovery is somewhat funnel-shaped, and as such has been divided into two distinct geomorphological zones: a Gulch, or narrower channel portion, and a Fan, or broad alluvial apron portion.

During the summer of 2009, we permitted and successfully completed a test mining operation on the upper end of the Gulch portion of the Little Squaw Creek alluvial gold deposit. We mined about 40,000 bank cubic yards of glacial overburden and processed through our wash plant about 9,875 bank cubic yards of gold bearing paleo-stream alluvium, yielding approximately 594 ounces of placer gold which was then converted into about 500 fine ounces of gold. During the following winter of 2009/2010, we raised additional funds to ramp-up the Little Squaw Creek Gold Mine into commercial production. That involved substantial infrastructure upgrades, including building a new 30 man mining camp located about two miles from the exploration camp that had been in use since 2004. The 2010 seasonal mining operation involved stripping an estimated 130,000 bank cubic yards of waste material and the mining and processing through our wash plant of about 31,680 bank cubic yards of gold bearing gravels, yielding about 1,522 ounces of fine gold, making it one of the largest of the approximately 250 placer gold mines in Alaska.

At this time, we are seeking ways to finance the 2011 seasonal, normally mid-May through mid-September, placer mining operation at the Little Squaw Creek Gold Mine. Financing alternatives include, but are not limited to, joint ventures, contract mining with an in-kind or a net profits sharing agreement, or leasing specific claims to a competent operator while retaining a gold production royalty.

GOLDRICH
MINING COMPANY

BEAUFORT SEA
Alaska Pipeline Highway
CHANDALAR
MINING DISTRICT
Barrow
Prudhoe Bay
Wainwright
Noatak
Wiseman
Coldfoot
Fort Yukon
ARCTIC CIRCLE
Kotzebue
Selawik
Winter road
Livengood
Fairbanks
Taylor
Yukon River
Nome
Norton Sound
CANADA
Alaska
St Lawrence Is
Alakanuk
Anchorage
Valdez
Juneau
Kenai
Cordova
Bethel
Nunivak Is
Cook Inlet
Homer
Prince William Sound
Petersburg
Wrangell
Ketchikan
Kodiak
BRISTOL BAY
Kodiak Is
GULF OF ALASKA
Perryville
Fort Randall
False Pass
King Cove
Pavlof Harbor
PACIFIC OCEAN
0
100
200
400
600
MILES

Revised 3/5/10

Map 1 – Location of the Chandalar, Alaska Mining District

Going forward, our primary focus is development of our hard-rock (lode) exploration targets at Chandalar. Subject to sufficient financing, we plan an aggressive diamond-core drilling program on the hard-rock exploration targets which are believed to be the sources of the alluvial gold. The plan calls for about 40 to 45 drill holes totaling about 20,000 feet. Drill hole depths would range from 300 to 700 feet, and the holes would be spread along a five-mile-long mineralized trend that our geological work has identified. The drilling targets are embodied in concepts developed from the technical data that point up the discovery potential for huge, low grade orogenic gold deposits. The Chandalar mineralization can best be classified as orogenic owing to the finely disseminated nature of the gold, close association with sulfides and deposition within an original bedded organic rich (carbon) sedimentary host (Mikado phyllite). The phyllite is highly deformed as a result of tectonic processes. The original sedimentary rocks have been successively altered by multiple phases of metamorphic and hydrothermal alteration which has remobilized gold within the original carbonaceous sediments and into axial fold structures, faults and quartz veins above and peripheral to them.

Location, Access & Geography of Chandalar

Our Chandalar property essentially envelops the entire historic Chandalar mining district, and lies approximately 70 miles north of the Arctic Circle at a latitude of about 67°30'. It is about 190 air miles north of Fairbanks, Alaska and 48 air miles east-northeast of the town of Coldfoot (Map 1). Access to our Chandalar Squaw Lake mining camp and nearby Little Squaw Creek Gold Mine is either by aircraft from Fairbanks, or overland during the winter season via a 100-mile-long ice road from Coldfoot through the community of Chandalar Lake to Squaw Lake.

Geographically, our Chandalar property is situated in rugged terrain just within the south flank of the Brooks Range where elevations range from 1,900 feet in the lower valleys to just over 5,000 feet on the surrounding mountain peaks. The region has undergone glaciation due to multiple ice advances originating from the north and, while no glacial ice remains, the surficial land features of the area reflect abundant evidence of past glaciation. The property is characterized by deeply incised creek valleys that are actively down-cutting the terrain. The steep hill slopes are shingled with frost-fractured slabby slide rock, which is the product of arctic climate mass wasting and erosion. Consequently, bedrock exposure is mostly limited to ridge crests and a few locations in creek bottoms. Vegetation is limited to the peripheral areas at lower elevations where there are relatively continuous spruce forests in the larger river valleys. The higher elevations are characterized by arctic tundra.

GOLDRICH MINING COMPANY
SQUAW LAKE
LITTLE SQUAW LAKE
R 3 W
R 2 W
R 4 W
R 3 W
T 32 N
T 31 N
Mining Camp
Settling Ponds
Settling Ponds
Open Pit Little Squaw Creek Gold Mine
Spring Cr.
Little Squaw Cr.
Big Squaw Cr.
McNett Fork
Boulder Cr.
Woodchuck Cr.
McLellan Cr.
Little McLellan Cr.
Tobin Cr.
Squirrel Cr.
St. Mary's Cr.
Big Cr.
LITTLE SQUAW
ENEVELOE
CRYSTAL
SUMMIT
MIKADO
Mill
13 additional 40 acre MTRSC claims along Big Creek south of map border.
0 1 Mile
LEGEND
Goldrich-Patented federal mining claims and 5 acre patented mill site (Spring Creek)
Goldrich-Traditional and Quarter/Quarter Section MTRSC 40 acre state mining claims
Goldrich-Quarter Section MTRSC 160 acre state mining claims.
Goldrich - Quarter Section MTRSC 40 acre state mining claims awarded by the Alaska Superior Court and subject to Alaska Supreme Court appeal.
Airstrip
Road
Old Mine site
Winter Trail
Goldrich Mining Co. 12/17/10_ncn.cdr

Map 2 – Chandalar Mining Claim Block

Snow melt generally occurs toward the end of May, followed by an intensive, though short, 90-day growing season with 24 hours of daylight and daytime temperatures that range from 60 to 80° Fahrenheit. Freezing temperatures return in late August and freeze-up typically occurs by early October. Winter temperatures, particularly in the lower elevations, can drop to -50° F or colder for extended periods. Annual precipitation is 15 to 20 inches, coming mostly in late summer as rain and during the first half of the winter as snow. Winter snow accumulations are modest. The area is essentially an arctic desert.

Chandalar Mining Claims

We have a block of contiguous mining claims at Chandalar that cover a net area of about 17,560 acres (~27.5 square miles) (Map 2), and which are maintained by us specifically for the exploration and possible exploitation of placer and lode gold deposits. The mining claims were located to secure most of the known gold bearing zones occurring within an area approximately five miles by eight miles. Within the claim block, we own in fee simple 426.5 acres as twenty-one approximately 20-acre patented federal lode claims, one 15.7-acre patented federal placer claim, and one 5-acre patented federal mill site. In addition, there are fifty-nine Traditional and MTRSC 40-acre State of Alaska claims lying largely within a block of one-hundred-five 160-acre MTRSC claims. The 23 federal patented claims cover the most important of the known gold-bearing structures. The 164 Traditional and MTRSC state mining claims provide exploration and mining rights to both lode and placer mineral deposits. Unlike federal mining claims, State of Alaska mining claims cannot be patented, but the locator has the exclusive right of possession and extraction of the minerals in or on the claim.

Chandalar Geology and Mineralization - (Technical Description)

A complete technical description of the geology and mineralization of the Chandalar mining district and our property is included in our Form 10-K for the year ended December 31, 2009. Refer to Map 3 for graphic representation of both the hard-rock prospects and alluvial fans on which we are focusing varying degrees of exploration effort, as determined by exploration activities already completed in prior years.

Squaw Lake
Little Squaw Lake
CAMP
BIG SQUAW CR. GOLD PLACER TARGET
LITTLE SQUAW CR. GOLD PLACER RESOURCES
NUGGET CREEK GOLD PLACER TARGET
EAST PROSPECTOR
NORTHERN LIGHTS
PALLASGREEN
DRUMLUMMON
PIONEER
GRUBSTAKE JACKPOT
KELTY
CARIBOU GULCH
LITTLE SQUAW MINE
BIG SQUAW
BIG SQUAW CR. PLACER
ENEVELOE MINE
AURORA GULCH
CRYSTAL
McLELLAN CREEK PLACER
CHANDALAR
BONANZA-JUPITER
McLELLAN
SUMMIT MINE
URANUS
MIKADO MINE
RATCHET RIDGE
ROCK GLACIER
*ENEVELOE
*WOODCHUCK
CHIGA
BIG CREEK BOWL
KISKA
TOBIN CR. PLACER
INDICATE -TONAPAH (north zone)
INDICATE -TONAPAH
*STAR #3
STAR
GRIZZLY RIDGE
BIG CREEK PLACER
MIKADO
*ST MARYS
*PEDRO
*BOULDER CREEK
13 additional 40 acre MTRSC claims along Big Creek south of map border.
Boulder Creek
McLellan Creek
T 32 N
T 31 N
R 4 W
R 3 W
7,495,000 N.
7,490,000 N.
455,000 E.
445,000 E.
0
1
MILE
CONTOUR INTERVAL 100 FEET
DATUM IS MEAN SEA LEVEL
MAP BASE ADAPTED FROM U.S.G.S.
TOPOGRAPHIC 1:63,360
GOLDRICH MINING COMPANY
GOLD PROSPECTS OF THE CHANDALAR MINING DISTRICT
Pros-vein names 12-28-10.cdr

Map 3 – Gold Prospects and Geologic Structure of Chandalar

Interpretation of Exploratory Findings at Chandalar

A significant gold placer deposit occurs on Little Squaw Creek and a spatial relation to the Mikado phyllite unit is evident. The northeast plunge (about 14°NE) of the altered (+/- mineralized) phyllite unit beginning near the Summit Mine intercepts bedrock of the creek in the vicinity of the head of the placer deposit and continues northward, forming the bedrock below the creek and underlying the placer gold deposit. The placer gold deposit extends along the creek at least a mile to the north as confirmed by drilling. There is evidence that relatively small masses of Pleistocene age ice high in the valley had selectively gouged highly altered zones of the phyllite unit, which the ice followed as a path of least resistance (i.e. the altered phyllite), to an apparent terminal moraine site immediately upstream of the open pit of our Little Squaw Creek Gold Mine. Auriferous stream sediments have since been re-worked into placer deposits perched in thick sequences of glaciofluvial sediments.

While the Little Squaw Creek placer is a gold deposit itself, it is also a substantial geochemical anomaly that indicates the existence of a substantial lode source(s). In 2007, we conducted a reverse circulation drill program on the placer that identified about 10.5 million cubic yards of mineralized material. The placer gold deposit is open to the north and west, and gravel bench deposits remain unevaluated on the east, thereby suggesting to us a reasonable alluvial resource discovery potential of one-half million ounces of fine gold. The placer gold deposit represents only the coarser fraction of the original in-situ resource in the portion of the lode source that has been eroded to generate it.

GOLDRICH MINING COMPANY
Squaw Lake
Little Squaw Lake
BIG SQUAW CR. GOLD PLACER TARGET
NUGGET CREEK GOLD PLACER TARGET
MELLO BENCH PAST PRODUCTION 30,470 oz Gold
LITTLE SQUAW CR. GOLD PLACER RESOURCES
060°
AURORA GULCH EXPOSURE
BIG SQUAW CR. UNRECORDED PRODUCTION
McLELLAN CREEK UNRECORDED PRODUCTION
TOBIN CR. PLACER PRODUCTION >21,060 oz Gold
BIG CREEK PLACER PRODUCTION >25,400 oz Gold
13 additional 40 acre MTRSC claims along Big Creek south of map border.
7,495,000 N.
7,490,000 N.
445,000 E.
450,000 E.
455,000 E.
T 32 N
T 31 N
Boulder Creek
McLellan Pass
McLellan Peak
Placer exploration target
Past Placer production
2009 Placer Bulk Test
Strata-bound lode target-showing inferred extension at depth
Shear zone
PROPOSED DRILL HOLE & ORIENTATION
1 st PRIORITY
2 nd PRIORITY
0 1 MILE
CONTOUR INTERVAL 100 FEET
GOLD EXPLORATION TARGETS
CHANDALAR MINING DISTRICT
Gold Explor Targets 12-27-10.cdr

Map 4 - Chandalar Exploratory Gold Deposit Drill Target with Proposed Drill Holes

Proposed diamond-core drilling for 2011 is intended to evaluate the degree of mineralization occurring as a large, folded strata-bound rock unit over five miles in length. The proposed drill program will further explore the correlation of the overlying magnetic schist and quartz muscovite chlorite schist, locally hematite-spotted, to the underlying Mikado phyllite and possible mineralization, as well as to the orogenic gold-quartz veins that rise through it. We postulate that feeder zones through which ore-forming fluids rose are associated with dilation zones developed by periodic differential off-set movement between the deep-seated NE and WNW fault zones. Also, multitudes of tension microfractures along the axis of the fold are thought to be variously mineralized with gold. These zones represent primary targets for drilling. Map 4 depicts the core drilling targets zone.

Chandalar Exploration Programs

In the summer of 2011 we have plans to execute a diamond-core drilling exploration program on a series of hard-rock gold targets on our Chandalar claims. These targets contain numerous gold showings and we believe they are the source areas of the alluvial gold deposits in the creek drainages. We believe we have accumulated a body of knowledge on the Chandalar claims which points us toward significant areas of interest for discovery of very large tonnages of mineralization, and our drilling program has been designed to further qualify those targets for potential commercialization. Our 2011 hard-rock drilling plan is extrapolated from a 2007 exploration plan that was not undertaken previously due to financial limitations. Independent third party professionals have analyzed the 2006 hard-rock rotary drill results and the surface exploration work performed in intervening years and have recommended prioritized hard-rock drill targets for our 2011 exploration season.

The property currently does not contain any known probable or proven ore reserves under the definition of ore reserves within SEC Industry Guide 7. However, Mr. Barker, consulting geologist and Chandalar Project Technical Manager, prepared an internal technical report formatted to 43-101 standards in collaboration with J. O. Kenner and R. B. Murray that covers the hard-rock and placer (or alluvial) gold programs at Chandalar through 2008. That report is dated April 15, 2009 and may serve as the foundation document for a future filing to achieve 43-101 compliance. It presents the status of the Chandalar project and provides recommendations and budgets for moving the project forward. The most important specific recommendations of the report are, in priority order.

1.

Continue a mineralized material evaluation program and develop, as warranted, a placer gold mine capable of processing 400 cubic yards of gravel per hour and producing 15,000 to 30,000 oz of fine gold per year.

Phase 1: Mineralized material drilling of the Little Squaw Creek alluvial fan. (Budget - $985,600)

•

Determine the northern, eastern and western limits of placer mineralization in the paleo fan.

•

Formulate drill plans for a continuing, future placer exploration program based on seasonal logistical constraints limiting drilling to about 15,000 feet per year. Contingent on the results of the Phase 1 drilling, select the highest priority of Phase 2 options; 2-A (in-fill drilling on the Little Squaw Fan), 2-B (resource evaluation of the Little Squaw gulch), and 2-C (Resource drilling on Big Squaw and Spring Creeks).

2.

Conduct seismic surveys, define the geomorphic classification of the Chandalar placer deposits in comparison to other deposits worldwide, assess marketability for coarse size fraction of placer gold, and present specific recommendations based on the 2007 drilling program.

3.

Continue the hard-rock trenching program, specifically on the St. Mary’s Pass, Aurora Gulch, Summit (including Bonanza), Pioneer, and Chiga prospects. A detailed program totaling 7,440 feet is recommended. ( Budget- $131,325 )

4.

Design a diamond-core drilling program based on trench results from 2007 and the trenching recommended above. Evaluate the tonnage potential at Mikado-St. Mary’s Pass, Aurora Gulch, Pioneer, and Summit prospects; the results will be the basis for future recommendations of mineralized material delineation drilling. Scout holes should be considered at the Rock Glacier, Ratchet, Pallasgreen, Chiga, Little Squaw west, and possible Northern Lights west extension prospects.

5.

Plan and execute laboratory and on-site bulk sample testing of vein-hosted mineralization zones to obtain repeatable estimates of gold grade where coarse gold grains are present.

6.

Continue exploration for potential bulk minable tonnage deposit(s) based on including lenses or ore shoots of gold-quartz veins with subparallel sheeted and stockwork quartz vein systems and metasediment-hosted disseminated gold mineralization.

7.

Expand the regional exploration program to include gold occurrences between Myrtle Creek on the west and the Middle Fork of the Chandalar River on the east. Continue to evaluate the numerous outlying gold-quartz prospects and unevaluated shear zones throughout the district, particularly under the sediment cover in the north part of the district.

During 2009, we completed the placer gold test mining operation on Little Squaw Creek as was recommended in Mr. Barker’s April 15, 2009 technical report, and explained in the Test Mine Operations for 2009 section of our 2009 Form 10-K as filed on April 6, 2010. Some exploration of the various other placer gold creeks on the Chandalar property took place. Prospecting work on the hard-rock gold deposit possibilities was also accomplished. That work led to some key understandings of the geology. It also generated an internal Company memorandum by Mr. Barker proposing an exploratory diamond-core drill program of about 40 drill holes aggregating 20,000 feet. Map 4 shows the proposed lay out of the drilling, which is designed to test for large low-grade bulk mineable gold deposits. It would evaluate the degree of mineralization occurring as a large strata-bound unit nearly 5 miles in length, as explained Interpretation of Exploratory Findings at Chandalar section of this document above. We anticipate this proposed drilling plan would require a stand-alone (not integrated with the placer gold mine) budget of approximately $1.5 to 2.0 million dollars.

Exploration of the Chandalar Little Squaw Creek Alluvial Gold Deposit

During 2006, independent placer mining consultant Mr. Jeff Keener identified three targets in the vicinity of our exploration camp that may contain significant resources of placer gold: Little Squaw Creek, Spring Creek, and Big Squaw Creek. The most significant is Little Squaw Creek, where, according to our records, early day drift-miners produced 29,237 ounces of gold from the upper area of the creek known as Mello Bench. A reconnaissance drilling program by a former lessee in 1997 outlined what was called an “inferred resource” (i.e. mineralized material according to SEC guidelines) of a couple hundred thousand ounces of placer gold. (We note that this reference is not an SEC Industry Guide 7 compliant reserve.) This drilling basically found that the mineralization mined from Mello Bench extends from there for a long distance down Little Squaw Creek. To the northwest of Little Squaw Creek lies Spring Creek on which no previous prospecting is known to have occurred. It appears to be an old channel of Big Squaw Creek. The third target is the Big Squaw Creek drainage where early day placer gold hand-mining occurred on its upper parts, but is not known to have been productive on its downstream reaches.

During the 2007 exploration season we implemented a rotary reverse circulation placer drilling program for the Little Squaw Creek alluvial gold deposit with the following objectives:

•

First, to establish the approximate amount of mineralized material (unconsolidated gravel) in Little Squaw Creek,

•

Second, to set the stage for expanded placer gold mineralization drilling in adjacent drainages, and

•

Third, to complete the proposed 90-hole 13,000 foot program all according to recommendations of independent placer mining consultant Mr. Keener.

We contracted Metallogeny, Inc., Mr. Keener’s privately owned company, to independently perform the drill site sample collection and analyses of the 2007 placer gold drilling program, which was largely confined to the Little Squaw Creek target. Security of samples and quality control of the assaying work were addressed in the contract and strictly maintained. Metallogeny had exclusive possession of all borehole samples, thereby providing independent sample security from the time of borehole extraction through transport to their Fairbanks laboratory, including completion of the sample processing protocol. This protocol is described in detail in our Form 10-K for the year ended December 31, 2009.

During 2007, we drilled 113 holes for a total of 15,535 feet (Map 5) and processed over 3,100 placer gold drill samples. Twenty-five drill holes did not reach bedrock and were abandoned due to caving or ground swelling or were terminated at the full extent (210 feet) of the available drill rod.

Map 5 – 2007 Drill Hole Pattern & 2010 Mining Operation in Little Squaw Creek Channel (Canyon) and Alluvial Fan

On Little Squaw Creek, seventy-three drill holes intersected the “Pay Horizon” (the mineralized stratum of gravel from which significant or potentially economic quantities of gold can be recovered). Some of those holes did not completely penetrate it. The Pay Horizon thickness-weighted average recoverable gold grade for the 73 drill holes is 0.0246 ounces per bank cubic yard. An adjustment in the grade was made in 2010 when it was discovered that an ISO certified analytical laboratory in 2007 produced biased raw gold fineness assay results showing the grade to be 2.92 percent higher than it is. The grade was then adjusted downward from 0.0246 ounces per bank cubic yard to 0.0238 ounces per bank cubic yard based on then-determined fineness of the gold being 8445 instead of 8700. The adjusted gold grade value equates to $33.32 per bank cubic yard (yd3) over a thickness of 83 feet (28 yards) using the current gold price of about $1,400/oz. We believe the order of magnitude of drilled mineralized material exceeds 10 million bank cubic yards, and that the drill sample results confirm our opinion that we have discovered an industrial-scale placer gold deposit of potential commercial significance. Spatial limits and overall grade of the gold-bearing gravels containing the potentially economic Pay Horizon have not yet been determined. The placer gold deposit remains open for expansion in three directions. The detailed drill results are disclosed in our Form 10-K for the years ending December 31, 2007 and 2008.

2009 Test Mining

Our exploration activities of previous years defined a substantial alluvial gold deposit on Little Squaw Creek. The limits and magnitude of this body of mineralized material remain to be determined by continued drilling. An independent registered professional mining engineer, Mr. Paul Martin, calculated it to be at least 10.5 million bank cubic yards containing 0.0246 fine ounces per bank cubic yard, with an overburden to mineralized material stripping ratio of 0.89 to 1. The grade was subsequently adjusted to 0.0238 fine ounces per bank cubic yard to account for a reduced gold fineness when a certified independent assay laboratory bias was discovered. We believe that with continued drilling, the mineralized body may ultimately prove to be twice this size at roughly the same grade.

In 2009, we accomplished a major step in assessing the economic potential of this mineralized body by completing a test mining operation on it. The major findings of the test mining are explained in Item 2 Properties under the section called “Results of Test Mining Operation” of our Form 10-K for the year ended December 31, 2009. Most importantly, we found that the mineralized material is a continuous but variably mineralized horizon. There are specific horizons within it that are up to 20 feet thick containing the richest gold grades. The mineralized material is about forty percent composed of gravel, cobbles and boulders set in a sixty percent matrix of fine silt. It is not frozen below twelve to fifteen feet of depth, but is nicely compacted and stands well when opened up. Because of the high silt content, the mineralized material, and the overburden as well, expands by over forty percent in volume when it becomes mined and is then converted into loose cubic yards.

The 2009 test mining program involved a full-scale mining test by stripping approximately 40,000 bank cubic yards of waste material and then processing about 9,875 bank cubic yards of gold bearing gravels through our wash plant, recovering 594 ounces of raw gold which, when smelted yielded approximately 500 fine ounces of gold. Total run time for the wash plant was about 156 hours, producing at the rate of about 3.21 fine ounces of gold per hour. The average grade of the mined mineralized material was about 0.060 fine ounces of gold per bank cubic yard.

The high silt content of the mineralized material was determined to be the greatest single issue affecting the mining operation. The large volume expansion of mined material required larger waste storage areas than planned and the re-cycling settling pond would rapidly slime up and thereby impede the operation of the washing plant. Additionally, the recycled water would become concentrated with silt to the point of being a slurry that caused wear and tear on the pumps. When dry, the newly exposed silty mineralized material made for air blown dust and mine road mud hazards. We are now resolving thus issue by designing and permitting larger settling ponds, using dust buster agents on the roadways, and experimenting with environmentally friendly silt precipitation agents.

The test mining operation was undertaken with undersized earth moving equipment on hand for use in our mineral exploration. Because of this, we did not expect it would be an economic success as such success is normally measured. Nevertheless, the test was a complete success in meeting its principal object of obtaining critical mining geotechnical data (engineering, geologic, hydrologic, ground frost) and other information that will aid us with plans in moving forward with the development of the alluvial gold deposit.

Management believes that we have effectively negotiated a steep learning curve in putting an important mining operation together in arctic Alaska. Substantial sunk start-up costs have been made in mine infrastructure development which includes camp, equipment, plant, fuel storage, tools, hardware and consumable supplies, airfield and the pre-stripping of mineralized material. Design improvements to our wash plant were determined that should result in better gold recoveries.

2010 Mining

The 2009 alluvial gold test mining operation successfully yielded valuable geological, mining and engineering data that lead us to the decision to ramp-up the project into commercial gold production in the spring of 2010. Infrastructure and mining development at the Little Squaw Creek Gold Mine was initiated in late May 2010, with the first gold production being delivered to a refinery on July 15, 2010. The mining operation ultimately involved stripping an estimated 131,000 bank cubic yards of waste material and the mining and processing of about 31,680 bank cubic yards of gold bearing gravels, from which about 1,522 ounces of fine gold and 259 fine ounces of silver were produced at the refinery. Our gross precious metal sales in 2010 came to $1,807,452.

The 2010 gold production was limited by the lack of capital to get a second wash plant on line. The 2009 wash plant was re-modeled with improvements (primarily an enlarged hopper with a wet grizzly style infeed) and put on line for the 2010 production. Unfortunately, the plant turned out to be capable of processing only about 29 bank cubic yards per hour on a consistent basis. Attempts at higher processing rates led to overloading the machine and frequent break downs.  The plant ran for 1,094 hours, producing at an average rate of about 1.45 fine ounces of gold per hour.

For the combined 2009 and 2010 mining seasons, the Company mined a total of about 213,000 bank cubic yards of which about 171,000 bank cubic yards was rejected as waste and an aggregate of about 41,500 bank cubic yards of mineralized material was processed through the wash plant, yielding 2,500 ounces of raw gold in concentrates which was further reduced to about 2,022 fine ounces of gold at the refinery. The average grade of the processed material was about 0.060 fine ounces of fine gold per bank cubic yard.  Only higher grade horizons within the thick section of lower grade mineralized material were targeted for mining. Consequently, the overall stripping ratio of the portion of the Little Squaw Creek Gold deposit mined to date is approximately 4 of waste to 1 of processed mineralized material.

Going forward, our primary focus is development of our hard-rock (lode) exploration targets at Chandalar but a secondary goal is to continue to ramp up production at the Little Squaw Creek Gold Mine, eventually achieving full production of 30,000 ounces of gold per year. The capital cost to do so is currently estimated to be approximately $20 million. We will also explore to see if it is possible to begin production at any of the other six known alluvial gold deposit targets at Chandalar. Prior to continuing production, we will be required to resolve the existing violation of our permit as it applies to reclamation activities as described in Environmental Risks above.  We do not expect this resolution to be difficult nor do we expect it to delay or limit production in the future.

LEGAL PROCEEDINGS

Other than routine litigation incidental to our business, there are no pending legal proceedings in which the Company is a party or any of their respective properties is subject, with the exception of the following.

We are currently involved in legal proceedings as the plaintiff with a single party, Delmer and Gail Ackels and their company Gold Dust Mines, Inc. The principal legal proceeding has been ruled in our favor by a trial court, but that ruling and certain issues in the case are being appealed by the defendant. The significant facts and current status are as follows:

Alaska Superior Court Litigation - 4FA-08-1131 CI In February 2007, the Company initiated this action against the Ackels to protect some of its assets at its Chandalar mining property in northern Alaska against mining claim jumping and trespass by the Ackels. Following a three-week jury trial in late 2008, the Company prevailed. Final judgment was entered in favor of the Company in the amount of $110,845.91 for trespass damages, attorneys' fees, costs, and interest to June 11, 2009. The Final Judgment also quieted title to all of the Company's original mining claims and all other mining claims located in 2003 on behalf of the

Company, ejected the Ackels from all of the Company's mining claims, and dismissed the Ackels' counterclaims.

Despite the court's orders, the Ackels remained on the Company's mining claims and mined on a Company claim on Big Creek in the summer of 2009. In August 2010, the trial court granted the Company a second judgment against the Ackels, Final Judgment for Post-Judgment Reclamation Costs, in the amount of $15,862.24 for the cost of reclamation work that will need to be done as a result of the Ackels’ 2009 mining activities on the Company’s mining claims plus attorney’s fees.

In mid-2010, the Company executed on and sold the Ackels’ personal property (i.e., equipment and mining claims) on Big Creek in the Chandalar Mining District to satisfy the original Final Judgment from 2009. From the execution sale proceeds, the Company received $110,845.91 towards the judgment in September 2010. The trial court is still considering the issues of how much additional interest and what costs are recoverable so an additional award is expected. The trial court is also holding sufficient proceeds from the execution sale of the Ackels’ personal property to satisfy the second judgment for reclamation costs, and a writ has been served on the court for payment of this judgment.

Alaska Supreme Court - S-13530. In May 2009, the Ackels appealed the original Final Judgment to the Alaska Supreme Court. All briefing and oral argument is complete. The appeal is now under consideration by the Alaska Supreme Court. It could take a year or more before the Company has a decision from the Alaska Supreme Court, especially if the court consolidates this decision with the Ackels’ second appeal discussed below.

Alaska Supreme Court - S-13909. In June 2010, the Ackels filed a second appeal to the Alaska Supreme Court, appealing the Final Judgment for Post-Judgment Reclamation Costs. Briefing of this appeal has just begun with the Ackels’ opening brief currently due December 27, 2010. As of December 31, we have been notified that this briefing was not timely filed. Once briefing is complete, the parties will have oral argument before the Alaska Supreme Court. This appeal will take approximately a year to a year and half from filing to complete. There is also a possibility that the Alaska Supreme Court will consolidate the Ackels’ two appeals for purposes of decision, which will delay the decision in the primary appeal, S-13530.

Bankruptcy Adversary Proceeding - F09-90014-DMD. In 2009, the Ackels reopened their 2000 Chapter 7 bankruptcy to file an adversary complaint against the Company for alleged violations of their bankruptcy discharge, seeking money damages in the amount of $560,000 and the reinstatement of title to the mining claims staked in 2003. In September 2009, the bankruptcy court dismissed the Ackels' complaint with prejudice as without merit. The Ackels appealed the dismissal to the Ninth Circuit Court of Appeals Bankruptcy Appellate Panel ("the BAP"). The BAP dismissed the appeal as untimely (BAP AK-09-1324) in December 2009. In January 2010, the Ackels untimely appealed the BAP's dismissal to the Ninth Circuit Court of Appeals. In August 2010, the Ninth Circuit summarily dismissed the appeal as untimely, and the Ackels’ moved for reconsideration. On November 9, 2010, the Ninth Circuit clarified its dismissal of the Ackels’ appeal for lack of jurisdiction. There are now no pending or unresolved issues in Bankruptcy Court, the BAP, or the Ninth Circuit Court of Appeals.

Department of Natural Resources ("DNR") Appeal. On November 11, 2008, DNR adjudicated the Ackels' amendments to their certificates of location for LSQ #4, GDM #1, GDM #2, and GDM #17 and determined that all of these amendments were invalid because of the Company's prior existing mining claims. The Ackels timely appealed DNR's adjudication to the Commissioner of DNR. DNR is approximately two years behind considering appeals. Unless DNR rules in the interim, no further action will be taken with the DNR appeal until the original Alaska Supreme Court appeal, S-13530, is complete and title to these claims is final.

At this time, we believe a favorable outcome is probable. However, there are no guarantees in litigation, including the appeals process, and it is impossible to make any meaningful predictions as to the likelihood or quantification of the final risk of loss.

There are no pending legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficiary of more than 5% of the common stock of the Company, or any security holder of the Company is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the Over the Counter (OTC) Bulletin Board which is sponsored by the Financial Industry Regulatory Authority (FINRA). The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current “bids” and “asks” as well as volume information. The OTC Bulletin Board is not considered a “national exchange.”

Our common stock is quoted on the FINRA OTC Bulletin Board under the symbol “GRMC”. The following table shows the high and low bid information for the Common stock for each quarter of the fiscal years 2010 and 2009.

Fiscal Year	High Closing	Low Closing
2009
First Quarter	$0.16	$0.06
Second Quarter	$0.16	$0.08
Third Quarter	$0.52	$0.12
Fourth Quarter	$0.49	$0.27
2010
First Quarter	$0.45	$0.30
Second Quarter	$0.44	$0.27
Third Quarter	$0.40	$0.13
Fourth Quarter	$0.38	$0.21

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions. The closing price for our common stock on the FINRA OTCBB was $0.31 on December 31, 2010.

Holders of Record

As of December 31, 2010 there were 2,926 shareholders of record of our common stock and an unknown number of additional shareholders whose shares are held through brokerage firms or other institutions.

Dividends

We have not paid any dividends and do not anticipate the payment of dividends on our common stock in the foreseeable future. Our Series A Convertible Preferred Stock earns dividends as follows:

•

Dividend Rate: The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, yearly cumulative dividends from the surplus or net profits of the Company at an effective rate of 5% per annum, of the original Series A Preferred Stock purchase price of $1.00 per share. The Series A dividend shall accrue ratably from the date of issuance of the Series A Preferred Stock through the entire period in which shares of Series A Preferred Stock are held and shall be payable to the holder of the Series A Preferred Stock on the conversion date of the Series A Preferred Stock or as may be declared by the Board, with proper adjustment for any dividend period which is less than a full year.

o

Preferential and Cumulative. The Series A Dividends shall be payable before any dividends will be paid upon, or set apart for, the common stock of the Company and will be cumulative, so that any dividends not paid or set apart for payment for the Series A Preferred Stock, will be fully paid and set apart for payment, before any dividends will be paid upon, or set apart for, the common stock of the Company.

Payment of Dividend: If the Company shall have sufficient earnings to pay a dividend on the Series A

Preferred Stock, upon declaration of any dividend by the Board in compliance with the Alaska Code and the Company’s Articles of Incorporation and Bylaws, the holder of Series A Preferred Stock may elect to receive payment of Series A dividend on a dividend payment date in cash, or provisionally in gold. Payment of Series A dividends in gold shall be paid only if the Company is producing gold in sufficient quantities as of the dividend payment date to pay such in-kind dividend and shall be delivered in the form of gold produced from the Company’s Chandalar property. The Company has accrued total dividends in arrears of $88,983 as of September 30, 2010.

The Company issued Series A Preferred Stock to two U.S. Persons (as defined in Regulation S of the Securities Act of 1933, as Amended (the “Securities Act”)) who are accredited investors, relying on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The Company issued Series A Preferred Stock to one person who is “accredited investor” and not a U.S. Person, relying on the exception from the Securities Act registration requirements available under Regulation S of the Securities Act.

Repurchase of Securities

During 2010, neither the Company nor any affiliate of the Company repurchased common shares of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Securities Authorized for Issuance under Equity Compensation Plans

During 2010, we issued no options to purchase shares of our Company’s common stock under our Restated 2008 Equity Incentive Plan. At December 31, 2010, we have the following options outstanding and available for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	3,065,000	$0.30	865,600
Equity compensation plans not approved by security holders	0	0	0
Total	3,065,000	$0.30	865,600

Issuer Purchase of Equity Securities

During 2009 and 2010, neither the Company nor any of its affiliates repurchased common shares of the Company registered under Section R of the Exchange Act.

Sale of Unregistered Securities

Series A Convertible Preferred Stock

On December 30, 2008, we completed the offer and sale of 225,000 shares of preferred stock in the Company, resulting in net proceeds of $225,000 to the Company. These shares were issued from the designated 1,000,000 shares of Series A Preferred Stock, no par value, with the following rights and preferences:

•

Liquidation Preference: Upon a liquidation event, an amount in cash equal to $2.00 per share (adjusted appropriately for stock splits, stock dividends and the like), for a total of $900,000 at December 31, 2009, together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled shall be paid prior to liquidation payments to holders of Company securities junior to the Series A Preferred Stock.

•

Voting: Each holder of Series A Preferred Stock shall be entitled to vote on all matters upon which holders of common stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series A Preferred Stock could be converted.

•

Conversion: Any share of Series A Preferred Stock may, at the option of the holder, be converted at any time into such number of fully-paid and non-assessable shares of common stock as is equal to $1.00 divided by $0.16667 per share. The Company has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the third anniversary of its issuance if the weighted average trading price of the common stock exceeds $1.00 per share for ten consecutive trading days. The Company also has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the tenth anniversary from the date of issuance.

•

Dividend Rate: See Dividends above for rate and terms of dividends on Series A Preferred Stock.

During the quarter ended September 30, 2009, we completed the offer and sale of an additional 250,000 shares of Series A Preferred Stock, resulting in net proceeds of $250,000 to the Company. The preferred shares carry the same terms as outlined above.

During the quarter ended December 31, 2009 and the quarter ended March 31, 2010, a preferred shareholder exercised his right to convert his 50,000 Series A Preferred Stock for 300,000 shares of common stock, leaving a remaining balance of 425,000 shares of preferred stock outstanding at March 31, 2010 and September 30, 2010, the date of our most recent published financial statements.

The shares of preferred stock were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Unit Private Placement

In December 2010, the Company issued 139,945 common shares and 599,772 Class F-2 Warrants for commissions to an agent for services in private placement activities. Terms of the F-2 warrant are identical to the class F warrant as described in the next paragraph except the exercise price to purchase a common share.is $0.22.

On December 17, 2010, the Company issued 4,169,850 units, at a price of $0.18 per unit, for net proceeds of approximately $677,000 in a private placement to investors. Each unit consists of one share of common stock and one Class G common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.36 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.72 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Company granted resale registration rights to such investors, which will require the Company to file a registration statement with the SEC regarding the resale of the common shares issued as part of the units and the common shares issuable upon exercise of the warrants within 60 days of the final closing date of the unit offering.

Between March 19, 2010 and August 29, 2010, the Company issued 4,105,998 units, at a price of $0.30 per unit, for net proceeds of $1,132,774 in a private placement to investors. Each unit consists of one share of common stock and one-half Class F common stock purchase warrant. As a result, 2,052,995 Class F warrants were issued. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the Company’s common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Company granted resale registration rights to such investors. The common shares which were issued as part of the units have been, or shortly will be held for more than 6 months, are or shortly will be freely tradable, and are included in this registration statement. As part of this placement, the Company issued 139,945 shares of common stock and 599,772 Class F-2 Warrants to a selling agent for commissions, which are also included in this registration statement.

On October 31, 2008 and during the 3rd quarter of 2009 ending September 30, 2009, the Company closed private placements totaling 475,000 units at a price of $1.00 per unit, each unit consisting of one share of Series A 5% Convertible Preferred shares, convertible at the option of the holder into six shares of common stock, subject to customary adjustment for stock splits, dividends, recapitalization and other similar corporate transactions. The Series A Preferred shares carry a liquidation preference equal to $2.00 per share and accrue cumulative dividends at 5% per annum to the holder, payable upon conversion of the shares. The Company received proceeds of $475,000 in connection with the private placements. The Company did not grant registration rights to the investors in this series of preferred shares. One holder has converted 50,000 Series A Convertible Preferred shares into 300,000 common shares, leaving 425,000 Series A Convertible Preferred shares outstanding at September 30, 2010, the date of our most recent published financial statements.

The units were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Notes Payable in Gold

On May 6, 2009, the Company’s Board of Directors authorized management to enter into notes payable in gold contracts denominated in troy gold ounces for a total of up to 1,500 ounces of alluvial gold. During the year ended December 31, 2009, the Company was successful in selling approximately 1,291 ounces for total cash proceeds of $870,000. Sales were made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. Except as set forth below, the gold is to be delivered on or before November 1, 2010, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers. The final $200,000 of forward gold sales contracts required delivery of 219.38 ounces of fine gold by November 1, 2009, and required an 8% per annum compounded interest penalty for late delivery. The Company produced and distributed sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation.

On October 19, 2009, the Company’s Board of Directors authorized management to enter into additional notes payable in gold denominated in fine gold ounces for proceeds of up to $7,000,000. During the year ended December 31, 2009, the Company was successful in selling approximately 342 ounces of gold under notes payable in gold for total cash proceeds of $290,000. A total of 145,000 Class E warrants, with a fair value of $42,224, to purchase the Company’s common stock were issued in conjunction with these notes payable. The valuation of gold to be delivered under the notes payable was determined at a uniform percentage to all purchasers of 75% of the closing price of fine gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. The gold is to be delivered on or before November 1, 2011, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers.

During the nine month period ended September 30, 2010, the Company issued notes payable in gold in principal amounts totaling $625,037. Under the terms of the notes, the Company agreed to deliver gold to the holders at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011.

Additionally, for each dollar of note payable in gold entered into during the three months ended December 31, 2009 and the nine month period ended September 30, 2010, the holder received one half of a Class E warrant to purchase shares of common stock. As a result, an additional 312,518 Class E warrants were issued to holders of notes payable in gold. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue. In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

The notes payable in gold contracts contain standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified parties.

At September 30, 2010, the Company had total notes payable in gold outstanding in the aggregate principal amount of $2,106,479 less discounts of $252,218 for a net liability of $1,855,261.  Under the notes, the Company was obligated to deliver 555.11 ounces of fine gold by October 31, 2010 and 989.49 ounces of alluvial gold (equivalent to approximately 861 ounces of fine gold) by November 1, 2010.  The notes also obligate the Company to deliver a further 488.72 ounces of fine gold by November 30, 2011.  The Company is currently in default under certain of the notes as the Company did not mine sufficient gold to meet its 2010 gold delivery obligations because it had to sell the gold it produced to fund mining operations.  The default terms of the notes require the Company to satisfy its delivery obligations by purchasing gold on the open market.  Until the Company has satisfied its gold delivery obligations under the notes, the Company is required to pay interest at the lesser of the prime rate plus 4% per annum or 8% compounded annually; which currently equates to approximately $94,903 per year.

Under six of the notes payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, totaling $600,037, the holders had the option to elect by October 20, 2010, to accelerate the delivery of the gold to October 31, 2010. Three holders of five of those notes totaling $500,037 elected to accelerate delivery to October 2010, and the balance of the five notes was classified as a current liability as of September 30, 2010. The Company was unable to satisfy delivery of gold to any contracts due on October 31, 2010 and on prior notes payable in gold due November 1, 2010, and is in default on these notes. The Company has agreed with the holders of the notes currently in default to convert the notes into common stock, with pricing represented by the value on October 31, 2010 of the 529.72 fine gold ounces due to holders at a price of $0.1575 per common share.  As a result, 4,543,861 common shares are acquirable upon conversion of these notes.

The Company remains in default on notes payable in gold that required delivery of 1,014.88 fine ounces of gold by October 31 and November 1, 2010. The Company is actively working with the remaining note holders to negotiate an extension to or alternative settlement of the notes and does not expect to be required to purchase gold on the open market to satisfy its delivery obligations.  A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

As the Company does not currently have sufficient funds to satisfy its delivery obligations by purchasing gold on the open market, unless the Company is able to renegotiate the notes, convert the notes to equity or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes.  If this occurs, investors may lose all or part of their investment in the Company.

At September 30, 2010, a portion of the Company’s notes payable in gold outstanding, with an aggregate principal amount of $553,333 less discounts of $116,103 for a net liability of $437,230, obligate the Company to deliver 488.72 ounces of fine gold by November 30, 2011.  The Company is not in default on these notes. Unless the Company can produce enough gold to satisfy such gold delivery obligations, renegotiate the terms of the notes, or convert the notes to equity, the Company may be forced to satisfy such delivery obligations by purchasing gold on the open market or default on the notes. In the current trend of rising gold prices, purchasing gold on the open market may be at a significant cost to the Company.  Unless the Company is able to satisfy the notes by delivery of gold, renegotiation, conversion, or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes and investors may lose all or part of their investment in the Company. A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

The notes were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

FINANCIAL STATEMENTS

AUDITORS REPORT, FINANCIAL STATEMENTS, AND NOTES FOR YEAR ENDED DECEMBER 31, 2009

(Extract from Form 10-K for the year ended December 31, 2009)

Page
Report of Independent Registered Public Accounting Firm	55
Consolidated Balance Sheets, December 31, 2009 and 2008	56
Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 and from inception (March 26, 1959) through December 31, 2009	57
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) from inception (March 26, 1959) through December 31, 2009	58-66
Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008 and from inception (March 26, 1959) through December 31, 2009	67-68
Notes to the Consolidated Financial Statements	69-84

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Goldrich Mining Company

We have audited the accompanying consolidated balance sheets of Goldrich Mining Company, (An Exploration Stage Company) (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended and from inception (March 26, 1959) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldrich Mining Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and from inception (March 26, 1959) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and does not have sufficient cash at December 31, 2009 to fund normal operations for the next 12 months, and no recurring source of revenue. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague P.S.

Spokane, Washington

March 23, 2010, except Note 10, which is dated April 2, 2010

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Balance Sheets
December 31, 2009 and December 31, 2008	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$ 302,014	$ 219,724
Value added taxes receivable	7,509	23,788
Prepaid expenses	51,171	52,721
Other current assets	39,201	56,337
Total current assets	399,895	352,570

Property, plant, equipment, and mining claims:
Equipment, net of accumulated depreciation	981,759	715,263
Mining properties and claims	332,854	340,854
Total property, plant, equipment and mining claims	1,314,613	1,056,117

Other assets:
Gold inventory	1,723	101,935
Total other assets	1,723	101,935
Total assets	$ 1,716,231	$ 1,510,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 123,235	$ 38,564
Legal fees payable	19,113	67,845
Accrued liabilities – other	491	8,152
Payable to related parties	229,196	37,800
Deferred consultant and director fees	63,364	15,198
Current portion of notes payable in gold, net of discounts	371,797	-
Current portion of notes payable in gold, net of discounts, related parties	394,677	-
Total current liabilities	1,201,873	167,559

Long-term liabilities:
Notes payable in gold, net of discounts	235,844	-
Notes payable in gold, net of discounts, related parties	20,308	-
Accrued interest payable	-	5,096
Stock subscriptions payable	-	7,560
Accrued remediation costs	55,000	50,000
Convertible debenture	-	1,000,000
Total long-term liabilities	311,152	1,062,656
Total liabilities	1,513,025	1,230,215
Stockholders' equity:
Preferred stock; no par value, 9,000,000
shares authorized; no shares issued or outstanding	-	-
Convertible preferred stock series A; 5% cumulative dividends,
no par value, 1,000,000 shares authorized; 450,000 and 225,000 shares issued and outstanding, respectively, $900,000 liquidation preferences	450,000	225,000
Common stock; $.10 par value, 200,000,000 shares authorized; 44,369,606 and 39,214,913 issued and outstanding, respectively	4,436,960	3,921,491
Additional paid-in capital	8,552,478	7,855,197
Deficit accumulated during the exploration stage	(13,236,232)	(11,721,281)
Total stockholders’ equity	203,206	280,407
Total liabilities and stockholders' equity	$ 1,716,231	$ 1,510,622

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Operations

			From Inception
			(March 26, 1959)
	Years Ended		Through
	December 31,		December 31,
	2009	2008	2009
Income earned during the exploration stage:
Royalties, net	$ -	$ -	$ 398,752
Lease and rental	-	-	99,330
Gold sales and other	606,514	-	637,955
Total income earned during the exploration stage	606,514	-	1,136,037

Operating Expenses:
Costs of gold sales	597,013	-	597,013
Exploration expense	325,357	1,025,769	5,209,845
Management fees and salaries	449,821	384,350	2,375,603
Professional services	162,353	250,139	1,620,157
Other general and administrative expense	95,972	514,908	1,661,262
Office supplies and other expense	11,222	32,689	351,823
Directors' fees	16,350	382,900	731,275
Mineral property maintenance	24,635	21,083	106,891
Depreciation	225,485	182,851	628,969
Reclamation and miscellaneous	5,000	-	120,102
Loss on partnership venture	-	-	53,402
Equipment repairs	-	-	25,170
Loss on disposal of mining properties and equipment	8,000	189,281	197,281
Total operating expenses	1,921,208	2,983,970	13,678,793

Other (income) expense:
Interest income	(1,178)	(10,239)	(279,258)
Interest expense and finance costs	198,962	129,531	894,828
Loss on foreign currency translation	2,473	75,433	77,906
Total other expense	200,257	194,725	693,476

Net loss	$ 1,514,951	$ 3,178,695	$ 13,236,232

Preferred dividends	73,389	-	73,389

Net loss available to common stockholders	$ 1,588,340	$ 3,178,695	$ 13,309,621

Net loss per common share-basic	$ 0.04	$ 0.08	$ 1.19

Weighted average common
shares outstanding-basic	43,445,527	37,690,123	11,169,797

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
				Basis of				Accumulated
				Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Exploration	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total

1959	Issuance of shares	X			441,300	$44,130
	Net loss							$(428)		$43,702

1960	Issuance of shares	X			433,780	43,378
	Net loss							(769)		42,609

1961	Issuance of shares	X			306,620	30,662
	Issuance of shares	X			25,010	2,501	$5,002
	Net loss							(12,642)		25,523

1962	Issuance of shares	X			111,239	11,124
	Issuance of shares	X			248,870	24,887	49,773
	Issuance of shares		Mining leases	Par value of stock issued	600,000	60,000
	Net loss							(5,078)		140,706

1963	Issuance of shares	X			223,061	22,306
	Issuance of shares	X			27,000	2,700	5,400
	Sale of option						110
	Net loss							(5,995)		24,521

1964	Net loss							(8,913)		(8,913)

1965	Issuance of shares	X				19,167	1,917	3,833
	Issuance of shares		Salaries	Price per share issued for cash
				during period	19,980	1,998	3,996
	Net loss							(9,239)		2,505

1966	Issuance of shares	X			29,970	2,997
	Issuance of shares	X			5,200	520	520
	Net loss							(7,119)		(3,082)

1967	Issuance of shares	X			3,700	370	740
	Issuance of shares		Engineering and	Par value of stock issued	24,420	2,442
			management fees
	Issuance of shares		Accounting fees		2,030	2,03	406
	Net loss							(5,577)		(1,416)

1968	Issuance of shares	X			64,856	6,486	12,971
	Issuance of shares		Salaries	Price per share issued for	19,980	1,998	3,996
	Issuance of shares		Directors’ fees	cash during period	30,000	3,000	6,000
	Net loss							(7,322)		27,129

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
				Basis of				Accumulated
				Assignment of			Additional	During the
		Shares Issued for		Amount	Common stock		Paid-in	Exploration	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total

1969	Issuance of shares	X			12,760	$1,276	$2,552
	Issuance of shares	X			338,040	33,804	85,432
	Issuance of shares		Salaries	Approximate price per share	24,000	2,400	4,800
	Issuance of shares		Consideration for	issued for cash during period
			co-signatures		50,004	5,000	10,001
	Net income							$2,272		$147,537

1970	Issuance of shares	X				1,000		100	400
	Issuance of shares		Salaries	Price per share issued for cash in
				prior period	1,500	150	300
	Issuance of shares		Salaries	Price per share issued for cash in
				current period	444	44	178
	Net loss							(8,880)		(7,708)

1971	Issuance of shares	X			13,000	1,300	1,500
	Issuance of shares		Purchase of assets of	Par value of stock issued	336,003	33,600
			Chandalar Mining &
			Milling Co.
	Net loss							(2,270)		34,130

1972	Issuance of shares		Purchase of assets of	Par value of stock issued	413,997	41,400
			Chandalar Mining &
			Milling Co.
	Issuance of shares		Additional exploratory	Dollar value of liabilities paid	55,657	5,566	15,805
			costs through
			payment of
			Chandalar Mining &
			Milling Co. liabilities
	Receipt of treasury stock				(125,688)	(12,569)	(977)		$(13,546)
	in satisfaction
	of accounts receivable
	and investment in
	Chandalar Mining &
	Milling Co.
	Issuance of shares		Mining claims	Par value of stock issued	2,240,000	224,000			13,527
	Net loss							(65,175)		208,031

1973	Net loss							(16,161)		(16,161)

1974	Net loss							(13,365)		(13,365)

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
				Basis of				Accumulated
				Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Exploration	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capial	Stage	Stock	Total

1975	Net loss							$ (15,439)		$ (15,439)

1976	Net loss							(5,845)		(5,845)

1977	Issuance of shares		Purchase of assets of	Par value of stock issued	1,100,100	$ 110,010
			Mikado Gold Mines
	Net loss							(15,822)		94,188

1978	Issuance of shares		Mining claims	Par value of stock issued	400,000	40,000
	Issuance of shares		Directors' fees	Approximate market price per share	40,000	4,000	$ 3,200
	Issuance of shares		Management fees,	Approximate market price per share	109,524	10,952	8,762
			notes payable, and
			accrued interest
	Net loss							(39,144)		27,770

1979	Net loss							(18,388)		(18,388)

1980	Net loss							(34,025)		(34,025)

1981	Net loss							(32,107)		(32,107)

1982	Issuance of shares		Directors' fees	Approximate market price per share	40,000	4,000	20,000
	Net loss							(70,165)		(46,165)

1983	Net loss							(10,416)		(10,416)

1984	Net loss							(63,030)		(63,030)

1985	Issuance of shares		Directors' fees	Approximate market price per share	40,000	4,000	12,000
	Net loss							(78,829)		(62,829)

1986	Issuance of shares	X			44,444	4,444	5,556
	Net loss							(32,681)		(22,681)

1987	Issuance of shares		Officer salary		166,000	16,600	18,500
	Issuance of stock option
			Legal fees	Approximate market price per share			12,360
	Issuable shares		Directors' fees				4,095
	Issuance of stock option
			Equipment	Value of equipment			60,000
	Net loss							(48,057)		63,498

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
								Accumulated
				Basis of Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Exploration	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total

1988	Issuance of shares		Officer salary		194,444	$ 19,444	$ (1,944)
	Issuance of stock option		Legal fees	Approximate market price per share			6,200
	Issuable shares		Directors' fees				1,080
	Issuance of shares		Settlement of stock option	Approximate market price when option was granted	58,860	5,886	(5,886)

	Issuance of shares		Settlement of stock right	Approximate market price when
				right was granted	19,500	1,950	(1,950)
	Net loss							$ (46,961)		$ (22,181)

1989	Issuance of shares		Settlement of stock option	Approximate market price when option
				was granted	68,888	6,889	(6,889)

	Issuance of shares		Settlement of stock right	Approximate market price when right
				was granted	12,000	1,200	(1,200)
	Net loss							(59,008)		(59,008)

1990	Net loss							(37,651)		(37,651)

1991	Issuance of shares		Directors' fees	Approximate market price per share	24,000	2,400
	Purchase of 20,000
	treasury shares	X							(1,500)
	Net loss							(42,175)		(41,275)

1992	Purchase of 32,000
	treasury shares	X							(1,680)
	Net loss							(41,705)		(43,385)

1993	Net loss							(71,011)		(71,011)

1994	Issuance of stock
	option		Officer compensation	Approximate market price per share			6,250
	Net loss							(43,793)		(37,543)

1995	Issuance of shares		Officer compensation	Approximate market price per share	153,846	15,385	4,615
	Purchase of 65,000
	treasury shares	X							(4,975)
	Net loss							(30,728)		(15,703)

1996	Net loss							(39,963)		(39,963)

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
								Accumulated
				Basis of Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Exploration	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total
1997	Expiration of stock option						$ (6,250)			$ (6,250)

	Net loss							$ (31,828)		(31,828)

1998	Net loss							(30,681)		(30,681)

1999	Net loss							(57,812)		(57,812)

2000	Net loss							(37,528)		(37,528)

2001	Net loss							(20,007)		(20,007)
	Balances, December 31, 2001				8,468,506	$ 846,850	$ 351,237	$ (1,221,460)	$ (8,174)	$ (31,547)

2002	Net loss							(12,691)		(12,691)
	Balances, December 31, 2002				8,468,506	$ 846,850	$ 351,237	$ (1,234,151)	$ (8,174)	$ (44,238)

2003	Issuance of shares and warrants		Conversion of related party debts	Fair value of shares issued	1,930,130	193,013	19,323			212,336

	Issuance of shares and warrants		To reimburse payment of	Fair value of shares issued	150,000	15,000				15,000
				professional service fees
	Issuance of shares and warrants	X			1,100,000	110,000	80,310			190,310

	Issuance of treasury shares (50,000)		Officer signing bonus	Fair value of shares issued			4,010		3,490	7,500

	Issuance of shares and warrants		Mining claims	Fair value of shares issued	350,000	35,000				35,000

	Net loss							(221,772)		(221,772)
	Balances, December 31, 2003				11,998,636	1,199,863	$ 454,880	$ (1,455,923)	$ (4,684)	$ 194,136

2004	Issuance of shares and warrants		Conversion of related party debts	Fair value of shares issued	824,370	82,437				82,437

	Issuance of shares and warrants		Success award	Fair value of shares issued	887,500	88,750				88,750

	Issuance of shares through warrant
	exercise ($0.20)	X			1,090,000	109,000	109,000			218,000

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
								Accumulated
				Basis of Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Development	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total
	Issuance of shares through warrant
	exercise of ($0.40)	X			173,611	$ 17,361	$ 52,952			$ 70,313

	Issuance of treasury shares (67,103)		Officer promotion	Fair value of shares issued			2,026		$ 4,684	6,710

	Issuance of stock options		Directors compensation	Intrinsic method			59,200			59,200

	Issuance of shares		Directors compensation	Fair value of shares issued	300,000	30,000	54,000			84,000

	Issuance of shares		Professional services	Fair value of shares issued	90,000	9,000	20,400			29,400

	Net loss							$ (553,178)		(553,178)
	Balance, December 31, 2004				15,364,117	$1,536,411	$752,458	$(2,009,101)	$ 0	$ 279,768

2005	Issuance of shares		Professional services	Fair value of shares issued	50,000	5,000	9,000			14,000

	Issuance of shares		Professional services	Fair value of shares issued	112,903	11,291	14,678			25,969

	Issuance of shares through
	warrant exercise	X			75,000	7,500	9,375			16,875

	Issuance of shares		Professional services	Fair value of shares issued	31,400	3,140	2,197			5,337

	Issuance of shares and warrants
	by private placement	X			500,000	50,000	75,000			125,000

	Issuance of shares and warrants
	by private placement	X			700,000	70,000	105,000			175,000

	Discount of convertible debenture		Discount	Fair value of warrant issued			150,000			150,000
	for value of detached warrant
	issued

	Discount of convertible debenture		Discount	Intrinsic method			150,000			150,000
	for beneficial conversion feature

	Issuance of warrant for		Financing costs	Fair value of warrant issued			30,000			30,000
	deferred finance costs

	Net loss							(386,249)		(386,249)
	Balance, December 31, 2005				16,833,420	$1,683,342	$1,297,708	$(2,395,350)	$ 0	$ 585,700

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity (Deficit) From Inception (March 26, 1959) Through December 31, 2009
								Deficit
								Accumulated
				Basis of Assignment			Additional	During the
		Shares Issued for		of Amount	Common stock		Paid-in	Development	Treasury
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Capital	Stage	Stock	Total

2006	Issuance of shares and warrants
	by private placement, net	X			3,895,000	$ 389,500	$ 466,244			$ 855,744

	Issuance of shares and warrants
	by private placement, net	X			5,600,000	560,000	670,337			1,230,337

	Issuance of shares		Professional services	Fair value of shares issued	25,000	2,500	10,000			12,500

	Issuance of shares		Corporate management exp	Fair value of shares issued	25,000	2,500	7,500			10,000

	Issuance of shares		Investor expense	Fair value of shares issued	25,000	2,500	13,250			15,750

	Issuance of shares		Director’s fees	Fair value of shares issued	50,000	5,000	27,500			32,500

	Issuance of options		Compensation expense	Fair value of options issued			58,715			58,715

	Issuance of shares		Interest expense	Fair value of shares issued	48,750	4,875				61,480

	Issuance of shares through
	warrant exercise	X			300,000	30,000	60,000			90,000

	Issuance of shares through
	option exercise	X			50,000	5,000	6,000			11,000

	Issuance of shares and warrants
	by private placement, net	X			3,012,002	301,200	2,498,785			2,799,985

	Net loss							$(2,004,404)		(2,004,404)

	Balance, December 31, 2006				29,864,172	$ 2,986,417	$ 5,172,644	$(4,399,754)	$ 0	$ 3,759,307

The accompanying notes are an integral part of these financial statements

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity From Inception (March 26, 1959) Through December 31, 2009
		Shares Issued for		Basis of Assignment of Amount	Common Stock		Preferred Stock		Additional	Deficit Accumulated During the
Year	Transaction	Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Shares	Par Value	Paid-in Capital	Exploration Stage	Treasury Stock	Total
2007	Balance, December 31, 2006				29,864,172	$29,864,172			$ 5,172,644	$ (4,399,754)	$ 0	$ 3,759,307
	Issuance of shares
	by exercise of Class A
	Warrants, net	X			2,590,000	259,000			518,000			777,000
	Issuance of shares
	by exercise of Class B
	Warrants, net	X			3,465,194	346,519			869,414			1,215,933
	Issuance of shares
	by exercise of 2005 Private
	Placement Warrants, net	X			400,000	40,000			100,000			140,000
	Issuance of shares		Adjustments – other		1,000	100			(100)			-
	Issuance of shares		Corporate Management	Fair value of shares issued	50,000	5,000			48,500			53,500
	Issuance of shares		Interest expense	Fair value of shares issued	63,746	6,375			53,625			60,000
	Issuance of shares		Compensation expense	Fair value of shares issued					78,000			78,000
	Issuance of shares		Mineral properties and claims	Fair value of shares issued	10,000	1,000			7000			8,000
	Net loss									(4,142,832)		(4,142,832)
2008	Balance, December 31, 2007				36,444,112	$ 3,644,411	0	$ 0	$ 6,847,083	$ (8,542,586)	$ 0	$ 1,948,908
	Issuance of shares and warrants by Private Placement, net	X			971,666	97,167			484,732			581,899
	Issuance of shares by Private Placement	X					225,000	225,000				225,000
	Issuance of shares		Investor expense	Fair value of shares issued	44,400	4,440			28,092			32,532
	Issuance of shares		Corp mngmt & Director fees	Fair value of shares issued	1,196,052	119,605			106,835			226,440
	Issuance of shares		Interest expense	Fair value of shares issued	394,410	39,441			20,723			60,164
	Issuance of options		Corp mngmt & Director fees	Fair value of options issued					288,000			288,000
	Issuance of options		Investor Expense	Fair value of options issued					51,500			51,500
	Issuance of shares		Compensation expense	Fair value of shares issued	164,273	16,427			28,232			44,659
	Net Loss									(3,178,695)		(3,178,695)
	Balance, December 31, 2008				39,214,913	$ 3,921,491	225,000	$225,000	$7,855,197	$(11,721,281)	$ 0	$ 280,407

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company (An Exploration Stage Company) Consolidated Statements of Changes in Stockholders' Equity From Inception (March 26, 1959) Through December 31, 2009
		Shares Issued for		Basis of Assignment of Amount	Common Stock		Preferred Stock		Additional	Deficit Accumulated During the
		Cash	Non-cash Consideration	for Non-cash Consideration	Shares	Par Value	Shares	Par Value	Paid-in Capital	Exploration Stage	Treasury Stock	Total
2009	Balance, December 31, 2008				39,214,913	$3,921,491	225,000	$225,000	$7,855,197	$(11,721,281)	$ 0	$ 280,407

	Issuance of shares by Private Placement, net	X					250,000	250,000				250,000

	Discount on preferred stock for beneficial conversions feature		Discount	Intrinsic method				(55,000)	55,000			-
	Deemed dividend on vested convertible feature of preferred stock		Dividend	Intrinsic method				55,000	(55,000)			-

	Issuance of shares for fees		Corp mgmt & Director fees	Fair value of shares issued	116,308	11,631			(4,071)			7,560

	Correction of shares issued for interest in 2008				(183,836)	(18,384)			18,384			-

	Issuance of shares for conversion of convertible debenture				5,000,000	500,000			500,000			1,000,000

	Issuance of shares		Interest expense	Fair value of shares issued	72,328	7,233			7,233			14,466

	Issuance of shares for conversion of preferred shares				150,000	15,000	(25,000)	(25,000)	10,000			-

	Issuance of options		Corp mgmt & Director fees	Fair value of options issued					123,500			123,500
	Surrender of shares				(107)	(11)			11			-
	Discount of notes payable in gold for detached warrants issued		Discount	Fair value of warrants issued					42,224			42,224
	Net Loss									(1,514,951)		(1,514,951)
	Balance, December 31, 2009				44,369,606	$4,436,960	450,000	$450,000	$ 8,552,478	$(13,236,232)	$ 0	$ 203,206

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
			From Inception
			(March 26, 1959)
	Years Ended		Through
	December 31,		December 31,
	2009	2008	2009
Cash flows from operating activities:
Net loss	$ (1,514,951)	$ (3,178,695)	$ (13,236,232)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	225,485	182,852	629,462
Loss on disposal of mining property	8,000	188,276	196,276
Loss on sale of equipment	-	945	4,388
Common stock, warrants, and options
issued for salaries and fees	7,560	303,631	867,341
Common stock issued for interest	14,466	60,164	196,110
Compensation expense for stock option grants	123,500	339,500	599,715
Amortization of discount on gold contracts	178,825	-	178,825
Amortization of discount on convertible
debenture for value of warrant	-	-	150,000
Amortization of discount on convertible
debenture for beneficial conversion feature	-	29,642	150,000
Amortization of deferred financing costs	-	39,725	130,000
Gold delivered to satisfy notes payable	(273,974)	-	(273,974)
Gold delivered in exchange for equipment	(10,966)	-	(10,966)

Change in:
Accrued interest receivable	-	768	-
Value added taxes receivable	16,279	(23,788)	(7,509)
Prepaid expenses	1,550	79,869	(51,171)
Gold inventory	100,212	-	(1,723)
Other current assets	17,136	(3,791)	(39,201)
Accounts payable	84,671	(161,964)	123,235
Accrued liabilities – other	(7,661)	(11,679)	491
Legal fees payable	(48,732)	53,512	19,113
Accrued interest payable	(5,096)	-	-
Payable to related parties	191,396	1,054	229,196
Deferred consultant and director fees	48,166	15,198	63,364
Accrued commission payable	-	-	277,523
Convertible success award, Walters LITS	-	-	88,750
Accrued remediation costs	5,000	-	55,000
Net cash used - operating activities	(839,134)	(2,083,492)	(9,661,987)

Cash flows from investing activities:
Receipts attributable to unrecovered
promotional, exploratory, and development costs	-	-	626,942
Proceeds from the sale of equipment	-	2,800	63,124
Purchases of equipment, and unrecovered
promotional and exploratory costs	(355,016)	(2,953)	(1,497,825)
Release of restricted cash	-	31,561	-
Additions to mining properties and claims - direct
costs for claim staking and acquisition	-	(26,536)	(503,890)
Net cash provided (used) - investing activities	(355,016)	4,872	(1,311,649)

The accompanying notes are an integral part of these financial statements

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Cash Flows Continued:

			From Inception
			(March 26, 1959)
	Years Ended		Through
	December 31,		December 31,
	2009	2008	2009

Cash flows from financing activities:
Proceeds from related party debt	$ -	$ -	$ 100,000
Payments on related party debt	-	-	(100,000)
Increase (decrease) in stock subscription payable	(7,560)	7,560	-
Proceeds from issuing convertible debenture	-	-	700,000
Proceeds from issuance of warrants in connection
with issuance of convertible debenture	-	-	150,000
Proceeds allocated to beneficial conversion feature
of convertible debenture	-	-	150,000
Payment of financing costs from cash proceeds of
convertible debenture	-	-	(100,000)
Proceeds from issuance of common stock in connection
with exercise of options and warrants	-	581,899	2,815,832
Proceeds from issuance of common stock, net of offering
costs	-	-	6,082,045
Proceeds from notes payable in gold	1,160,000	-	1,160,000
Proceeds from issuance of convertible preferred stock	250,000	225,000	475,000
Payments on capital lease payable	-	-	(23,053)
Payment of note payable on equipment	(126,000)	-	(126,000)
Acquisitions of treasury stock	-	-	(8,174)
Net cash provided - financing activities	1,276,440	814,459	11,275,650

Net increase (decrease) in cash and cash equivalents	82,290	(1,264,161)	302,014

Cash and cash equivalents, beginning of period	219,724	1,483,885	-
Cash and cash equivalents, end of period	$ 302,014	$ 219,724	$ 302,014

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Mining claims purchased with common stock	$ -	$ -	$ 43,000
Additions to property, plant and equipment
acquired through capital lease and notes payable	$ 126,000	$ -	$ 149,053
Additions to property, plant and equipment paid in gold	$ 10,966	$ -	$ 10,966

Related party liability converted to common stock	$ -	$ -	$ 301,086
Issuance of warrants for deferred financing
costs of convertible debenture	$ -	$ -	$ 30,000
Issuance of common stock upon conversion of
convertible debenture	$ 1,000,000	$ -	$ 1,000,000
Issuance of common stock upon conversion of
preferred shares	$ 25,000	$ -	$ 25,000

Warrants issued with notes payable in gold	$ 42,224	$ -	$ 42,224

Notes payable satisfied with gold	$ 273,974	$ -	$ 273,974

The accompanying notes are an integral part of these financial statements

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

1.

ORGANIZATION AND DESCRIPTION OF BUSINESS

Goldrich Mining Company (“Company”), was incorporated under the laws of the State of Alaska on March 26, 1959. The Company is engaged in the business of acquiring and exploring mineral properties throughout the Americas, primarily those containing gold and associated base and precious metals. The Company’s common stock trades on the NASD OTCBB exchange under the ticker symbol GRMC.

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception and does not have sufficient cash at December 31, 2009 to fund normal operations for the next 12 months. The Company has no recurring source of revenue and its ability to continue as a going concern is dependent on the Company’s ability to raise capital to fund its future exploration and working capital requirements. The Company’s plans for the long-term return to and continuation as a going concern include financing the Company’s future operations through sales of its common stock, entering into debt or line of credit facilities, sales of gold produced in mining activities and the eventual profitable exploitation of its mining properties. Additionally, the current capital markets and general economic conditions in the United States are significant obstacles to raising the required funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently investigating a number of alternatives for raising additional capital with potential investors, lessees and joint venture partners. The Company is also considering the beginning of commercial production on its Little Squaw Creek gold deposit in the summer of 2010 but such plans are subject to acquiring sufficient funds to finance production. Because of the Company’s need to conserve cash, all discretionary spending and exploration spending has been placed on hold.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Accounting Standards Codification

 In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards  Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities. The

 ASC is a new authoritative source that took existing accounting pronouncements and organized them by accounting topic. Relevant  authoritative literature issued by the Securities and Exchange Commission (“SEC”) and select SEC staff  interpretations and administrative literature was also in the ASC. All other accounting guidance not included in the ASC is nonauthorititave. The ASC was effective for our interim quarterly period beginning July 1, 2009. The adoption of the ASC did not have an impact on our consolidated financial position, results of operations or cash flows.

Exploration Stage Enterprise

Since the Company is in the exploration stage of operation, the Company’s financial statements are prepared in accordance with the provisions of ASC 915 Development Stage Enterprises, as it devotes substantially all of its efforts to acquiring and exploring mining interests that management believes should eventually provide sufficient net profits to sustain the Company’s existence. Until such interests are engaged in commercial production, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with this standard.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Consolidation of and Accounting for Subsidiary

During the years ended December 31, 2009 and 2008, the Company operated a subsidiary in Mexico to account for winding up expenses related to an exploration property formerly held by the Company in that country. This subsidiary, Minera LSG, is included in the accompanying financial statements by consolidation of the Statements of Operations for the years then ended and the Balance Sheets for the periods ended December 31, 2009 and December 31, 2008, with all intercompany balances and investment accounts eliminated. In Accordance with ASC 830 Foreign Currency Matters, the Company accounts for non-US activities, including transactions denominated in non-US dollar currency and translation of non-US dollar denominated account balances.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates used in preparing these financial statements include those assumed in estimating the recoverability of the cost of mining claims, accrued remediation costs, beneficial conversion features of convertible debt, deferred financing costs and deferred tax assets and related valuation allowances. Actual results could differ from those estimates.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC 815 Derivatives and Hedging, This guidance requires recognition of all derivatives as either assets or liabilities on the balance sheet and measurement of those instruments at fair value. Appropriate accounting for changes in the fair value of derivatives held is dependent on whether the derivative instrument is designated and qualifies as an accounting hedge and on the classification of the hedge transaction.

Reclassifications

Certain reclassifications have been made to conform prior year’s data to the current presentation. These reclassifications have no effect on the results of reported operations or stockholders’ equity.

Cash and Cash Equivalents and Restricted Cash

For the purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid investments purchased, with an original maturity of three months or less, to be a cash equivalent. Cash or cash equivalents which secure debt instruments, credit facilities, reclamation or environmental bonds, or that are otherwise limited or restricted in their usage, are reported separately and not included in cash and cash equivalents.

Gold Inventory

The Company values gold inventory at the lower of net production cost or net realizable value. Because the nature of mining activity to produce the gold inventory was characterized as a ‘test’ mining activity, meaning that a limited portion of previously drilled and explored area of the alluvial deposit was selected for limited mining to prove out mining methods and gathering engineering, geological, hydraulic, and other key processing data, the cost associated with the mining operation exceeded the market value of the gold extracted. Therefore, the valuation of the gold inventory extracted is limited to the net realizable value of the gold inventory.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Plant, Equipment, and Accumulated Depreciation

Plant and equipment are stated at cost, which is determined by cash paid or fair value of the shares of the Company’s common stock issued. The Company’s mill buildings and equipment are located on the Company’s unpatented state mining claims located in the Chandalar mining district of Alaska. All mill buildings and equipment purchased prior to 2006 are fully depreciated. The Company’s equipment is located at the Chandalar property in Alaska, with a small amount of office equipment located at Company offices in Spokane, Washington. Assets are depreciated on a straight line basis. Of the Company’s assets, $933,140 are being depreciated over lives of five and three years and $668,188 are being depreciated over seven years, resulting in total depreciation expense of $225,485 and $182,852 being recognized for 2009 and 2008, respectively.

Mining Properties and Claims

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring mineral properties and expenses costs to maintain mineral rights and leases as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral properties are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations.

Foreign Currency Translation

Assets and liabilities denominated in a foreign currency are translated to U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs, and expenses are translated using an average rate. Realized and unrealized foreign currency transaction gains and losses are included in the consolidated statement of operations.

Adopted Accounting Pronouncements

On January 1, 2009, the Company adopted a Business combination policy (“ASC 805”) which changes the method of accounting for assets acquired and liabilities assumed in a business combination. These changes include:

•

Acquisition costs are generally expensed as incurred;

•

Non controlling interests are valued at fair value at the acquisition date;

•

Acquired contingent liabilities are recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non acquired contingencies;

•

In-process research and development are recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•

Restructuring costs associated with a business combination are generally expensed subsequent to the acquisition date; and

•

Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally do affect income tax expense.

The adoption of this guidance did not have a material effect on the Company’s financial statements.

In April 2009, the FASB amended guidance (“ASC 820”) to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. It was effective for interim reporting periods ending after June 15, 2009, and was adopted without a material effect on the Company’s financial position or results of operations.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

2.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Income Taxes

Income taxes are recognized in accordance with ASC 740  Income Taxes, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. ASC 740 prescribes a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. In the course of our assessment, we have determined that we are subject to examination of our income tax filings in the United States and state jurisdictions for the 2006 through 2008 tax years. In the event that the Company is assessed penalties and or interest; penalties will be charged to other operating expense and interest will be charged to interest expense.

Accounting for Convertible Debt Instruments

In May 2008, the ASC guidance was updated for convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative. The update requires that the liability and equity components of convertible debt instruments within the scope be separately accounted for in a manner that reflects the entity’s nonconvertible debt borrowing rate. This requires an allocation of convertible debt proceeds between he liability component and the embedded conversion option. (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component is reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life using the effective interest method. The adoption of this guidance did not have a material effect on the Company’s financial statements.

Net Loss Per Share

Basic EPS is computed as net income available to common shareholders after dividends to preferred shareholders, divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible debt and securities. The dilutive effect of vested convertible and exercisable securities would be:

For years ended December 31,	2009	2008
Convertible preferred stock	2,700,000	1,350,000
Common stock options	2,665,000	2,415,000
Common stock warrants	630,833	2,717,639
Convertible debenture	-	5,000,000
Total possible dilution	5,995,833	11,482,639

At December 31, 2009 and 2008, the effect of the Company’s outstanding options and common stock equivalents would have been anti-dilutive. Accordingly, only basic EPS is presented.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred with transfer of title and risk of loss, the sale price is fixed or determinable, and collectability is reasonably assured.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Deferred Financing Costs

Financing costs incurred in connection with the Company’s financing activities are amortized using the effective interest method over the life of the related financing.

Reclamation and Remediation

The Company’s operations have been, and are subject to, standards for mine reclamation that have been established by various governmental agencies. The Company records the fair value of an asset retirement obligation as a liability in the period in which the Company incurs a legal obligation for the retirement of tangible long-lived assets. A corresponding asset is also recorded and depreciated over the life of the asset. After the initial measurement of the asset retirement obligation, the liability will be adjusted at the end of each reporting period to reflect changes in the estimated future cash flows underlying the obligation. Determination of any amounts recognized upon adoption is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates.

For non-operating properties, the Company accrues costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Such costs are based on management’s estimate of amounts expected to be incurred when the remediation work is performed.

Share-Based Compensation

The Company periodically issues common shares or options to purchase shares of the Company’s common shares to its officers, directors or other parties.  These issuances are valued at market, in the case of common shares issued, or at fair value in the case of options.  The Company uses a Black Scholes valuation model for determining fair value of options, and compensation expense is recognized ratably over the vesting periods on a straight line basis.  Compensation expense for grants that vest upon issue are recognized in the period of grant.

Fair Value Measures

Accounting principles requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC prioritizes the inputs into three levels that may be used to measure fair value:

•

Level 1: applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

•

Level 2: applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•

Level 3: applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Fair Value Measures, continued

Our financial instruments consist principally of cash. The table below sets forth our assets and liabilities measured at fair value, whether recurring or non-recurring and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

	Balance December 31, 2009	Balance December 31, 2008	Input Hierarchy level
Recurring:
Cash and cash equivalents	$ 302,014	$ 219,724	Level 1

Financial Instruments Potentially Settled in Shares of Company Stock

From time to time, the Company enters into transactions which contain conversion privileges, the settlement of which may entitle the holder or the Company to settle obligations by issuance of Company securities. These transactions, the value of which may be derived from the fair value of Company securities, are accounted for in accordance with ASC 470. Fair value considerations required by this pronouncement are estimated using the Black-Scholes option pricing model. Note 5 “Convertible Debenture” of these financial statements contains details of application of these pronouncements to a Convertible Debenture issued by the Company in 2005. There are no such transactions in 2009 and 2008.

When the Company enters into transactions that contain beneficial conversion features or warrants, the proceeds of those transactions are allocated between the components of the transaction, with beneficial conversion features (a conversion price which is less than the market price at the date of issue) charged to additional paid-in capital and amortized over the life of the vesting period of the conversion feature as a deemed dividend, and warrants are recorded at their fair value at the date of issue.  In 2009, the Company issued Convertible Preferred Stock with a beneficial conversion feature and entered into notes payable in gold which had a warrant attached to the gold contract.  The valuation of the Preferred Stock was reduced by the beneficial conversion feature and charged to additional paid-in capital. Because the right to convert the Preferred Stock was immediately available to the purchasers of the stock, the beneficial conversion feature was immediately recorded as a deemed dividend, which was also credited to additional paid-in capital to increase the carrying value of the Preferred Stock.  The warrants issued as part of the notes payable in gold were charged to additional paid-in capital at their fair value on the date of issuance calculated using a Black Scholes fair value model. This charge decreased the notes payable in gold liability and will be amortized over the term of the note payable as interest expense.

3.

PROPERTY, PLANT, EQUIPMENT AND MINING CLAIMS

Plant and Equipment

Located on the Company’s unpatented state mining claims in the Chandalar District are certain buildings, including milling buildings and other mining equipment that are fully depreciated and have no book value. Accordingly, the Company has removed its cost basis and the associated accumulated depreciation from its financial statements.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

3.

PROPERTY, PLANT, EQUIPMENT AND MINING CLAIMS, CONTINUED:

Equipment

At December 31, 2009 and 2008, the Company’s equipment classifications were as follows:

	2009	2008
Exploration equipment	$ 1,226,061	$ 737,313
Vehicles and rolling stock	331,661	331,661
Office and other equipment	43,985	40,950
Total	1,601,707	1,109,924
Accumulated depreciation and amortization	(619,948)	(394,661)
Equipment, net of depreciation
and amortization	$ 981,759	$ 715,263

Mining Properties and Claims

At December 31, 2009 and 2008, the Company’s mining properties and claims were as follows:

	2009	2008
Chandalar property and claims	$ 264,000	$ 264,000
2003 purchased claims	35,000	35,000
Unpatented state claims staked	33,854	33,854
Marisol claims	0	8,000
Total	$ 332,854	$ 340,854

4.

RELATED PARTY TRANSACTIONS

In October 2009, the Company employed one of its existing directors to serve as President and Chief Executive Officer.  In connection with his employment the Company issued 750,000 options as described in Note 7. The Chief Executive Officer elected to defer his salary until the Company is successful in securing financing sufficient to fund future operations.  At December 31, 2009, a total of $36,290 of deferred salary included in payable to related parties had been accrued. With this employment, the former President became Vice President and Chief Operating Officer (“COO”).

Pursuant to terms of his contract, the Company’s COO elected to accrue fees owed to him until such time as the Company has sufficient cash reserves to pay them. During the year ended December 31, 2009, the Company accrued $173,700. Additionally, an amount of $19,206 has been accrued for fees due to the Company’s Chief Financial Officer (“CFO”) at December 31, 2009. These amounts are included in payable to related parties.

During the year ended December 31, 2009, the Company’s COO entered into a note payable in gold with the Company for $75,000, a $102,740 liability by the Company less $27,740 in discounts, representing 110.54 troy ounces, with the gold to be delivered on or before November 1, 2010 from gold yet to be produced at the Company’s Chandalar property. See Note 6 Notes Payable in Gold for details.

During the year ended December 31, 2009, an affiliate of the Company, owning more than 5% of the outstanding shares, entered into a note payable in gold with the Company for $250,000, a $342,466 liability less $92,466 in discounts, representing 377.58 troy ounces, with the gold to be delivered on or before November 1, 2010 from gold yet to be produced at the Company’s Chandalar property. See Note 6 Notes Payable in Gold for details. During the year ended December 31, 2009 he also purchased 200,000 shares of convertible preferred stock, resulting in $200,000 gross and net proceeds to the Company.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

4.

RELATED PARTY TRANSACTIONS, CONTINUED:

During the year ended December 31, 2009, a director and affiliate of the Company, beneficially owning more that 5% of the outstanding shares, and acting on behalf of the beneficial ownership group, entered into notes payable in gold with the Company for a total of $290,000, a $397,261 liability less $107,261 in discounts, representing 433.33 troy ounces, with 62.32 troy ounces of gold to be delivered at November 1, 2009, and 361.01 troy ounces of gold to be delivered on or before November 1, 2010 from gold yet to be produced at the Company’s Chandalar property. The Company produced sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation and on November 10, 2009, delivered the gold to the affiliate’s account at a smelter upon direction from this affiliate. See Note 6 Notes Payable in Gold for details.

During the year ended December 31, 2009, a director of the Company entered into a note payable in gold with the Company wherein he purchased a total of $20,000 of gold to be delivered in the future, a $27,397 liability less $7,397 in discounts, representing 28.99 troy ounces, with the gold to be delivered on or before November 1, 2010 from gold yet to be produced at the Company’s Chandalar property. See Note 6 Notes Payable in Gold for details.

During the year ended December 31, 2009, an affiliate of the Company, owning more that 5% of the outstanding shares, entered into a note payable in gold with the Company for $160,000, a $219,178 liability less $59,178 in discounts, representing 244.02 troy ounces, with the gold to be delivered on or before November 1, 2009. The Company produced sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation and at on November 10, 2009, delivered the gold to the affiliate’s account at a smelter upon direction from this affiliate. See Note 6 Notes Payable in Gold for details. Total interest expense recognized for the year ended December 31, 2009, for notes payable in gold with related parties was $175,290.

During 2009 and 2008, the Company engaged a consulting firm owned by its CFO to assist the Company in its compliance with Section 404 of the Sarbanes-Oxley Act of 2002, incurring a total expense of $0 and $4,125, respectively, to this related party.

During 2008, Company securities were issued to certain of its officers and directors in connection with the service of each person in their respective positions. Full disclosure of issuance of these securities is contained in Note 7.

5.

CONVERTIBLE DEBENTURE

In February 2009, the Company issued a total of 5,072,328 common shares to RAB Special Situations (Master) Fund Limited (“RAB”), pursuant to the terms of a convertible debenture held by RAB dated November 25, 2005 in the principal amount of $1,000,000 due February 27, 2009 (the “Debenture”). In accordance with the terms of the Debenture, the principal amount of $1,000,000 plus interest of $14,466, accrued from December 1, 2008 through February 27, 2009, was converted into common shares of the Company at a price of $0.20 per share. Consequently, 5,000,000 common shares were issued to satisfy the conversion of the principal and 72,328 common shares were issued to satisfy conversion of the interest.

The maturity date of the Debenture was originally November 21, 2008; however, the parties agreed to an extension to February 27, 2009. On February 17, 2009, the Company provided 10-day notice to RAB in writing of its intent to convert the Debenture, at the Company’s option as allowed in the provisions of the Debenture, into common shares of the Company effective on February 27, 2009. The certificate for the common shares was delivered on February 23, 2009. A Form S-1 to register the shares was filed on February 5, 2009, amended on May 1, 2009, but ultimately withdrawn prior to effectivity due to the limitations of Company resources. A Form S-1 to register the shares may be undertaken in the future, most likely subsequent to or concurrent with the filing of the Company’s next Form 10-K, contingent upon cash resources at that time. Six months from the issue date, on August 27, 2009, the shares became tradable; however, RAB may be limited in its trading volume for its holdings of the Company’s common stock due to its affiliate relationship to the Company.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

6.

NOTES PAYABLE IN GOLD

On May 6, 2009, the Company’s Board of Directors authorized management to enter into notes payable in gold contracts denominated in troy gold ounces for a total of up to 1,500 ounces of alluvial gold. During the year ended December 31, 2009, the Company was successful in selling approximately 1291 ounces for total cash proceeds of $870,000. Sales were made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. With the exception of the following, the gold is to be delivered on or before November 1, 2011, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers. The final $200,000 of forward gold sales contracts required delivery of gold by November 1, 2009, and required an 8% per annum compounded interest penalty for late delivery. The Company produced and distributed sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation.

On October 19, 2009, the Company’s Board of Directors authorized management to enter into additional notes payable in gold denominated in fine gold ounces for proceeds of up to $7,000,000. During the year ended December 31, 2009, the Company was successful in selling approximately 342 ounces for total cash proceeds of $290,000. A total of 145,000 warrants, with a fair value of $42,224, to purchase the Company’s common stock were issued in conjunction with these notes payable. The valuation of gold to be delivered under the notes payable was determined at a uniform percentage to all purchasers of 75% of the closing price of fine gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. The gold is to be delivered on or before November 1, 2011, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers.

At December 31, 2009, the Company had issued notes payable in gold for a total of $1,304,475, less discounts of $243,159 and unamortized fair value of the associated warrants of $38,690, for a net liability of $1,022,626. The Company expects to mine sufficient gold from its Chandalar property and does not expect to be required to purchase gold on the open market to meet delivery obligations. In the event that sufficient gold is not produced to meet the distribution requirement, the Company may be required to purchase gold on the open market to meet its commitment, or may be required to renegotiate the terms of the notes with the holders to avoid default on the notes.  A renegotiation or default may require a change in future accounting treatment to that of derivative accounting as required by ASC 450.

7.

STOCKHOLDERS’ EQUITY

Common Stock Issued for Interest Expense on Convertible Debenture

On June 1, 2008 and again on December 1, 2008, the Company issued stock to RAB Capital PLC, the holder of the Convertible Debenture, to satisfy interest payment obligations as provided in the Debenture agreement. After calculating the interest due on the Debenture at 6%, the closing price of the Company’s common stock five (5) business days prior to the interest payment date was used to calculate the number of common shares required to be issued to satisfy the interest obligation. Accordingly, the Company issued 60,164 shares on June 1, 2008 and 150,410 shares on December 1, 2008. Interest expense of $9,370 and $60,164 was recorded for 2009 and 2008 respectively in connection with the issuance based on the value of the shares issued.

Private Placements

On April 8, 2008, the Company closed a private placement of 971,666 Units, at a price of $0.60 per unit, each unit consisting of one share of the Company’s common stock and one half of a two-year Class D warrant to purchase a share of common stock at an exercise price of $0.85 for each full share in the first year and $1.25 for each full share in the second year. The Company received net proceeds of $581,899 in connection with the private placement. The Company granted registration rights to the investors.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

7.

STOCKHOLDERS’ EQUITY, CONTINUED:

On October 31, 2008 and during the 3rd quarter of 2009, the Company closed private placements totaling 475,000 units at a price of $1.00 per unit, each unit consisting of one share of Series A 5% Convertible Preferred shares, convertible at the option of the holder into six shares of common stock, subject to customary adjustment for stock splits, dividends, recapitalization and other similar corporate transactions. The Series A Preferred shares carry a liquidation preference equal to $2.00 per share and accrue cumulative dividends at 5% per annum to the holder, payable upon conversion of the shares. Undeclared and unpaid dividends at December 31, 2009 totaled $18,389. Each share has the right to vote on corporate matters equal to the number of common shares to which the preferred shares could be converted. The Company received proceeds of $225,000 and $250,000 in 2009 and 2008, respectively, in connection with the private placements. The Company did not grant registration rights to the investors in this series of preferred shares. On October 15, 2009, 25,000 shares of convertible preferred stock were converted into 150,000 shares of common stock, leaving 450,000 shares of preferred stock outstanding.  Units subscribed on August 4, 2009 were made at a conversion price that was lower than the then-current market price of the Company’s common stock, thereby resulting in a beneficial conversion feature valued at $55,000 that was accounted for as described in Note 2.

Stock Warrants:

For the years ended December 31, 2009 and 2008, the Company had the following types of stock purchase warrants outstanding:

2005 Private Placement Warrants

Warrants were issued in connection with the Company’s private placement of its common stock on August 12, 2005, and were exercisable at $0.30, $0.35 and $0.40 per common share in the respective three successive years and expired in the third and fourth quarters of 2008, three years from their purchase date. These warrants contained no mandatory conversion provision. At December 31, 2009 and 2008 there were none of these warrants issued and outstanding, respectively.

Class A Warrants

The Class A Warrants were issued in connection with the Company’s private placement of its common stock on November 21, 2005, and were exercisable at $0.30 per common share and expired on November 21, 2008. The Class A Warrants contained a mandatory conversion provision which granted the Company, at the Company’s option, the ability to force conversion of the warrants in whole or in part, subject to a 9.99% limitation of outstanding shares ownership provision, if the market price of the Company’s common shares was sustained at or above $0.75 per share for five consecutive trading days. At December 31, 2009 and 2008 there were no Class A Warrants issued and outstanding.

Class B Warrants

The Class B Warrants were issued in connection with the Company’s private placement of its common stock on January 31, 2006 and February 24, 2006, and expire three years from the date of issuance in 2009. The Class B Warrants are exercisable at $0.35 per common share in the first year, $0.50 per common share in the second year and $0.65 per common share in the third year. The Class B Warrants contain a mandatory conversion provision which grants the Company, at the Company’s option, the ability to force conversion of the warrants in whole or in part, if the market price of the Company’s common shares is sustained at or above $0.875 per share for five consecutive trading days. At December 31, 2009 and 2008 there were nil and 2,231,806 Class B Warrants issued and outstanding for each year respectively.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

7.

STOCKHOLDERS’ EQUITY, CONTINUED:

Class C Warrants

The Class C Warrants were issued in connection with the Company’s private placement of its common stock on December 27, 2006, and were exercisable at $1.50 per common share and expired two years from the date of issuance on December 27, 2008. The Class C Warrants contained a mandatory conversion provision which granted the Company, at the Company’s option, the ability to force conversion of the warrants in whole or in part, if the market price of the Company’s common shares was sustained at or above $2.00 per share for five consecutive trading days. At December 31, 2009 and 2008, there were no Class C Warrants issued and outstanding, respectively.

Class D Warrants

The Class D Warrants were issued in connection with the Company’s private placement of its common stock on April 8, 2008 and expire two years from the date of issuance in 2010. The Class D Warrants are exercisable at $0.85 per common share in the first year, $1.25 per common share in the second year. These warrants contain no mandatory conversion provision. At December 31, 2009 and 2008 there were 485,833 Class D Warrants issued and outstanding for both years respectively.

Class E Warrants

The Class E Warrants were issued in connection with notes payable in gold contracts entered into during November and December 2009 and expire two years from the date of issuance in 2011. The Class E Warrants are exercisable at $0.65 per common share. These warrants contain no mandatory conversion provision. At December 31, 2009 there were 145,000 Class E Warrants issued and outstanding.  The face amount of the notes payable in gold were reduced by $42,224, the fair value of the warrants on the date of issue, and accounted for as described in Note 2. The fair value of each warrant issue was estimated on the grant date using the following weighted average assumptions:

2009
	Low	High
Risk-free interest rate
Expected dividend yield	--	--
Expected term	2 years	2 years
Expected volatility	199.6%	202.1%

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

7.

STOCKHOLDERS’ EQUITY, CONTINUED:

The following is a summary of warrants for 2009 and 2008:

	Shares	Exercise Price	Expiration Date
2005 Private Placement Warrants:
Outstanding and exercisable at December 31, 2007	500,000	0.40
Warrants expired	500,000
Outstanding and exercisable at December 31, 2008	-		July - December 2008

Class A Warrants:
Outstanding and exercisable at December 31, 2007	410,000	0.30
Warrants expired	410,000
Outstanding and exercisable at December 31, 2008	-		November 21, 2008

Class B Warrants:
Outstanding and exercisable at December 31, 2007	2,231,806	0.35-0.65
Outstanding and exercisable at December 31, 2008	2,231,806	0.65
Warrants expired	2,231,806
Outstanding and exercisable at December 31, 2009	-		January - March 2009
Class C Warrants:
Outstanding and exercisable at December 31, 2007	1,506,001	1.50
Warrants expired	1,506,001
Outstanding and exercisable at December 31, 2008	-		December 27, 2008
Class D Warrants:
Warrant issued April 8, 2008	485,833	0.85-1.25
Outstanding and exercisable at December 31, 2008	485,833
Warrants expired	-
Outstanding and exercisable at December 31, 2009	485,833		April 8, 2010
Class E Warrants:
Warrant issued Nov & Dec, 2009	145,000	0.65
Outstanding and exercisable at December 31, 2009	145,000		Nov & Dec 2011
Weighted average exercise of warrants outstanding at December 31, 2009		0.71

Stock-Based Compensation:

On October 19, 2009, the Company issued 750,000 options in connections with the appointment of a new Chief Executive Officer, 250,000 of which vested immediately, with 250,000 vesting on October 19, 2010 and the final 250,000 vesting on October 19, 2011.  The fair value of options was determined using a Black Scholes model, resulting in a total fair value of $285,000 for these options. This value will be recognized ratably over the vesting period. At December 31, 2009 and 2008, the Company recognized share-based compensation for key employees, non-employee directors and management consultants of $123,500 and $288,000, respectively, which represents the total weighted average grant-date fair value of the options granted and vested during the year. In addition, in 2008, the Company recorded $51,500 in General and administration expense representing the fair value of stock options issued to an investor relations consulting firm. The Company will recognize $123,500 and $38,000 compensation expense on the vested options in 2010 and 2011, respectively.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

7.

STOCKHOLDERS’ EQUITY, CONTINUED:

Stock Options:

Under the Company’s 2008 Equity Incentive Plan (the “Plan”), options to purchase shares of common stock may be granted to key employees, contract management and directors of the Company. The Plan permits the granting of nonqualified stock options, incentive stock options and shares of common stock. Upon exercise of options, shares of common stock are issued from the Company’s treasury stock or, if insufficient treasury shares are available, from authorized but unissued shares. Options are granted at a price equal to the closing price of the common stock on the date of grant. The stock options are generally exercisable immediately upon grant and for a period of 10 years. In the event of cessation of the holder’s relationship with the Company, the holder’s exercise period terminates 90 days following such cessation, compared with 6 months in the case of the Restated 2003 Share Incentive Plan in effect until May of 2008. The 2008 Plan authorizes the issuance of up to 5,400,000 shares of common stock which includes the 1,200,000 shares reserved for issuance under the Restated 2003 Share Incentive Plan, subject to adjustment for certain events, such as a stock split or other dilutive events. As of December 31, 2009, there were a total of 765,600 shares available for grant in the 2008 Plan, and 3,165,000 options outstanding, with no unrecognized compensation cost related to unvested stock options.

For the year ended December 31, 2009 and 2008, the fair value of stock options was estimated at the date of grant using the Black-Scholes option pricing model, which requires the use of highly subjective assumptions, including the expected volatility of the stock price, which may be difficult to estimate for small reporting companies traded on micro-cap stock exchanges. The fair value of each option grant was estimated on the grant date using the following weighted average assumptions:

	2009	2008
	Low High	Low High
Risk-free interest rate	2.36% 2.36%	4.04% 4.65%
Expected dividend yield	-- --	-- --
Expected term	5 years 5 years	6 years 10 years
Expected volatility	207.6% 2 07.6%	60.6% 94.6%

The risk-free interest rate is based on the U.S. Treasury yield curve at the time of the grant. The expected term of stock options granted is from the date of the grant. The expected volatility is based on historical volatility.

A summary of stock option transactions for the years ended December 31, 2009 and 2008 are as follows:

	Shares	Weighted- Average Exercise Price (per share)	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options outstanding at January 1, 2008	515,000	$ 0.51
Granted	1,900,000	$ 0.21
Exercised	-	$ -
Forfeited	-	$ -
Options outstanding at December 31, 2008	2,415,000	$ 0.29		$0
Granted	750,000	$ 0.40
Options outstanding at December 31, 2009	3,165,000	$ 0.30	7.74	$0
Options exercisable at December 31, 2009	2,665,000			$0
Options available for future grants	765,600

The options granted in 2009 vest as follows: 250,000 options vested upon grant on October 19, 2009, 250,000 vest on the first anniversary of grant in 2010, and 250,000 vest on the second anniversary of grant in 2011. The weighted average grant-date fair value of stock options granted during the year ended December 31, 2009 and 2008 were $0.38 and $0.21, respectively, per share. There were no options exercised during 2009.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

8.

REMEDIATION LIABILITY

In 1990, the Alaska Department of Environmental Conservation (“Alaska DEC”) notified the Company that soil samples taken from a gravel pad adjacent to the Company’s Tobin Creek mill site on its Chandalar property contained elevated levels of mercury. In response to the notification, the Company engaged a professional mineral engineer to evaluate the cost and procedure of remediating the affects of the possible contamination at the site. In 1994, the engineer evaluated the contamination and determined it to consist of approximately 160 cubic yards of earthen material and estimated a cost of approximately $25,000 to remediate the site. In 2000, the site was listed in the Alaska DEC’s contaminated sites database as a “medium” priority contaminated site. During 2003, the Company’s management reviewed its estimate of the cost that would be ultimately required to fulfill its remediation obligations at the site. Management determined that its accrual for remediation should be adjusted based upon estimated general and administrative costs included in the remediation effort and the affect of inflation on the 1994 cost estimate. Accordingly, the Company increased the accrual. During 2008, samples taken by an independent laboratory confirmed the 1990 findings. At December 31, 2009 the Company has estimated a potential undiscounted cash cost of approximately $55,000 to remediate the site and perform other regular and normal remediation activities.

The Company maintains its position that this accrual is sufficient to fund the yet to be expended remediation activities. The Company's remediation cost accrual is classified as a non-current liability, as management believes its remediation activities will not occur during the upcoming year.

The Company’s management believes that the Company is currently in substantial compliance with environmental regulatory requirements and that its accrued environmental remediation costs are representative of management’s estimate of costs required to fulfill its obligations. Such costs are accrued at the time the expenditure becomes probable and the costs can reasonably be estimated. The Company recognizes, however, that in some cases future environmental expenditures cannot be reliably determined due to the uncertainty of specific remediation methods, conflicts between regulating agencies relating to remediation methods and environmental law interpretations, and changes in environmental laws and regulations. Any changes to the Company’s remediation plans as a result of these factors could have an adverse affect on the Company’s operations. The range of possible losses in excess of the amounts accrued cannot be reasonably estimated at this time.

9.

INCOME TAXES

At December 31, 2009 and 2008, the Company had deferred tax assets which were fully reserved by valuation allowances due to the likelihood of expiration of these deferred tax benefits prior to the Company generating future taxable income sufficient to utilize the deferred tax benefits to reduce tax expense from those future periods. The deferred tax assets were calculated based on an expected future tax rate of 34%. Following are the components of such assets and allowances at December 31, 2009 and 2008:

	2009	2008
Deferred tax assets arising from:
Unrecovered promotional and exploratory costs	$ 127,000	$ 127,000
Non-deductible accrued remediation costs	19,000	17,000
Non-deductible share based compensation	204,000	162,000
Net operating loss carryforwards	4,001,000	3,480,000
	4,351,000	3,786,000
Less valuation allowance	(4,351,000)	(3,786,000)
Net deferred tax assets	$ 0	$ 0

At December 31, 2009 and 2008, the Company had federal tax-basis net operating loss carryforwards totaling $11,768,747 and $10,253,796, respectively, which will expire in various amounts from 2011 through 2029.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

9.

INCOME TAXES, CONTINUED:

The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly. The Company’s tax years from 2006 through 2009 remain open for examination.

10.

SUBSEQUENT EVENTS

Subsequent to 2009, the Company issued securities for gross proceeds of $533,537, including $325,037 from notes payable in gold and $208,500 from a private placement, and purchased equipment totaling $1,300,000, paying cash of $367,000 and financing $932,905 through equipment vendor loans.

Notes Payable in Gold:  The Company issued notes in the principal amount of $325,037.  Under the terms of the notes, the Company agreed to deliver gold to the holder at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011. Under the notes, the holder has the option to elect by October 20, 2010 to: (1) accelerate the delivery of the gold to October 2010 based on a price equal to the lesser of $960 or a 15% discount to market price as calculated on the date of sale or (2) convert the original amount invested into common stock at a price of $0.45 per common share.

The notes payable in gold contracts contain standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified arm's length parties. These notes payable in gold are additive to $290,000 already entered into by the Company in 2009 and recorded as liabilities for the year ended December 31, 2009.

Additionally, for each dollar of note payable in gold, the holder will receive one half of a common stock purchase warrant. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue.  In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The notes were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Unit Private Placement:  The Company issued 695,000 units, at a price of $0.30 per unit, for gross proceeds of $208,500 in a private placement to three investors.  Each unit consists of one share of common stock and one-half common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company granted resale registration rights to such investors.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

10.

SUBSEQUENT EVENTS, CONTINUED:

A cash commission in the amount of 7% of the aggregate subscription amounts and warrants to purchase shares of common stock of the Company equal to 10% of the proceeds raised at each closing divided by the price of the common stock at the time of each closing are payable to qualified arm’s length finders in connection with the private placement. All warrants will be exercisable at a price equal to the then current market price of the common shares in compliance with FINRA and applicable federal and state security laws. The warrants will expire on the second anniversary of their issuance. Further, the warrants shall be non-transferable and in the event that the common stock trades at a closing price of greater than $0.80 per share for a period of 20 consecutive days, Goldrich may, at its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The units were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Equipment Purchases and Vendor Financing:  The Company purchased equipment totaling approximately $1,300,000, making payments of $367,000 in cash and financing $932,905 through vendor loans or capital leases from three different equipment vendors. The amounts financed consist of one 48-month loan for $258,080 at 4.72% interest per annum, a second 36-month loan for $165,950 at 7.9% interest per annum, and a third loan for $508,875 at 9.0% interest per annum payable in 6 monthly installments of $30,000 and a final payment of approximately $349,000 payable on or before October 15, 2010. These loans are secured by a security interest in the equipment.

FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 2010

(Extract from Form 10-Q for the Period ended September 30, 2010)

Page

Consolidated Balance Sheets, September 30, 2010 and December 31, 2009	86
Consolidated Statements of Operations for the three and nine month periods ended September 30, 2010 and 2009 and from the date of inception on March 26, 1959 through September 30, 2010	87
Consolidated Statements of Cash Flows for the nine months eneded September 30, 2010 and 2009 and from the date of inception (March 26, 1959) through September 30, 2010	88-89
Notes to the Consolidated Financial Statements	90-95

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Balance Sheets	(unaudited)
September 30, 2010 and December 31, 2009	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 763,444	$ 302,014
Value added taxes receivable	3,079	7,509
Prepaid expenses	172,965	51,171
Gold inventory	55,753	1,723
Other current assets	46,967	39,201
Legal judgment receivable	36,656	-
Total current assets	1,078,864	401,618

Property, plant, equipment, and mining claims:
Equipment, net of accumulated depreciation	2,376,941	981,759
Mining properties and claims	334,053	332,854
Total property, plant, equipment and mining claims	2,710,994	1,314,613
Total assets	$ 3,789,858	$ 1,716,231

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$ 889,868	$ 142,839
Related party payable, deferred compensation and director fees	607,337	292,560
Current portion of equipment notes payable	264,433	-
Current portion of notes payable in gold, net of discounts	536,406	371,797
Current portion of notes payable in gold, net of discounts, related parties	881,625	394,677
Total current liabilities	3,179,669	1,201,873

Long-term liabilities:
Equipment notes payable	488,204	-
Notes payable in gold, net of discounts	407,391	235,844
Notes payable in gold, net of discounts, related parties	29,839	20,308
Accrued remediation costs	55,000	55,000
Total long-term liabilities	980,434	311,152
Total liabilities	4,160,103	1,513,025

Commitment and contingencies (Note 8)
Stockholders' equity (deficit):
Preferred stock; no par value, 9,000,000
shares authorized; no shares issued or outstanding	-	-
Convertible preferred stock series A; 5% cumulative dividends, no par value, 1,000,000 shares authorized; 425,000 and 450,000 shares issued and outstanding, respectively, $850,000 liquidation
preference	425,000	450,000
Common stock; $.10 par value, 200,000,000 shares authorized; 48,625,602 and 44,369,606 issued and outstanding, respectively	4,862,560	4,436,960
Additional paid-in capital	9,483,171	8,552,478
Deficit accumulated during the exploration stage	(15,140,976)	(13,236,232)
Total stockholders’ equity (deficit)	(370,245)	203,206
Total liabilities and stockholders' equity (deficit)	$ 3,789,858	$ 1,716,231

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Operations
(unaudited)
					From Inception
					(March 26, 1959)
	Three Months Ended		Nine Months Ended September 30,		Through
	September 30,				September 30,
	2010	2009	2010	2009	2010
Income earned during the exploration stage:
Royalties, net	$ -	$ -	$ -	$ -	$ 398,752
Lease and rental	-	-	-	-	99,330
Gold sales and other	1,807,452	11,070	1,807,452	53,022	2,445,407
Total income earned during the exploration stage	1,807,452	11,070	1,807,452	53,022	2,943,489

Operating expenses:
Costs of gold sales	1,107,351	10,785	1,107,351	56,046	1,704,364
Mine preparation costs	151,993	-	871,489	-	871,489
Exploration expense	-	87,370	359,494	283,997	5,569,339
Management fees and salaries	173,653	81,825	503,428	206,475	2,879,031
Professional services	27,415	27,574	143,598	126,253	1,763,756
Other general and admin expense	30,460	12,180	133,239	39,496	1,794,499
Office supplies and other expense	4,137	1,380	10,750	5,623	362,573
Directors' fees	-	-	5,600	9,600	736,875
Mineral property maintenance	7,788	-	23,799	-	130,690
Depreciation	138,440	61,971	332,990	155,146	961,959
Reclamation and miscellaneous	-	-	844	-	120,947
Loss on partnership venture	-	-	-	-	53,402
Equipment repairs	-	-	-	-	25,170
Unrealized (gain) loss on gold inventory	-	(10,887)	-	6,613	-
Realized loss on gold inventory	-	10,887	-	10,887	-
Loss on disposal of mining properties and equipment	-	-	-	8,000	197,281
Total operating expenses	1,641,237	283,085	3,492,582	908,136	17,171,375

Other (income) expense:
Gain on legal judgment	7,184	-	(136,816)	-	(136,816)
Interest income	(4,195)	(394)	(4,662)	(1,026)	(283,920)
Interest expense and finance costs	66,229	78,619	361,469	98,252	1,256,297
Loss (gain) on foreign currency translation	(132)	83	(377)	2,411	77,529
Total other (income) expense	69,086	78,308	219,614	99,637	913,090

Net (income) loss	$ (97,129)	$ 350,323	$ 1,904,744	$ 954,751	$ 15,140,976

Preferred dividends	5,431	12,875	15,594	12,875
Net (income)loss available to common stockholders	$ (91,698)	$ 363,198	$ 1,920,338	$ 967,626

Net (income) loss available share-basic and diluted	$ nil	$ 0.01	$ 0.04	$ 0.02
Weighted average common share outstanding -basic diluted	48,607,717	44,219,712	46,727,422	43,142,322
Weighted average common shares outstanding – fully diluted	53,704,069	44,219,712	46,727,422	43,142,322

The accompanying notes are an integral part of these financial statements.

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(unaudited)
			From Inception
			(March 26, 1959)
	Nine Months Ended		Through
	September 30,		September 30,
	2010	2009	2010
Cash flows from operating activities:
Net loss	$ (1,904,744)	$ (954,751)	$ (15,140,976)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	332,990	155,146	962,452
Unrealized loss on gold inventory	-	17,500	-
Loss on disposal of mining property	-	8,000	196,276
Loss on sale of equipment	-	-	4,388
Common stock, warrants, and options
issued for salaries and fees	131,515	7,560	998,856
Common stock issued for interest	-	14,466	196,110
Amortization of discount on notes payable in gold	232,962	88,567	411,787
Amortization of discount on convertible
debenture for value of warrant	41,639	-	191,639
Amortization of discount on convertible
debenture for beneficial conversion feature	-	-	150,000
Amortization of deferred financing costs	-	-	130,000
Gold delivered to satisfy notes payable	-	-	(273,974)
Gold delivered in exchange for equipment	-	-	(10,966)

Change in:
Value added taxes receivable	4,430	16,721	(3,079)
Prepaid expenses	(121,794)	26,704	(172,965)
Gold inventory	(54,030)	(440,955)	(55,753)
Other current assets	(7,766)	16,662	(46,967)
Legal judgment receivable	(36,656)	-	(36,656)
Accounts payable and accrued liabilities	747,030	79,511	889,868
Accrued interest payable		(5,096)	-
Related party payable, deferred compensation and directors fees	314,777	188,836	607,337
Accrued commission payable	-	-	277,523
Convertible success award, Walters LITS	-	-	88,750
Accrued remediation costs	-	-	55,000
Net cash used - operating activities	(319,647)	(781,129)	(9,981,634)

Cash flows from investing activities:
Receipts attributable to unrecovered
promotional, exploratory, and development costs	-	-	626,942
Proceeds from the sale of equipment	1,500	-	64,624
Purchases of equipment, and unrecovered
promotional and exploratory costs	(637,736)	(354,842)	(2,135,561)
Additions to mining properties and claims - direct
costs for claim staking and acquisition	(1,200)	-	(505,090)
Net cash used - investing activities	(637,436)	(354,842)	(1,949,085)

The accompanying notes are an integral part of these financial statements

Goldrich Mining Company
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(unaudited)
			From Inception
			(March 26, 1959)
	Nine Months Ended		Through
	September 30,		September 30,
	2010	2009	2010
Cash flows from financing activities:
Proceeds from related party debt	$ -	$ -	$ 100,000
Payments on related party debt	-	-	(100,000)
Increase (decrease) in stock subscription payable	-	(7,560)	-
Proceeds from issuing convertible debenture	-	-	700,000
Proceeds from issuance of warrants in connection
with issuance of convertible debenture	-	-	150,000
Proceeds allocated to beneficial conversion feature
of convertible debenture	-	-	150,000
Payment of financing costs from cash proceeds of
convertible debenture	-	-	(100,000)
Proceeds from issuance of common stock in connection
with exercise of options and warrants	-	-	2,815,830
Proceeds from issuance of common stock and warrants, net of offering costs	1,132,774	870,000	7,214,819
Proceeds from notes payable in gold	625,037	250,000	1,785,037
Proceeds from issuance of preferred stock	-	(126,000)	475,000
Payments on capital lease payable and notes payable	(339,298)		(488,349)
Acquisitions of treasury stock	-	-	(8,174)
Net cash provided - financing activities	1,418,513	986,440	12,694,163

Net increase (decrease) in cash and cash equivalents	461,430	(149,531)	763,444

Cash and cash equivalents, beginning of period	302,014	219,724	-
Cash and cash equivalents, end of period	$ 763,444	$ 70,193	$ 763,444

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Mining claims purchased - common stock	$ -	$ -	$ 43,000
Additions to property, plant and equipment
acquired through capital lease and notes payable	$ 1,091,935	$ 126,000	$ 1,240,988
Additions to property, plant and equipment paid in gold	$ -	$ -	$ 10,966
Related party liability converted to common stock	$ -	$ -	$ 301,086
Issuance of warrants for deferred financing
costs of convertible debenture	$ -	$ -	$ 30,000
Issuance of common stock upon conversion of
convertible debenture	$ -	$ 1,000,000	$ 1,000,000
Issuance of common stock upon conversion of
preferred shares	$ 25,000	$ -	$ 50,000
Warrants issued with notes payable in gold	$ 67,004	$ -	$ 109,228
Notes payable satisfied with gold	$ -	$ -	$ 273,974
Capital lease satisfied with equipment notes payable	$ 335,190	$ -	$ 335,190

The accompanying notes are an integral part of these financial statements

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

1.

BASIS OF PRESENTATION:

The unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information, as well as the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of the Company’s management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included.  Operating results for the nine-month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2010.

For further information refer to the financial statements and footnotes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Net Loss Per Share

Basic EPS is computed as net income available to common shareholders after dividends to preferred shareholders, divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible debt and securities. The dilutive effect of vested convertible and exercisable securities would be:

	September 30,	September 30,
For periods ended	2010	2009

Convertible preferred stock	2,550,000	2,850,000
Stock options	3,065,000	2,415,000
Warrants	2,510,513	485,833
Convertible notes payable in gold	1,185,185	-
Total possible dilution	9,310,698	5,750,833

For the nine month period ended September 30, 2010 and the three and nine month periods ended September 30, 2009, the effect of the Company’s outstanding options and common stock equivalents would have been anti-dilutive.  For the three month period ended September 30, 2010, the Company had net income and common stock equivalents of 5,096,352 were included in the diluted earnings per share calculation.

Reclassifications

Certain reclassifications have been made to conform prior periods’ presentation to the current presentation. These reclassifications have no effect on the results of operations or stockholders’ equity (deficit).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates used in preparing these financial statements include those assumed in estimating the recoverability of the cost of mining claims, accrued remediation costs, beneficial conversion features of convertible debt, fair value of warrants, and deferred tax assets and related valuation allowances. Actual results could differ from those estimates.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

1.

BASIS OF PRESENTATION, CONTINUED:

Fair Value Measures

Our financial instruments consist principally of cash, equipment notes payable and notes payable in gold. These instruments do not require recurring re-measurement at fair value.

Cash and Cash Equivalents

For the purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

Inventories

Precious metals inventories include gold doré and/or gold bullion. Precious metals that result from the Company’s mining and processing activities are valued at the cost of mining the inventories incurred, prior to the refining process.

Revenue Recognition

Revenue is recognized, net of treatment and refining charges, from a sale when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured.

 2.

GOING CONCERN

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception and does not have sufficient cash at September 30, 2010 to fund normal operations and meet debt obligations for the next 12 months. During the nine month period ended September 30, 2010, the Company raised $625,037 by entering into notes payable in gold.  Those funds were used to purchase equipment and mobilize the Company’s field camp at its Chandalar property in preparation for mining operations which began during the quarter ending March 31, 2010. The Company also raised an additional $1,132,774 through the sale of stock and warrants as part of a Private Placement offering.

The Company currently has no historical recurring source of revenue and its ability to continue as a going concern is dependent on the Company’s ability to raise capital to fund its future exploration and working capital requirements or its ability to profitably execute its mining plan. The Company’s plans for the long-term return to and continuation as a going concern include financing the Company’s future operations through sales of its common stock and/or debt and the eventual profitable exploitation of its mining properties.  Additionally, the current capital markets and general economic conditions in the United States are significant obstacles to raising the required funds. In addition, the Company has sold notes payable in gold over the last two years, some of which have matured and are now payable.  The Company is currently unable to settle these notes payable in gold is in default. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

3.

RELATED PARTY TRANSACTIONS

Pursuant to the terms of his contract, the Company’s Chief Operating Officer has elected to accrue fees owed to him until such time as the Company has sufficient cash reserves to pay them.  During the nine month period ended September 30, 2010, the Company accrued $125,850 of fees, with a total of $299,550 accrued in fees and expenses as of the end of the quarter.  The Company’s President and Chief Executive Officer has elected to defer his salary and we have accrued $135,000 in compensation and expenses for the nine months ended September 30, 3010, with a total of $171,290 deferred compensation and expenses as of the end of the quarter.

Additionally, an amount of $69,041 has been accrued for fees and expenses due to the Company’s Chief Financial Officer at September 30, 2010. And a total of $67,454 has been accrued for directors and related party consultants.

Total interest expense recognized for the nine months ended September 30, 2010, for notes payable in gold with related parties, including the amortization of discounts on those notes, was $134,820

On May 1, 2010, an employee of the Company was issued 100,000 shares of the Company’s stock. At the grant date fair value price of $0.44 per share. The shares were to be fully vested after the completion of nine months of service. The Company has expensed the cost of the shares on a straight-line basis over the terms of the employee’s service until the shares were expected to be fully vested in January 2011. However, on September 24, 2010, the employee resigned his position with the Company, forfeiting his stock grant.  Because the employee terminated his employment prior to the full vesting of the share grant, the Company reversed $33,934 compensation expense previously recognized for this stock grant

4.

NOTES PAYABLE IN GOLD

During the nine month period ended September 30, 2010, the Company issued notes in principal amounts totaling $625,037.  Under the terms of the notes, the Company agreed to deliver gold to the holders at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011. Under six of the notes, totaling $600,037, the holders have the option to elect by October 20, 2010, to: (1) accelerate the delivery of the gold to October 2010, based on a price equal to the lesser of $960 or a 15% discount to market price as calculated on the date of sale or (2) convert the original amount invested into common stock at a price of $0.45 per common share. Three holders of five of those notes totaling $500,037 have elected to accelerate delivery to October 2010, and the balance of the five notes is classified as a current liability as of September 30, 2010.

The notes payable in gold contracts contain standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified parties. These notes payable in gold are in addition to $960,000 already entered into by the Company in 2009 and recorded as liabilities for the year ended December 31, 2009.

Additionally, for each dollar of note payable in gold entered into during the nine month period ended September 30, 2010, the holder received one half of a common stock purchase warrant. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue. In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

4.

NOTES PAYABLE IN GOLD, CONTINUED:

At September 30, 2010, the Company had outstanding total notes payable in gold of $2,106,479 less discounts of $252,218 for a net liability of $1,855,261, with 555.11 ounces deliverable at October 31, 2010, 989.49 ounces deliverable at November 1, 2010, and 488.72 ounces deliverable at November 30, 2011. The Company did mine sufficient gold to meet its 2010 gold deliveries but chose to sell the gold to fund operations.

Subsequent to the period ended September 30, 2010, on October 31, 2010 and November 1, 2010, the Company did not make required payments on these notes by delivering the contracted gold to the holders of the notes payable in gold, which represents default on these agreements.  As per the terms of the notes payable in gold contracts, the default terms require the Company to pay the lesser of prime rate plus 4% per annum or 8%, compound annually; this equates to $94,903 per year.  The Company is actively working with the note holders to negotiate extension or alternative settlement of these notes. The Company does not expect to be required to purchase gold on the open market to meet delivery obligations. A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

5.

CAPITAL LEASE

During the nine month period ended September 30, 2010, the Company purchased equipment totaling $678,500 under a capital lease, making down payments of $169,625 in cash and financing $508,875 through a lease. The lease carries interest at 9.0% per annum payable in 6 monthly installments of $30,000 and a final purchase option payment of approximately $351,000 payable on or before October 15, 2010. In accordance with criteria established by ASC 840, this lease qualifies as a capital lease. The lease is collateralized by the leased equipment with all minimum lease payments due within one year.  On September 29, 2010 the Company refinanced its lease.   The refinancing resulted in a termination of the capital lease and the establishment of two new equipment notes payable.  (See note 6)

6.

EQUIPMENT NOTES PAYABLE

During the nine months ended September 30, 2010, the Company purchased equipment totaling $559,550, making payments of $134,891 in cash and financing $424,659 through notes payable to two equipment vendors. The amounts financed consists of a 48-month note for $258,380 at 4.72% interest per annum with monthly payments of $5,918 and a 36-month lease for $166,280 at 7.9% interest per annum with monthly payments of $5,204. The notes payable have principal balances of $228,681 and $141,212 at September 30, 2010, respectively. On July 1, 2010 the Company agreed to purchase equipment for $158,400 from an individual (See Note 8).  The Company made a payment during the three months ended September 30, 2010 of $110,845, leaving a remaining balance of $47,555 to this individual due by November 30, 2010. On September 29 and 30, 2010 the Company entered into two notes payable of $246,678 and $88,511, respectively, to satisfy the capital lease (see Note 5).  These notes carry interest at 8.75% and required 36 monthly payments of $7,816 and $2,804.  Each of the notes is secured by a security interest in the respective equipment.

The principal amounts of the notes are due over coming years are as follows:

Year	Principal Due September 30,
2011	$ 264,433
2012	233,510
2013	219,678
2014	35,016
2015 and thereafter	-
Total	$ 752,637

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

7.

STOCKHOLDERS’ EQUITY (DEFICIT)

During the nine-month period ended September 30, 2010, the Company issued 4,105,998 units, at a price of $0.30 per unit, for net proceeds of $1,132,774 in a private placement to investors.  Each unit consists of one share of common stock and one-half common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company granted resale registration rights to such investors.

The following is a summary of warrants for September 30, 2010:

	Shares	Exercise Price ($)	Expiration Date
Class E Warrants: (Issued for Notes payable in gold)
Warrants issued Nov and Dec, 2009	145,000	0.65	Nov & Dec 2011
Outstanding and exercisable at December 31, 2009	145,000
Warrants issued Feb through September, 2010	312,518	0.65	Feb through June 2012
Outstanding and exercisable at September 30, 2010	457,518
Class F Warrants: (Issued for Private Placement)
Warrants issued Jan through September, 2010	2,052,995	0.55	March through August 2012
Outstanding and exercisable at September 30, 2010	2,052,995
Weighted average exercise of warrants outstanding and weighted average exercise price at September 30, 2010	2,510,513	0.57

Stock-Based Compensation:

On October 19, 2009, the Company issued 750,000 options in connection with the appointment of a new Chief Executive Officer, 250,000 of which vested immediately, with 250,000 vesting on October 19, 2010 and the final 250,000 vesting on October 19, 2011. The fair value of options was determined using a Black Scholes model, resulting in a total fair value of $285,000 for these options. This value will be recognized ratably over the vesting period. For the periods ended September 30, 2010 and 2009, the Company recognized share-based compensation for key employees of $35,918 and $0, respectively, for the three month periods, and $106,582 and $0, respectively, for the nine month periods, which represents the total weighted average grant-date fair value of the options granted and vested during the year.

Goldrich Mining Company

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements (unaudited)

8.

CONTINGENCIES AND COMMITMENTS

The Company has a royalty commitment on claims purchased from the Anderson family. The Company is obligated to pay 2% of gold it mines from these claims to the Anderson partnership.  For the 2010 mining season the Company owed the Andersons 4.55 troy ounces of gold, which the Company had in inventory.  The Company may, at its election, purchase the royalty from the Anderson Partnership no later than June 23, 2013 for a payment of $250,000.  If the Company elects to purchase the royalty once notice has been given, payment is due within 30 days.

The Company’s suit against Delmer and Gail Ackels was adjudicated favorably as reported in our 2009 10-K and during the period ended September 30, 2010, property and equipment belonging to Delmer and Gail Ackels was sold at auction for total proceeds of $144,000 which was deposited with the Superior Court, Fourth Judicial District at Fairbanks. A portion of these proceeds were awarded to the Company totaling $107,167 in damages, with the remainder due to Goldrich as further damage claims are awarded by the court. A receivable was recorded for the $144,000, which is reported in Other Income on the Statement of Operations as a gain per ASC 450 Contingencies.  The Company has additional damage claims pending before the court, which may result in additional funds being awarded from the funds deposited with the court.

SELECTED FINANCIAL DATA

Not applicable to smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

General

Overview

Our Chandalar, Alaska gold mining property is currently our only asset. It has seen over a hundred years of sporadic mining exploration and extraction history. There has been small production of gold from several alluvial, or placer gold streams, and from an array of small quartz veins that dot the property. However, it is only in very recent times that the primary source of the gold is becoming evident. As a result of our exploration, we have discovered gold disseminated in schist and in prolific micro-fractures within schist in many places and have defined a drilling target for a stratabound gold deposit at Chandalar. Worldwide, this type of deposit is large by its very nature. It is typically low grade but capable of containing millions of ounces of extractable gold.

2011 Exploration Plans

Our principal exploration target is the newly identified hard-rock stratabound gold target. A 20,000-foot diamond-core drilling program consisting of approximately 40 to 45 drill holes to explore this structure is planned for the 2011 summer field season. The drilling would test a zone of schist, or sequence of schist beds, that our geologists have identified as fertile for discovery of a stratabound type of gold deposit. Our targeted drilling area is approximately 1800 feet wide and over five miles long, where it ends under the Little Squaw Creek alluvial gold deposit. We believe that the erosion of this schist is the source of the alluvial gold in Little Squaw Creek and all of the other creeks in the Chandalar district. An independent contractor would be used for the diamond-core drilling and independent certified laboratories would be used for analyses. The estimated cost for the entire program is approximately 1.5 to 2.0 million dollars.

In addition to the diamond-core drilling program on the hard-rock target, a rotary reverse circulation (RC) drilling program to further expand and define the alluvial gold deposit, as well as to provide mining guidance, is planned for 2011. The estimated cost for the RC drilling program is approximately 0.5 to 1.0 million dollars. The completion of both drilling plans is subject to obtaining sufficient financing.

Liquidity and Capital Resources

We are an exploration stage company and have incurred losses since our inception. We currently do not have sufficient cash to support the Company through 2011. We anticipate that we will incur the following expenses over the next 12 months as of December 31, 2010:

1.

$1.5 to $2.0 million for 2011 exploration plan

2.

$264,433 for payment of debt obligations

3.

$635,567 for general operating expenses

Failure to raise needed financing could result in us having to scale back or discontinue exploration activities or some or all of our business operations.

Gold prices are at record highs, with continuing upward trends, but the current capital markets and general economic conditions in the United States may be obstacles to raising the required financing. We believe we will be able to secure sufficient financing for further operations and exploration activities of the Company but we cannot give assurance we will be successful in attracting financing on terms acceptable to us, if at all. These factors raise substantial doubt about our ability to continue as a going concern. We are currently investigating a number of alternatives for raising additional capital including, but not limited to, private or public placement offerings of debt or our equity securities, the exercise of outstanding warrants, the sale of a production royalty, the sales of gold from future production, lessees or joint venture agreements, or a combination of the above.

During the nine months ended September 30, 2010, we raised cash of $625,037 by entering into notes payable in gold and raised additional cash of $1,132,774 through the sale of shares and warrants offered through a private placement offering. We used the funds received to make down payments on equipment and mobilize our field camp at our Chandalar property. We are building a recurring source of revenue in the form of gold production from our Little Squaw Creek Mine but it is not yet sufficient to support the Company’s normal activities. During the quarter ended September 30, 2010, we sold 1,594 ounces of gold at market prices ranging from $1,156 to $1,306 per ounce, which yielded $1,807,452 in revenues to the Company.

On September 30, 2010 we had total liabilities of $4,160,103 and total assets of $3,789,858. This compares to total liabilities of $1,513,025 and total assets of $1,716,231 on December 31, 2009. As of September 30, 2010, the Company’s liabilities consist of $55,000 for environmental remediation, $1,855,261 in notes payable in gold contracts, $752,637 in equipment notes payable, $889,868 of trade payables and accrued liabilities, and $607,337 due to related parties for deferred compensation and director fees. Of these liabilities, $3,179,669 is due within 12 months, including $264,433 in the current portion of equipment notes payable and $1,418,031 representing the current portion of notes payable in gold. The increase in liabilities compared to December 31, 2009 is largely due to increased spending related to the preparation and commencement of our mining operations during the period ended September 30, 2010, note obligations related to acquisition of equipment, the continuing deferral of payments to related parties and consultant fees and the liability arising from new notes payable in gold sales. The increase in total assets was due to an increase in the purchase of equipment during the nine months ended September 30, 2010, to execute our 2010 and future mining plans, and sale by the court of the Ackels equipment to satisfy a legal judgment which we can now recognize as a receivable arising from the Ackels lawsuit in which we prevailed in 2009.

During the nine-month period ended September 30, 2010, we received cash proceeds of $625,037 on sales of approximately 701.78 ounces of gold under notes payable in gold contracts, of which $235,338 and approximately 214.59 ounces of gold were to related parties. We recognized a total of $134,820 interest expense on the related party notes payable in gold. We used cash of $637,736 to purchase capital equipment compared with $354,842 for similar investing activities during the respective nine months ended September 30, 2009. Financing activities provided cash of $1,418,513 and $986,440 during the nine months ended September 30, 2010 and 2009, respectively. We used cash in operating activities of $319,647 and $781,129 during the nine months ended September 30, 2010 and 2009, respectively.

During the nine months ended September 30, 2010, the Company purchased equipment totaling $678,500 under a capital lease, making down payments of $169,625 in cash and financing $508,875 through the lease. The lease carries interest at 9.0% per annum payable in 6 monthly installments of $30,000 and a final payment of approximately $351,000 payable on or before October 15, 2010. In accordance with criteria established by ASC 840, this lease qualifies as a capital lease. The lease was paid off according to terms on September 30, 2010 when the Company entered into loans payable as described below.

During the nine months ended September 30, 2010, the Company purchased equipment totaling $559,550, making payments of $134,891 in cash and financing $424,659 through notes payable to two equipment vendors. The amounts financed consists of a 48-month note for $258,380 at 4.72% interest per annum with monthly payments of $5,918 and a 36-month note for $166,280 at 7.9% interest per annum with monthly payments of $5,204. The notes payable have principal balances of $228,681 and $141,212 at September 30, 2010, respectively. On July 1, 2010 the Company agreed to purchase equipment for $158,400 from an individual. The Company made a payment during the three months ended September 30, 2010 of $110,845, which leaves a remaining balance of $47,555 to this individual due by November 30, 2010. On September 30, 2010, the Company entered into two notes payable of $246,678 and $88,511, respectively, to satisfy the capital lease that would come due on October 15, 2010. These notes carry interest at 8.75% and require 36 monthly payments of $7,816 and $2,804. Each of the notes is secured by a security interest in the respective equipment.

Private Placement Offerings

In December 2010, the Company issued 139,945 common shares and 599,772 Class F-2 Warrants for commissions to an agent for services in private placement activities. Terms of the F-2 warrant are identical to the class F warrant as described in the next paragraph except the exercise price to purchase a common share is $0.22.

On December 17, 2010, the Company issued 4,169,850 units, at a price of $0.18 per unit, for net proceeds of approximately $677,000 in a private placement to investors. Each unit consists of one share of common stock and one Class G common stock purchase warrant. Each warrant is exercisable to purchase one additional common share at $0.36 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.72 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Company granted resale registration rights to such investors, which will require the Company to file a registration statement with the SEC regarding the resale of the common shares issued as part of the units and the common shares issuable upon exercise of the warrants within 60 days of the final closing date of the unit offering.

Between March 19, 2010 and August 29, 2010, the Company issued 4,105,998 units, at a price of $0.30 per unit, for net proceeds of $1,132,774 in a private placement to investors. Each unit consists of one share of common stock and one-half Class F common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The common shares which were issued as part of the units have been, or shortly will be held for more than 6 months, are or shortly will be freely tradable, and are included in this registration statement. As part of this placement, the Company issued 139,945 shares of common stock and 599,772 Class F-2 Warrants to a selling agent for commissions, which are also included in this registration statement.

On October 31, 2008 and during the 3rd quarter of 2009 ending September 30, 2009, the Company closed private placements totaling 475,000 units at a price of $1.00 per unit, each unit consisting of one share of Series A 5% Convertible Preferred shares, convertible at the option of the holder into six shares of common stock, subject to customary adjustment for stock splits, dividends, recapitalization and other similar corporate transactions. The Series A Preferred shares carry a liquidation preference equal to $2.00 per share and accrue cumulative dividends at 5% per annum to the holder, payable upon conversion of the shares. The Company received proceeds of $475,000 in connection with the private placements. The Company did not grant registration rights to the investors in this series of preferred shares. One holder has converted 50,000 Series A Convertible Preferred shares into 300,000 common shares, leaving 425,000 Series A Convertible Preferred shares outstanding at September 30, 2010, the date of our most recent published financial statements.

Notes Payable in Gold

On May 6, 2009, the Company’s Board of Directors authorized management to enter into notes payable in gold contracts denominated in troy gold ounces for a total of up to 1,500 ounces of alluvial gold. During the year ended

December 31, 2009, the Company was successful in selling approximately 1,291 ounces of gold under notes payable in gold for total cash proceeds of $870,000. Sales were made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. Except as set forth below, the gold is to be delivered on or before November 1, 2010, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers. The final $200,000 of forward gold sales contracts required delivery of gold by November 1, 2009, and required an 8% per annum compounded interest penalty for late delivery. The Company produced and distributed sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation.

On October 19, 2009, the Company’s Board of Directors authorized management to enter into additional notes payable in gold denominated in fine gold ounces for proceeds of up to $7,000,000. During the year ended December 31, 2009, the Company was successful in selling approximately 342 ounces of gold under notes payable in gold for total cash proceeds of $290,000. A total of 145,000 Class E warrants, with a fair value of $42,224, to purchase the Company’s common stock were issued in conjunction with these notes payable. The valuation of gold to be delivered under the notes payable was determined at a uniform percentage to all purchasers of 75% of the closing price of fine gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. The gold is to be delivered on or before November 1, 2011, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers.

During the nine month period ended September 30, 2010, the Company issued notes payable in gold in principal amounts totaling $625,037. Under the terms of the notes, the Company agreed to deliver gold to the holders at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011.

Additionally, for each dollar of note payable in gold entered into during the three months ended December 31, 2009 and the nine month period ended September 30, 2010, the holder received one half of a Class E warrant to purchase shares of common stock. As a result, an additional 312,518 Class E warrants were issued to holders of notes payable in gold. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue. In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

The notes payable in gold contracts contain standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified parties.

At September 30, 2010, the Company had total notes payable in gold outstanding in the aggregate principal amount of $2,106,479 less discounts of $252,218 for a net liability of $1,855,261.  Under the notes, the Company was obligated to deliver 555.11 ounces of fine gold by October 31, 2010 and 989.49 ounces of alluvial gold (equivalent to approximately 861 ounces of fine gold) by November 1, 2010.  The notes also obligate the Company to deliver a further 488.72 ounces of fine gold by November 30, 2011.  The Company is currently in default under certain of the notes as the Company did not mine sufficient gold to meet its 2010 gold delivery obligations because it had to sell the gold it produced to fund mining operations.  The default terms of the notes require the Company to satisfy its delivery obligations by purchasing gold on the open market.  Until the Company has satisfied its gold delivery obligations under the notes, the Company is required to pay interest at the lesser of the prime rate plus 4% per annum or 8% compounded annually; which currently equates to approximately $94,903 per year.

Under six of the notes payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, totaling $600,037, the holders had the option to elect by October 20, 2010, to accelerate the delivery of the gold to October 31, 2010. Three holders of five of those notes totaling $500,037 elected to accelerate delivery to October 2010, and the balance of the five notes was classified as a current liability as of September 30, 2010. The Company was unable to satisfy delivery of gold to any contracts due on

October 31, 2010 and on prior notes payable in gold due November 1, 2010, and is in default on these notes. The Company has agreed with the holders of the notes currently in default to convert the notes into common stock, with pricing represented by the value on October 31, 2010 of the 529.72 fine gold ounces due to holders at a price of $0.1575 per common share.  As a result, 4,543,861 common shares are acquirable upon conversion of these notes.

The Company remains in default on notes payable in gold that required delivery of 1,014.88 fine ounces of gold by October 31 and November 1, 2010. The Company is actively working with the remaining note holders to negotiate an extension to or alternative settlement of the notes and does not expect to be required to purchase gold on the open market to satisfy its delivery obligations.  A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

As the Company does not currently have sufficient funds to satisfy its delivery obligations by purchasing gold on the open market, unless the Company is able to renegotiate the notes, convert the notes to equity or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes.  If this occurs, investors may lose all or part of their investment in the Company.

At September 30, 2010, a portion of the Company’s notes payable in gold outstanding, with an aggregate principal amount of $553,333 less discounts of $116,103 for a net liability of $437,230, obligate the Company to deliver 488.72 ounces of fine gold by November 30, 2011.  The Company is not in default on these notes. Unless the Company can produce enough gold to satisfy such gold delivery obligations, renegotiate the terms of the notes, or convert the notes to equity, the Company may be forced to satisfy such delivery obligations by purchasing gold on the open market or default on the notes. In the current trend of rising gold prices, purchasing gold on the open market may be at a significant cost to the Company.  Unless the Company is able to satisfy the notes by delivery of gold, renegotiation, conversion, or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes and investors may lose all or part of their investment in the Company. A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

Subsequent Events

None

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

As of December 31, 2010, we have material contractual obligations to deliver gold to holders of the notes payable in gold. See Notes Payable in Gold above.

We also have contractual obligations to pay principal due on notes payable for equipment with the following maturity dates:

Year	Principal Due September 30,
2011	$ 264,433
2012	233,510
2013	219,678
2014	35,016
2015 and thereafter	-
Total	$ 752,637

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

Critical Accounting Policies

We have identified our critical accounting policies, the application of which may materially affect the financial statements, either because of the significance of the financials statement item to which they relate, or because they require management’s judgment in making estimates and assumptions in measuring, at a specific point in time, events which will be settled in the future. The critical accounting policies, judgments and estimates which management believes have the most significant effect on the financial statements are set forth below:

•

Estimates of the recoverability of the carrying value of our mining and mineral property assets. Our estimate of carrying value is based partially on the valuation opinion of a qualified independent third party. However, if future results vary materially from the assumptions and estimates used by us and this third party, we may be required to recognize an impairment in the assets’ carrying value.

•

Expenses and disclosures associated with accounting for stock-based compensation. As of January 1, 2006, we adopted ASC 718, Compensation – Stock Compensation, which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument on the grant-date fair value of the award. We used the Black-Scholes option pricing model to estimate the fair market value of stock options issued under our stock-based compensation plan, which determines the recognition of associated compensation expense. This valuation model requires the use of judgment in applying assumptions of risk-free interest rate, stock price volatility and the expected life of the options. While we believe we have applied appropriate judgment in the assumptions and estimates, variations in judgment in applying assumptions and estimates used in this valuation could have a material effect upon the reported operating results.

•

Estimates of our environmental liabilities. Our potential obligations in environmental remediations or reclamation activities are considered critical due to the assumptions and estimates inherent in accruals of such liabilities, including uncertainties relating to specific reclamation and remediation methods and costs, the application and changing of environmental laws, regulations and interpretations by regulatory authorities.

•

Accounting for Convertible Securities. We used the Black-Scholes option pricing model and other valuation considerations to estimate the fair market value of the detachable warrant and beneficial conversion feature of a convertible debenture. We used ASC 470, Debt with Conversion and Other Options, to allocate value to the individual components of this convertible security. The associated discounts to the fair value of the convertible debenture form the basis for amortization and accretion over future periods. While we believe we have applied appropriate judgment in the assumptions and estimates, variations in judgment in applying assumptions and estimates used in the valuation or future results, could have a material effect upon the allocation of fair value of the components of the convertible securities, together with the reported operating results as discounts are recognized as interest expense over the life of the securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements between the Company and its accountants regarding any matter or accounting principles or practice or financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Code of Ethics

The Board of Directors considers and implements our business and governance policies.

On November 7, 2005, our Board of Directors adopted a Code of Business Conduct and Ethics for directors, officers and executive officers of Goldrich Mining Company and its subsidiaries and affiliates. All our directors and employees have been provided with a copy of this Code, and it is posted on our World Wide Web site at www.goldrichmining.com. The document is intended to provide guidance for all directors and employees (including officers) and other persons who may be considered associates of our company to deal ethically in all aspects of its business and to comply fully with all laws, regulations, and company policies. If we make any amendments to this Code other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code to our chief executive officer, or chief financial officer, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the Securities and Exchange Commission. A copy of the Code will be sent without charge to anyone requesting a copy by contacting us at our principal office.

This Code is in addition to other detailed policies relevant to business ethics that we may adopt from time to time.

Insider Trading Policy

We adopted an Insider Trading Policy on February 13, 2006. The policy defines an “insider” as a person who possesses, or has access to, material information concerning us that has not been fully disclosed to the public. Any employee, officer or director who believes he or she would be regarded as an insider who is contemplating a transaction in our stock must contact our CEO or CFO prior to executing the transaction to determine if he or she may properly proceed. In addition, all officers, directors and employees listed within the policy are prohibited from trading in our securities except during limited trading windows defined within the policy. Our Insider Trading Policy is posted on our website at www.goldrichmining.com

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Exploration Advisory Committee.

Audit Committee

The members of the Audit Committee are Mr. Eickerman (who acts as Chairman), Mr. Orchow and Mr. Duff. Mr Duff is an interim member of the committee pending the appointment or election of an additional independent board member to fill the position left vacant by Mr. Fish’s retirement. Each of the Directors is considered “independent” as defined by NASDAQ listing standards and under Rule 10A-3 of the Exchange Act. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors has determined that director Kenneth S. Eickerman meets the definition of “audit committee financial expert” set forth in Item 401 of Regulation S-K, as promulgated by the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2009 and four meetings to date in 2010. The responsibilities of the Audit Committee include monitoring compliance with Company policies and applicable laws and regulations, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management's efforts to correct any deficiencies discovered in an audit or supervisory examination.

Compensation Committee

Mr. Eickerman and Mr. Duff are the members of the Compensation Committee; this Committee does not have a charter. Mr. Eickerman is the Chairman of the Committee. This Committee receives and considers recommendations from the Chief Executive Officer for compensation for consultants, management and the Directors. Compensation matters regarding Mr. Schara, Mr. Walters and Mr. Sharp are recommended to the Board of Directors for their consideration. The Committee also is responsible for the administration of all awards made by the Board of Directors pursuant to the 2008 Equity Incentive Plan (“the Plan”). The Compensation Committee makes recommendations to the Board of Directors regarding administration of the Plan. The Board of Directors, however, administers the Plan. The Company does not use compensation consultants. This Committee held two meetings in 2009 and two meetings to date in 2010.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of Mr. Orchow, Mr. Schara and Mr. Walters; this Committee adopted a Charter at a meeting held May 7, 2007. The Charter does not include a policy with regard to consideration of director candidates recommended by shareholders. This Committee believes that it is in a better position than the average shareholder to locate and select qualified candidates for the Board of Directors, as the Company is a small, gold exploration company that requires its directors to have knowledge regarding the risks and opportunities in the gold mining industry. The Committee did not hold any meetings in 2009 or to date in 2010.

Exploration Advisory Committee

The Exploration Advisory Committee is composed of Mr. Bigelow and Mr. Duff. The members of this Committee have many years of experience in precious metal exploration, management and industry knowledge. The Committee acts as advisors to our management team in matters related to exploration properties and activities. This Committee does not have a charter, nor does the Board of Directors believe it is necessary to adopt specific criteria or procedures for this Committee. The Committee did not hold any meetings in 2009 or to date in 2010.

Financial Expert

Kenneth S. Eickerman is Chairman of the Audit Committee and its designated Financial Expert.

Recommendation to the Board of Directors

There have been no changes in the Company’s procedures by which shareholders of the Company may recommend nominees to the Company’s Board of Directors.

Members of the Board of Directors and Executive Officers

Our directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. The Board of Directors held five meetings in 2009 and five meetings to date in 2010.

James A. Fish resigned from the Board of Directors on October 19, 2010 in conjunction with his retirement. A new board member has not yet been identified or elected.

Richard R. Walters has given notice of his resignation from the Company as Vice President and Chief Operationg Officer effective on January 1, 2011 in conjunction with his retirement. He will continue as a director of the Company and remain available on a consulting basis.

The following table and information that follows sets forth, as of December 31, 2010, the names, and positions of our directors and executive officers:

Name	Age	Recent Business and Professional Experience
David S. Atkinson	41

Mr. Atkinson became a Director of the Company on May 7, 2007. Mr. Atkinson spends about 15 hours a month on matters related to Goldrich. He is currently managing Blackriver Capital, a Global Business Offshore Company (GBL1) focused on commodities and seeking membership on the Global Board of Trade (GBOT) in the Republic of Mauritius. In April 1999, he co-founded Forza Partners, L.P. and currently serves as portfolio manager. Forza Partners, L.P. is a hedge fund focused on the precious metals sector. In April 1997, he co-founded and, until December 1999, managed Tsunami Partners, LP, a fund located in Fort Worth, Texas. Mr. Atkinson has been an affiliate of the Market Technicians Association (MTA) since March 1994 and received MTA accreditation as a Chartered Market Technician (CMT) in July 2001. Mr. Atkinson received a B.A. in Economics from the University of Texas at Austin.

Charles C. Bigelow	79

Mr. Bigelow has been a director since June 30, 2003. Mr. Bigelow spends approximately 15 hours per month on matters related to Goldrich. He is an economic geologist with a degree in geology from Washington State University (1955). From 1972 to June 2005, he has served as the president of WGM Inc., a private consulting and project management firm of geologists operating in Alaska. During the previous five years, he was also a Director and the President and Chief Executive Officer of Ventures Resource Corporation, a public mineral exploration company listed on the Toronto Ventures Stock Exchange. Mr. Bigelow retired in June 2005 and remains retired.

James K. Duff	65

Mr. Duff has served as Chairman of the Board of Directors since October 19, 2009 and from June 24, 2003 through March 14, 2007. Mr. Duff spends approximately 10 hours per month on matters related to Goldrich. He is a geologist with over 35 years of diverse international experience in the mining industry. He is currently the Chief Operating Officer of Minera Andes Inc., a position he has held since March 2009. Minera Andes is a production stage Canadian public company traded on the Toronto Stock Exchange and the FINRA OTCBB. Previously he worked for Coeur d’Alene Mines Corporation, a public company traded on the New York Stock exchange, for 18 years where he was President of South American Operations and prior to that Vice President of Business Development. Between April 2004 and September 2005, he was the President and Chief Executive Officer of American InternationalVentures, and is currently serving as a director of that company. American International Ventures is a U.S. gold exploration company that trades on the FINRA OTCBB. He has a BS degree in geology from the Mackay School of Mines at the University of Nevada and an MS degree in geology from the University of Idaho. He has completed graduate studies in international business management at the Whitworth University School of Global Management and Commerce in Spokane, Washington and the Program for Management Development at the Harvard School of Business. He is a past President and honorary Life Member of the Northwest Mining Association and a Registered Professional Geologist.

Kenneth S. Eickerman	52

Mr. Eickerman became a director on March 4, 2004. Mr. Eickerman spends approximately 12 hours per month on matters related to Goldrich. He received a B.A. degree in Business Administration from Washington State University and is a Certified Public Accountant. Mr. Eickerman has served as Controller for Revett Minerals Inc., a Canadian mining company trading on the Toronto Stock Exchange, from April 2004 to December 2008, when he became its Chief Financial Officer. From January of 2004 to April of 2004 he was the CFO for Sullivan Homes, Inc, a privately owned construction/reality company in Spokane, WA that builds custom homes and develops commercial properties. From May 2002 to January 2004, he served as Vice President and Controller of Mustang Line Contractors, Inc., a company that builds electric transmission lines. From April 1999 to April 2002, he was the Controller and Treasurer for Apollo Gold, Inc., a production stage Canadian public company trading on the Toronto Ventures Exchange. Mr. Eickerman is Chairman of the Audit Committee and its designated Financial Expert.

William Orchow	65

Mr. Orchow became a director on July 20, 2004. Mr. Orchow spends approximately 10 hours per month on matters related to Goldrich. He has served as a director of Revett Minerals, Inc., a Canadian company trading on the Toronto Stock Exchange, from September 2003 to June 2009. He also served as President and Chief Executive Officer of Revett Minerals from September 2003 to October 2008. Prior to Revett, Mr. Orchow took time off, from January 2003 to August 2003. From November 1994 to December 2002, Mr. Orchow was President and Chief Executive Officer of Kennecott Minerals Company, where he was responsible for the operation and business development of all of Kennecott Mineral’s mines with the exception of its Bingham Canyon mine. From June 1993 to October 1994, he was President and Chief Executive Officer of Kennecott Energy Company, the third largest producer of domestic coal in the United States, and prior to that was Vice President of Kennecott Utah Copper Corporation. Mr. Orchow has also held senior management and director positions with Kennecott Holdings Corporation, the parent corporation of the aforementioned Kennecott entities. He has also been a director and member of the executive committee of the Gold Institute, a director of the National Mining Association and a director of the National Coal Association. Mr. Orchow is currently a member of the board of trustees of Westminster College in Salt Lake City and also a member of the board of trustees and President of the Northwest Mining Association. He graduated from the College of Emporia in Emporia, Kansas with a B.S. in business.

William V. Schara	54

On October 19, 2009, Mr. Schara was appointed by the Board of Directors as Chief Executive Officer of the Company. From March 14, 2007 to October 19, 2009, Mr. Schara served as Chairman of the Board. Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University. Mr. Schara spends fulltime on matters related to Goldrich. He was also appointed to the Company’s Audit Committee on February 13, 2005 and relinquished that position concurrent with his appointment as Chief Executive Officer. From October 2007 to September 2009, Mr. Schara served as President, Chief Executive Officer and Director of Nevoro, Inc., a Canadian company trading on the Toronto Stock Exchange. Beginning December 2004 he was employed as a management consultant for, and then from July 2005 to November 2007 as the Chief Financial officer of Minera Andes Inc., a Canadian development stage mining company listed on the Toronto Ventures Exchange and the FINRA OTCBB exchange. He previously worked for Yamana Gold Inc. and its predecessor companies from July 1995 to September 2003, the last four years of which were in the capacity of Vice President of Finance and Chief Financial Officer. Yamana Gold Inc. is a production stage Canadian public company trading on the Toronto Stock Exchange, the NYSE Amex and the London Alternative Investment Market Exchange. Since September 2004, Mr. Schara has served as a director of Marifil Mines Limited, an exploration stage Canadian public company traded on the Canadian Ventures Exchange. Since October 2003, Mr. Schara has been the owner and operator of BudgetMap, a financial planning system retailer company. Mr. Schara has more than 25 years experience in finance and accounting with extensive experience in business start-ups, international business, and managing small public companies and mining company joint ventures.

Richard Walters	66

Mr. Walters has been a director since June 2003. Until December 31, 2010, Mr. Walters serves as Chief Operating Officer since October 2009 and previously as President and a director since June 24, 2003; he was Acting Chief Financial Officer from June 2003 until November 2003. Mr. Walters spends approximately 80% of his business hours each month on matters related to Goldrich. He is an economic geologist, and holds a degree in geology from Washington State University (1967). He is a Certified Professional Geologist by the American Institute of Professional Geologists and licensed to practice as a geologist in the states of Alaska and Washington. From March 1994 to March 2000 he was a director, Chief Operating Officer and President of Yamana Resources, Inc., a production stage Canadian public company trading on the Toronto Stock Exchange, the NYSE Amex and the London Alternative Investment Market Exchange. From April 2000 to December 2004 he was the president of Marifil S.A., a private mineral exploration and holding company in Argentina. In February of 2005, Marifil S.A. was merged into Marifil Mines Limited, a public company traded on the Toronto Ventures Exchange. Mr. Walters is a director and Executive Vice President of Marifil Mines Limited. Mr. Walters also served as a director of Universal Uranium Ltd, also a public company traded on the Toronto Ventures Exchange, from February 2008 to May 2010.

Ted R. Sharp	54

Mr. Sharp was appointed as our Chief Financial Officer, Secretary, and Treasurer effective March 2006. Mr. Sharp spends approximately 50% of his business hours each month on matters related to Goldrich. Mr. Sharp is a Certified Public Accountant, and has Bachelor of Business Administration Degree in Accounting from Boise State University. Concurrent with his position with Goldrich, from September 2008 through November 2010, Mr. Sharp served part-time as Chief Executive Officer, President and Chief Financial Officer of Texada Ventures, Inc, a natural resource exploration company trading on the FINRA OTCBB. Also concurrent with his position with Goldrich, from November of 2006 to June 2009, Mr. Sharp served part-time as Chief Financial Officer of Commodore Applied Technologies, Inc., a environmental solutions company trading on the FINRA OTCBB. Since 2003, he has been President of Sharp Executive Associates, Inc., a privately-held accounting firm providing Chief Financial Officer services to clients. Prior to 2003, he worked for 14 years in positions of Chief Financial Officer, Managing Director of European Operations and Corporate Controller for Key Technology, Inc., a publicly-traded manufacturer of capital goods. Mr. Sharp has more than 25 years of experience in treasury management, internal financial controls, SEC reporting and Corporate Governance. The Company has entered into a management consulting contract with Mr. Sharp, engaging him and his firm on a part-time basis.

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the executive officers and directors, and any persons who own more than ten percent (10%) of the stock of the Company (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. These reports are filed on Forms 3, 4, and 5. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that are filed. Based solely upon a review of the copies of Section 16(a) forms received by the Company, all the Reporting Persons have complied with applicable filing requirements.

EXECUTIVE COMPENSATION

Executive Compensation Agreements and Summary of Executive Compensation

William V. Schara, Principal Executive Officer:

We entered into an employment arrangement with William V. Schara on October 19, 2009 in conjunction with his appointment as Chief Executive Officer of the Company. Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University. His annual salary was fixed at $180,000 and 750,000 options to purchase our common stock were issued to him, with 250,000 vesting immediately, 250,000 vesting on October 19, 2010 and 250,000 vesting on October 19, 2011. Mr. Schara has a three-year employment contract that is renewed and reviewed on an annual basis by the Board of Directors for appropriate changes in salary, benefits or other employment matters. Mr. Schara voluntarily elected to defer 100% of his salary until such time as the Company had sufficient cash to pay it and did not receivie a salary until November 2010. At September 30, 2010, a total of $171,290 of deferred salary had been accrued and included in payable to related parties.

Richard R. Walters, Chief Operating Officer (Resignation effective January 1, 2011):

We entered into a written Independent Contractor Agreement dated June 30, 2003 for a term of four months with Richard R. Walters, as a consultant. Mr. Walters’ is a licensed professional independent contractor, with business management and consulting interests that are independent of the consulting agreement he currently has in place with the Company. As consideration for performance of the services, we agreed to pay Mr. Walters a fee of $175 per day worked, prorated for each partial day worked. The Agreement was renewed on October 1, 2003 through September 30, 2004. On November 12, 2004, and again on November 7, 2005, the Agreement was renewed retroactively to October 1, 2004 and October 1, 2005, respectively, by our Board of Directors for an additional one-year period under the original terms. On February 15, 2006, the Board of Directors extended Mr. Walters’ Agreement for one year and increased the fee to $300 per day worked. On November 21, 2006, the Agreement was extended through December 31, 2006, and on January 18, 2007, the Board of Directors amended and extended Mr. Walters’ Agreement for one year and increased the fee to $550 per day worked, effective retroactively to January 1, 2007. On February 15, 2008, the Board increased the rate to $600 per day worked, extended the agreement through December 31, 2008, renewed retroactively to January 1, 2008. On January 7, 2009, the Board approved retention of the 2008 contract pricing, retroactively to January 1, 2009, into the renewed 2009 agreement, which expired on December 31, 2009. This contract renewal added the ability of Mr. Walters to take a portion of his compensation in stock, due to the limited cash resources of Company. In February 2010, Mr. Walters verbally agreed to continue to perform services for the Company under the terms of the 2009 contract until we are successful in securing financing in 2010. When the ability to pay under a renewed agreement is assured, the terms of the contract will be reviewed and renewed. The services provided by Mr. Walters include serving as our President up to October 19, 2009 and thereafter as Chief Operating Officer as appointed by the Board of Directors on that date. Mr. Walters resigned as Chief Operating Officer on December 1, 2010, effective January 1, 2011, and continues as a director of the Company. The Agreement renews each year on the anniversary date for a one year term, pending board approval. Either party may terminate the Agreement upon 15 days written notice. Mr. Walters is not an employee. Mr. Walters elected to defer fees owed to him until such time as the Company had sufficient cash reserves to pay them and began receiving compensation in November 2010. At September 30, 2010, a total of $299,550 had been accrued and included in payable to related parties.

Mr. Walters is entitled to reimbursement for his expenses, with any expense greater than $10,000 being subject to prior approval by the Compensation Committee. No benefits are provided to Mr. Walters by us other than the compensation for his services.

Ted R. Sharp, Principal Financial Officer:

We entered into a written Independent Contractor Agreement, effective March 1, 2006, with Sharp Executive Associates, Inc, and the owner of that firm, Ted R. Sharp CPA, for Mr. Sharp to act as a Management Consultant to serve as Secretary, Treasurer and Chief Financial Officer and to provide through his extended staff and firm all services typical of an accounting department for a small company. Mr. Sharp is a Certified Public Accountant and his firm is an independent contractor, with business management and consulting interests with other companies that are independent of the consulting agreement he currently has in place with the Company. The term of the original Agreement was through December 31, 2006, and paid Mr. Sharp $7,500 per month as consideration for the performance of services. On January 18, 2007, the Board of Directors extended Mr. Sharp’s Agreement for one year and increased the fee to $8,250 per month. On February 15, 2008, the Board of Directors extended Mr. Sharp’s Agreement for one year, retroactive to January 1, 2008, and increased the fee to $9,075 per month, with opportunity to review and modify the fee on a quarterly basis due to potential wide variability in the ongoing activities of the Company. On January 7, 2009, the Board of Directors extended Mr. Sharp’s Agreement for one year, retroactive to January 1, 2009, removing the monthly fee and adding terms that would allow Mr. Sharp to bill the activities performed by members of his firm at hourly rates. This was done to recognize the expectation of reduced financial activities due to the limited cash resources of the Company and resulting reduced exploration activities. In February 2010, Mr. Sharp verbally agreed to continue to perform services for the Company under the terms of the 2009 contract until we are successful in securing financing in 2010, When the ability to pay under a renewed agreement is assured, the terms of the contract will be reviewed and renewed. Either party may terminate the Agreement upon 15 days written notice. Mr. Sharp also will be reimbursed for reasonable expenses previously approved by us. Mr. Sharp is not an employee and serves on a part time basis. As of September 30, 2010, Mr. Sharp had not been paid for $69,041 of services provided by his firm and had reached a tentative agreement to accept payment in stock as part of a future private placement.

James C. Barker, Management Consultant:

We entered into a written Independent Contractor Agreement, effective January 10, 2006, with James C. Barker as a Management Consultant to serve as the Project Manager for the Chandalar project. The term of this Agreement was through December 31, 2006. As consideration for the performance of services, we paid Mr. Barker a fee of $625 per day for each field day worked, or $550 per day for each non-field day worked in each calendar month up to 15 days per month, then $450 per day for each non-field day worked in excess of 15 days per month. Mr. Barker was also reimbursed for reasonable expenses previously approved by us. After a one month lapse, effective February 1, 2007 Mr. Barker’s contract was renewed to December 31, 2007. Under the renewed contract, Mr. Barker was retained as a Management Consultant to serve as the Technical Manager for the Chandalar project. As consideration for the performance of services, we paid Mr. Barker a fee of $650 per day for each field day worked, or $575 per day for each non-field day worked in each calendar month up to 15 days per month, then $450 per day for each non-field day worked in excess of 15 days per month. Mr. Barker continues to perform services on terms identical to that contract. Mr. Barker was also be reimbursed for reasonable expenses previously approved by us. No benefits were provided to Mr. Barker by us for his services. Mr. Barker is currently not under contract. As of September 30, 2010, Mr. Barker had not been paid for $46,247 for services.

Executive Compensation and Related Information

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and the other named executives for the most recent year is as follows:

Summary Compensation Table
Name(6) and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

William V. Schara(1)	2009	36,290	0	0	285,000	0	321,290
Principal Executive Officer	2008	0	0	60,000	0	0	60,000
Richard R. Walters(2)	2009	171,000	0	0	0	0	171,000
Chief Operating Officer	2008	117,450	0	46,400	64,000	0	227,850
Ted R. Sharp(3)	2009	108,900	0	0	0	0	108,900
Principal Financial Officer	2008	105,275	0	40,000	0	4,125	149,400
Robert G. Pate(4)	2009	2,800	0	0	0	0	2,800
Former VP of Operations	2008	104,444	0	22,659	0	0	127,103
James C. Barker	2009	0	0	0	0	101,218	101,218
Management Consultant	2008	0	0	0	0	62,007	62,007
Rodney Blakestad(5)	2009	0	0	0	0	0	0
Former VP of Exploration	2008	104,711	0	12,468	0	0	117,179

(1)

Mr. Schara was appointed Chief Executive Officer on October 19, 2009. His salary for 2009 represents his regular salary from that date through the end of the year. Mr. Schara’s Option Awards for 2009 represent the grant date fair value of options of $285,000 to purchase 750,000 common shares, computed in accordance with ASC 718. Of this amount, $123,500 was recognized as compensation expense in 2009, with $123,500 and $38,000 to be recognized in 2010 and 2011, respectively. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 7 to our consolidated financial statements as reported in our Form 10-K for the year ended December 31, 2009.  Mr. Schara’s Stock Awards for 2008 represent the aggregate grant date fair value of 300,000 restricted common shares computed in accordance with ASC 718. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 6 to our consolidated financial statements for the year ended December 31, 2008.

(2)

Mr. Walters’ Stock Awards for 2008 represent the aggregate grant date fair value of 296,051 restricted common shares, and Option Awards represent the grant date fair value of options to purchase 400,000 common shares, all awards computed in accordance with ASC 718. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 6 to our consolidated financial statements for the year ended December 31, 2008.

(3)

Mr. Sharp’s Stock Award in 2008 represent the aggregate grant date fair value of 200,000 restricted common shares, computed in accordance with ASC 718. Other Compensation in 2008 includes fees paid to Sharp Executive Associates, Inc., Mr. Sharp’s consulting firm, for services rendered in relation to the Company’s compliance with Rule 404(a) of the Sarbanes-Oxley Act of 2002.

(4)

Mr. Pate’s Stock Awards represent the aggregate grant date fair value of 85,077 restricted common shares, computed in accordance with ASC 718. On September 1, 2008, Mr. Pate’s employment was terminated due to our inability to raise sufficient financing to maintain operations at prior levels. Mr. Pate continues periodically to provide services to us on a contracted hourly basis.

(5)

Mr. Blakestad’s Stock Awards in 2008 represent the aggregate grant date fair value of 43,867 restricted common shares, computed in accordance with ASC 718. On September 1, 2008, Mr. Blakestad’s employment was terminated due to our inability to raise sufficient financing to maintain operations at prior levels.

(6)

No other executive or person earned more than $100,000 for the year. Columns for certain forms of compensation have been omitted from the table because no compensation was paid for those forms of compensation during the period reported.

Material factors necessary to an understanding of the compensation in this table are set forth in the description of the compensation agreements. No performance targets or grants were modified or waived during the last fiscal year.

Outstanding Equity Awards at Fiscal Year-end (2009)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William V. Schara Principal Executive Officer	250,000(4) 50,000(5)	500,000 0	0 0	$0.405 $0.65	Oct 19, 2014 Mar 29, 2016	0 0	0 0	0 0	0 0
Ted R. Sharp Principal Financial Officer	50,000(2)	0	0	$0.40	Mar 1, 2016	0	0	0	0
Richard R. Walters Chief Operating Officer	400,000(3)	0	0	$0.20	Aug 27, 2018	0	0	0	0

(1)

Options vest when issued, except options issued to Mr. Sharp on March 1, 2006, which vested May 1, 2006 and options issued to Mr. Schara on October 19, 2009, which vest as described in (4) below.

(2)

Includes options to purchase 50,000 shares of common stock, exercisable for a ten-year period from the date of issuance at an exercise price of $0.40 per share to Ted R. Sharp under our 2003 Equity Incentive Plan, in connection with his appointment as our Treasurer, Secretary and Chief Financial Officer. The fair value of the options was computed in accordance with ASC 718.

(3)

On August 27, 2008, we issued options to purchase 400,000 shares of common stock, which vested immediately, which are exercisable for a ten-year period from the date of issuance at an exercise price of $0.20 per share to Richard R. Walters under our 2008 Equity Incentive Plan, in connection with service as Principal Executive Officer.The fair value of the options was computed in accordance with ASC 718.

(4)

On October 19, 2009, we issued options to purchase 750,000 shares of common stock, 250,000 which vest immediately, 250,000 which vest on October 19, 2010 and 250,000 on October 19, 2011 which are exercisable for a five-year period from the date of issuance at an exercise price of $0.405 per under our 2008 Equity Incentive Plan, in connection with service as Principal Executive Officer. The fair value of the options was computed in accordance with ASC 718.

(5)

Includes options to purchase 50,000 shares of common stock, exercisable for a ten-year period from the date of issuance at an exercise price of $0.65 per share to William V. Schara under our 2003 Equity Incentive Plan. The fair value of the options was computed in accordance with ASC 718

Retirement, Resignation or Termination Plans

With the exception of the following, we sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

The employment plan for Mr. Schara includes a two-year severance provision (or a three-year provision under a change in control) , wherein the Company would be required to pay him a lump-sum severance equal of two years (or three years under a change of control) of his annual salary at termination due to reasons other than termination for cause.

Director Compensation

The Directors receive $500 for each board meeting and $300 for each committee meeting. Any officer who is also a board member does not receive fees for service on the board.

Stock Awards and Option Awards were made under our 2008 Equity Incentive Plan. The fair values were computed in accordance with ASC 718. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 7 to our consolidated financial statements for the year ended December 31, 2009 included in this prospectus. Grants to officers and directors under the 2008 Equity Incentive Plan are made as partial compensation for services rendered as well as to retain qualified persons in those positions and provide incentive for involvement and performance. Aggregate awards outstanding at December 31, 2009 are included in the Beneficial Ownership table and notes below. There have been no option awards to any officer or director during 2010.

Director Compensation (2009)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David S. Atkinson(3)	3,000	0	0	0	0	0	3,000
Charles G. Bigelow(4)	3,000	0	0	0	0	0	3,000
James K. Duff(5)	3,000	0	0	0	0	0	3,000
Kenneth S. Eickerman(6)	2,900	0	0	0	0	0	2,900
James A. Fish(7)	1,800	0	0	0	0	0	1,800
William Orchow(8)	3,600	0	0	0	0	0	3,600
William V. Schara(9)	2,500	0	0	0	0	0	2,500

(1)

The Directors receive $500 for each board meeting and $300 for each committee meeting.

(2)

Stock Awards and Option Awards, when made, are made under our 2008 Equity Incentive Plan. The fair values arere computed in accordance with ASC 718.

(3)

Mr. Atkinson holds no options to purchase shares of common stock, all of which are vested.

(4)

Mr. Bigelow holds options to purchase a total of 355,000 shares of common stock, all of which are vested.

(5)

Mr. Duff holds options to purchase a total of 355,000 shares of common stock, all of which are vested.

(6)

Mr. Eickerman holds options to purchase a total of 275,000 shares of common stock, all of which are vested.

(7)

Mr. Fish holds options to purchase a total of 355,000 shares of common stock, all of which are vested.

(8)

Mr. Orchow holds options to purchase a total of 300,000 shares of common stock, all of which are vested.

(9)

On October 19, 2009, Mr. Schara was appointed as Chief Executive Officer and was granted options to purchase 750,000 shares of our common stock. These options and the salary Mr. Schara was awarded or earned during 2009 are reflected on the Summary Compensation Table above as compensation paid to executives. Subsequent to the options award, Mr. Schara holds options to purchase a total of 800,000 shares of common stock, 300,000 of which are vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of December 31, 2010 by:

i.

each director and nominee for director;

ii.

each of our executive officers named in the Summary Compensation Table under "Executive Compensation and Related Information" (the "Named Executive Officers");

iii.

all our executive officers and directors as a group, and, based on currently available Schedules 13D and 13G filed with the SEC, the beneficial owners of more than 5% of our common stock.

Title of Class	Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Named Executive Officers
Common Stock	Richard R. Walters, Chief Operating Officer and Director, Former President	3412 S. Lincoln Dr. Spokane, WA 99203	1,571,419	(4)	2.95%
Common Stock	William Orchow, Director	67 P Street Salt Lake City, UT 84103	503,333	(3)(6)	*
Common Stock	Charles G. Bigelow, Director	11562 Discovery Heights Cl Anchorage, AK 99515	470,000	(2)(3) (5)	*
Common Stock	James A. Fish, Former Director	4923 S. Woodfield Lane Spokane, WA 99223	477,000	(2)(3) (5)	*
Common Stock	James K. Duff, Chairman and Director	3882 Player Drive Coeur d’Alene, ID 83815	567,903	(2)(3) (5)	1.07%
Common Stock	Kenneth S. Eickerman, Director	6717 S. Mayflower Rd. Spokane, WA 99224	320,833	(3)(6)	*
Common Stock	David S. Atkinson, Director	3466 NW Bryce Canyon Lane Bend, OR 97701	8,343,447	(10)	15.2%
Common Stock	William V. Schara, Chief Executive Officer, Former Chairman and Director	3221 S. Rebecca Spokane, WA 99223	1,220,833	(9)	2.27%
Common Stock	Ted R. Sharp, Secretary, Treasurer and Chief Financial Officer	714 Whisperwood Ct. Nampa, ID 83686	303,182	(8)	*
Common Stock	All current executive officers and directors as a group		13,777,950	(7)	23.86%
5% or greater shareholders

Common Stock	Forza Partners, L.P.	1574 NW Crossing Dr., Suite 205 Bend, OR 97708	8,343,447	(10)	15.20%
Common Stock	Nicholas Gallagher	5 Churchfields The K Club Straffan Kildare, Ireland	6,887,037	(11)	12.36%

*Less than 1%.

(1)

This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 52,935,398 shares outstanding on December 31, 2010, adjusted on a partially diluted basis for each shareholder as required by rules promulgated by the SEC.

(2)

Includes 5,000 shares of common stock acquirable upon exercise of vested options exercisable before March 3, 2014.

(3)

Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before December 31, 2014.

(4)

Includes 400,000 shares of common stock acquirable upon exercise of vested options exercisable before August 27, 2018.

(5)

Includes 300,000 shares of common stock acquirable upon exercise of vested options exercisable before August 27, 2018.

(6)

Includes 250,000 shares of common stock acquirable upon exercise of vested options exercisable before August 27, 2018.

(7)

Includes shares of common stock acquirable upon exercise of vested options exercisable described in footnotes (2) through (6), (9), (10) and (11).

(8)

Includes 50,000 shares of common stock acquirable upon exercise of options exercisable before May 1, 2016.

(9)

Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before March 29, 2016 and 500,000 shares of common stock acquirable upon exercise of vested options exercisable before October 19, 2014.

(10)

Mr. Atkinson is general partner and holds positions as director and general manager of Forza Partners, L.P. and Forza Partners II, L.P., which combined are greater than 5% shareholders. Mr. Atkinson is the sole investment decision maker for Forza Partners, L.P. and Forza Partners, L.P.. The shares total includes 320,833 shares of common stock held personally by Mr. Atkinson, 5,754,916 held for the account of Forza Partners II, 327,016 held for the account of Forza Partners L.P, and 1,840,664 shares of common stock acquirable upon conversion of notes payable in gold. Mr. Atkinson is also a director to the Company. Because of Mr. Atkinson’s position as director and as general manager of Forza Partners, L.P. and Forza Partners II, L.P., which combined are greater than 5% shareholders, the shares beneficially owned by Mr. Atkinson are listed twice in the table.

(11)

Includes 3,600,000 shares of common stock, held personally by Nicholas Gallagher and 500,000 shares of common stock, 900,000 shares of common stock acquirable upon conversion of 150,000 shares of Series A Preferred stock, 100,000 shares of common stock acquirable upon exercise of Class E Warrants, which are exercisable before June 3, 2010, and 1,787,037 shares of common stock acquirable upon conversion of notes payable in gold, all held for the account of NGB Nominees Limited. All warrants, preferred stock and notes payable in gold are exercisable and convertible within 60 days of the date of this Form S-1.

Each class of warrants contain provisions that restrict exercise of the warrants if the holder’s beneficial ownership would exceed 9.99% of the Company’s common stock as a result of the exercise.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Equity Compensation Plan Information

At a special meeting of shareholders on May 5, 2008, the shareholders voted to adopt the Goldrich Mining Company 2008 Equity Incentive Plan. The Plan permits the grant of nonqualified stock options, incentive stock options and shares of common stock, referred to as “restricted stock,” to participants of the Plan. The purpose of the Plan is to promote our success and enhance the value of our assets by linking the personal interests of the participants to those of our shareholders, by providing participants with an incentive for outstanding performance. Pursuant to the terms of the Plan, 5,400,000 shares of unissued common stock which include 1,200,000 shares reserved for issuance under the Little Squaw Mining Company Restated 2003 Share Incentive Plan, were authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants. The Plan is administered by our Compensation Committee and subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant nonqualified stock options, incentive stock options and restricted stock to participants under the plan in such amounts, as the committee may determine. Eligible participants in the Plan include our employees, directors and consultants.

Options granted to participants under the Plan must be exercised no later than the ten years from the issue date. If a participant shall die while employed by or while a Director of the Company, any Option held by him shall become exercisable in whole or in part if the Option was issued one year or more prior to the date of death, but only by the person or persons to whom the participant's rights under the Option shall pass by the participant's will or applicable laws of descent and distribution. All such Options shall be exercisable only to the extent that the participant was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the option period in respect thereof, whichever is sooner. If a participant ceases to be employed or act as a consultant or director of the company for cause, no Option held by such participant may be exercised following the date on which such participant ceases to be so employed or ceases to be a consultant or director, as the case may be. If a participant ceases to be employed by or act as a director of the company for any reason other than cause, then any Option held by such participant at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter.

Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the award agreement. All rights with respect to the restricted stock granted to a participant under the Plan shall be available during his or her lifetime only to the participant. Each award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and following termination of the participant’s employment with the company. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the award agreement entered into with each participant, need not be uniform among all restricted stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Under the Plan, upon a change of control transaction

•

any and all Options granted hereunder shall become immediately exercisable; additionally, if a participant’s employment is terminated for any other reason except cause within twelve (12) months of such Change in Control, the participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option, to exercise any such Option;

•

any period of restriction for restricted stock granted hereunder that have not previously vested shall end, and such restricted stock and restricted stock units shall become fully vested;

•

the target payout opportunities attainable under all outstanding awards which are subject to achievement of any performance conditions or restrictions that the committee has made the award contingent upon, shall be deemed to have been earned as of the effective date of the change in control, and such awards treated as follows: the vesting of all such awards denominated in shares shall be accelerated as of the effective date of the change in control the Compensation Committee has the authority to pay all or any portion of the value of the shares in cash; and

•

the Compensation Committee has authority to make any modifications to the awards as determined by the committee to be appropriate before the effective date of the change in control.

Under the Plan a “Change in Control” means any of the following events: (i) any organization, group, or person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing thirty-five percent (35%) or more of the combined voting power of our then outstanding securities; or (ii) during any two (2) year period, a majority of the members of the Board serving at the date of approval of this Plan by shareholders is replaced by Directors who are not nominated and approved by the Board; or (iii) a majority of the members of the Board are represented by, appointed by, or affiliated with any person whom the Board has determined is seeking to effect a Change in Control of the company; or (iv) the company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

The 2008 Equity Incentive Plan incorporates provisions to keep it in compliance with IRS laws (principally Code 409A) that require companies to recognize the fair market value of stock options and other share based payments awarded to employees and associates as compensation expense.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

For each of the two years ended 2009 and 2008, we engaged Sharp Executive Associates, Inc., a consulting firm owned by our Chief Financial Officer to assist the Company in its compliance with Rule 404 of the Sarbanes-Oxley Act of 2002, incurring a total expense of $0 and $4,125 to this related party during 2009 and 2008, respectively.

Director Independence

The Board has analyzed the independence of each director and nominee and has determined that the members of the Board listed below meet the requirements of applicable laws and the listing standards regarding “independence” of the NASDAQ. Each director is free of relationships that would interfere with the individual exercise of independent judgment. Based on these standards, the Board determined that each of the following non-employee directors, including nominated and continuing directors, is independent and has no relationship with the Company, except as a director and shareholder:

•

Charles G. Bigelow

•

James K. Duff

•

Kenneth S. Eickerman

•

James A. Fish, during his service prior to resigning in October 2010

•

William Orchow

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended Articles of Incorporation provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Alaska Corporations Code Section 490, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Amended Articles of Incorporation also authorize the board of directors to indemnify any other person who we have the power to indemnify under Alaska law, and indemnification for such a person may be greater or different from that provided in the Amended Articles of Incorporation.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Columbia Stock Transfer Company, 1602 E. Seltice Way, Suite A PMB#303, Post Falls, ID 83854, U.S.A. Phone: (208) 664-3544; Fax: (208) 777-8998.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Guess & Rudd P.C.

EXPERTS

The financial statements of Goldrich Mining Company as of December 31, 2009 and 2008 and for the years then ended included in this prospectus and registration statement have been so included in reliance on the report of DeCoria, Maichel & Teague P.S., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The information contained in the report titled “Summary of Field Investigations 2004”, December, 2004 was prepared by James C. Barker, a Certified Professional Geologist licensed to practice in Alaska.

The information contained in the report titled “Chandalar Mining District, A Report of Findings and Recommendations, 2005”, January 2, 2006 was prepared by James C. Barker, a Certified Professional geologist licensed to practice in Alaska.

The information contained in the report titled “Little Squaw Creek Placer Gold Deposit Preliminary Evaluation”, October 1, 2006 was prepared by Jeffery O. Keener, a Professional Geologist.

The information contained in the report titled “Chandalar Mining District, Annual Report of Findings for 2006”, March 15, 2007 was prepared by James C. Barker, a Certified Professional geologist licensed to practice in Alaska.

The information contained in the report titled “Geology of the Chandalar Mining District, East Central Brooks Range, Northern Alaska”, January 23, 2007 was prepared by Thomas K. Bundtzen, a Certified Professional geologist licensed to practice in Alaska.

The information contained in the report titled “Follow-up 2007 Geologic Mapping, Structural Analysis, and Evaluation of Gold Deposits in Chandalar Mining District, Northern Alaska”, December 31, 2007 was prepared by Thomas K. Bundtzen, a Certified Professional geologist licensed to practice in Alaska.

The information contained in the report titled “Evaluation of the Chandalar Mining Property”, May 5, 2008 was prepared by James C. Barker, a Certified Professional geologist licensed to practice in Alaska, Robert B. Murray, a Certified Professional geologist licensed to practice in Alaska, and Jeffery O. Keener.

The information contained in the internal report was prepared by Paul Martin, a Professional Mining Engineer licensed to practice in Nevada.

Copies of the above referenced reports are available upon written request Goldrich Mining Company, 2607 Southeast Blvd, Ste B211, Spokane, WA 99223, Attn: Richard Walters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

GLOSSARY OF TERMS

AGGRADATIONAL PLACER: A placer deposit resulting from the up-building performed by a stream in order to establish or maintain uniformity of grade or slope. It involves the natural filling up of a bed of a water course at any point of weakening of the current, by deposition of detritus and valuable heavy minerals (gold). Fanlike graded plains are often formed by the continual shifting of the streams at the foot of a declivity. This can result in the deposition of an unusually thick sequence of heavy minerals of stacked streaks and disseminations throughout the entire thickness of the aggraded sedimentary section. Such placer deposits are potentially amenable to low cost bulk mining techniques.

ALLUVIUM: A general term for all detrital deposits that result from the operations of modern streams and rivers, including the sediments (gravel, sand and silt) laid down in stream and river beds, flood plains, lakes, fans at the foot of mountain slopes, and estuaries.

ALLUVIAL FAN: A cone-shaped deposit of alluvium made by a stream where it runs out onto a level plain meets a slower stream. The fans generally form where streams issue from mountains onto lowland. It is steepest near the mouth of the valley where its apex points upstream and it slopes gently and convexly outward with gradually decreasing gradient.

ALLUVIAL GOLD: Gold found in association with water-worn material (See Placer Gold).

ASSAY: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

ASSESSMENT WORK (ANNUAL LABOR): The annual work upon an unpatented mining claim on the federal public domain necessary under the United States law, or in the case of public state land of the laws of the individual states, for the maintenance of the possessory title thereto.

AURIFEROUS: Said of a substance or mineral-bearing deposit that contains gold.

BANK MEASURE (BANK CUBIC YARD): The measurement of material in place, such as gravel in a deposit before excavation. In placer work, values are normally reported as dollars and cents per cubic yard, and unless specified otherwise, this means a cubic yard in place, or bank measure. This is usually reported by the notation of “bcy”.

BRECCIA: A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

BEDROCK PLACER: A generally thin section of gravels hosting a concentration or streak of heavy minerals oftentimes lying beneath less mineralized gravels and resting on solid rock (bedrock) beneath the gravel sequence. The concentrations or streaks are usually of irregular shape and tend to be discontinuously distributed. Relatively high cost selective mining techniques are generally employed.

DEVELOPMENT: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

DRIFT: A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.

EXPLORATION: Work involved in searching for ore, usually by employing the science of geology and drilling or driving a drift.

EXPLORATION STAGE: A U.S. Security and Exchange Commission descriptive category applicable to public mining companies engaged in the search for mineral deposits and ore Reserves and which are not either in the mineral development or the ore production stage.

FEE SIMPLE LAND: A form of freehold land ownership, the most common way real estate is owned in common law countries, and is ordinarily the most complete ownership interest that can be had in real property.

FINE GOLD: Pure gold, i.e., gold of 1000 fineness.

FINENESS: The portion of pure gold in bullion or in a natural alloy expressed in parts per thousand. Natural gold is not found in pure form; it contains varying proportions of silver, copper, and other substances. For example, a piece of natural gold containing 150 parts of silver and 50 parts of copper per thousand and the remainder all just pure gold would be 800 fine.

FRACTURE: A break in the rock, the opening of which allows mineral bearing solutions to enter. A “cross-fracture” is a minor break extending at more-or-less right angles to the direction of the principal fractures.

GEOPHYSICAL SURVEY: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

GLACIOFLUVIAL: Pertaining to the meltwater streams flowing from wasting glacier ice and esp.to the deposits and landforms produced by such streams, as kame (low mound or hummock of stratified sediments) terraces and outwash plains; relating to the combined action of glaciers and streams.

GRADE: The average assay of a ton of ore, reflecting metal content.

GRAVEL: An unconsolidated deposit of pebbles, cobbles, or boulders that has been water washed and with at least somewhat rounded particles. Sand, silt and clay are usually mixed in too.

GRAVITY SEPARATION: The treatment of mineral particles which exploits the differences between their specific gravities in the recovery process.

GREENSCHIST-FACIES: The set of metamorphic mineral assemblages (facies) in which basic rocks, dark colored like basalt, are represented by a specific suite of minerals (albite+chlorite+epidote+actinolite).

GREENSTONE: A field term applied to any compact dark-green altered or metamorphosed basic (mafic), like basalt, igneous rock that owes its color to the presence of green minerals such as chlorite. A term used frequently when no accurate determination is possible.

HYDROTHERMAL: Said of magmatic (molten rock) emanations high in water content and the rocks, mineral deposits, alteration products and springs produced by them.

INLIER CLAIMS: Mining claims of others that lie within, or are enclosed by, a block of many claims owned by another.

LODE: A mineral deposit consisting of a zone of veins, disseminations or breccias in consolidated rock, as opposed to placer deposits.

LOOSE CUBIC YARD: All placer mining reserves and resources are reported in bank cubic yards, but production and costs are reported in loose cubic yards. Loose cubic yards are calculated as the reserve plus the swell or void spaces. This is usually reported by the notation of “lcy”.

LOW GRADE: A subjective term said of rock containing a relatively low ore-mineral content, often in reference to possible ores that are of relatively low value compared to those of medium or high value from within the same mineral deposit, or body of mineralization. Low grade ores are those often amenable to bulk mining methods. As used herein, the term is applied to rock that contains one tenth ounce or less of gold per ton.

MAFIC: Pertaining to or composed of dominantly of the ferromagnesian rock-forming silicates; said of some igneous rocks and their constituent minerals.

MESOTHERMAL: Said of a mineral deposit formed at moderate to high temperatures and moderate to high pressures by deposition from hydrothermal fluids at considerable depth within the earth.

METACARBONATE: A calcium rich rock such as limestone that has been subjected to metamorphism.

META-IGNEOUS: Metamorphosed igneous rocks.

METAMORPHIC ROCKS: Rocks which have undergone a change in texture and composition as the result of heat and pressure from having been buried deep in the earth.

METASEDIMENT: A sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

MILL: A processing plant that extracts and produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant, such as a smelter, to affect recovery of the pure metal, recovery being the percentage of valuable metal in the ore that is recovered by metallurgical treatment.

RESERVES: Identified resources of mineral-bearing rock from which the mineral can be extracted profitably with existing technology and under present economic conditions.

MINE: An underground or surface excavation for the extraction of mineral deposits.

MINERAL: A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form, and physical properties.

MINERAL RESERVE: The economically mineable part of a measured or indicated mineral resource. Appropriate assessments, often called feasibility studies, have been carried out and include consideration of and modification by realistically assumed mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. These assessments demonstrate, at the time of reporting, that extraction is reasonably justified. Mineral reserves are sub-divided, in order of increasing confidence, into probable and proven categories. A probable reserve is the economically mineable part of an indicated (and in certain circumstances, measured) resource. A proven reserve is the economically mineable part of a measured resource.

MINERAL RESOURCE: A deposit or concentration of natural, solid, inorganic or fossilized organic substance in such quantity and at such grade or quality that extraction of the material at a profit is potentially possible.

MINERALIZED MATERIAL OR DEPOSIT: A mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude current economic feasibility to extract it.

MINERALIZATION: The presence of economic minerals in a specific area or geological formation.

NATIVE GOLD (RAW GOLD): Metallic gold found naturally in that state. Placer gold. See Fineness.

NUGGET: A water-worn piece of native gold. The term is restricted to relatively large sizes, not mere “colors” or minute particles. Fragments and lumps of vein gold are not called nuggets because the idea of alluvial origin is implicit. For use in this report, anything larger than 150 milligrams is considered a nugget, and its weight specially treated in reporting the drill sample results so as to mitigate its skewing effects on the values reported.

ORE: Material that can be mined and processed at a positive cash flow under current economic circumstances.

OROGENIC: Adjective of orogeny, which is the process by which structures within fold-belt mountainous areas were formed, including thrusting, folding, and faulting in the outer and higher layers, and plastic folding, metamorphism, and plutonism in the inner and deeper layers.

PANNING: Washing gravel or other material in a miner’s pan to recover gold or other heavy minerals. Gold is eighteen times heaver than water and rapidly concentrates in the bottom of the pan when the pan is agitated.

PARTS PER BILLION (PPB): A standard unit of measurement for assays, usually geochemical assays. One ppb is one thousandth of a ppm.

PARTS PER MILLION (PPM): A standard unit of measure for assays. One ppm = 0.0292 Troy oz./ton. One ppm = one gram per metric ton (tonne).

PATENTED MINING CLAIM: A mineral claim originally staked on land owned by in the United States Government, where all its associated mineral rights have been secured by the claimant from the U.S. Government in compliance with the laws and procedures relating to such claims, and title to the surface of the claim and the minerals beneath the surface have been transferred from the U.S. Government to the claimant. Annual mining claim assessment work is not required, and the claim is taxable real estate. Mining claims located on State of Alaska lands cannot be patented.

PAY HORIZON: Placer miner vernacular for the vertical section in a placer deposit containing significant, and possibly economic values.

PLACER GOLD: Gold occurring in its natural fineness in more or less in nuggets, grains, flakes or dust and obtainable by washing unconsolidated sand, gravel, etc. in which it is found. Also called alluvial gold, stream gold and wash gold, raw gold and native gold.

PLACER & PLACER DEPOSIT: A mass of gravel, sand or similar material resulting from the crumbling and erosion of solid rocks and containing particles or nuggets of gold or other heavy minerals such as platinum or tin that have been derived from the rocks or veins. A placer is an area where gold or other heavy minerals are or can be obtained by washing sand or gravel. Placer deposits are formed by attrition by river or stream action of the lighter rocks leaving the relatively inert, tough, and heavy minerals in a concentrated layer, generally along the contact of the alluvial material with the underlying bedrock. The term PLACER applies to ancient gravels as well as to recent deposits and to underground (drifts mines) as well as to surface deposits.

PLACER MINING: That form of mining in which the surficial detritus is washed for gold or other valuable heavy minerals. There are deposits of detrital material containing gold which lie too deep to be profitably extracted by surface mining and which must be worked by drifting, or tunneling, beneath the overlying barren material.

PHYLLITE: A metamorphic rock, intermediate in grade between slate and mica schist.

PROSPECT: An area that is a potential site of mineral deposits, based on preliminary exploration. A prospect is distinct from am mine in that it is non-producing.

PROSPECTING: The search for outcrops or other surface expressions of mineral deposits with the objective of making a valuable discovery.

RAW GOLD: A miner’s synonym for Placer Gold (See above).

RECLAMATION: The restoration of a site to acceptable regulatory standards after mining or exploration activity is completed.

RECOVERY: The percentage of valuable metal in the ore that is recovered by metallurgical treatment.

RESERVES: That part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of “Ore” when dealing with metalliferous minerals.

RESOURCE: The calculated amount of material in a mineral deposit, based on limited drill information.

SCHIST: A metamorphic rock that occurs in thin layers and can be readily split or cleaved because of having a foliated or parallel structure.

SEC INDUSTRY GUIDE 7: This is the United States’ reporting standard for the mining industry for securities purposes. It is contained in a publication of the United States Security and Exchange Commission (SEC) known as Industry Guide 7, which summarizes requirements for disclosure by mining companies. It defines proven and probable Reserves using its own definitions, and prohibits the disclosure of quantitative estimates for all mineralization other than in those two Reserve categories. Similarly, it restricts disclosure of value of estimates to Reserves only, which the SEC policy generally requires to be on a historic cost accounting basis.

SHEAR OR SHEARING: The deformation of rocks by lateral movement along numerous parallel planes, known as faults, generally resulting from stress or pressure and producing such metamorphic structures as cleavage and schistosity.

STRATA-BOUND: Said of a mineral deposit confined to a single stratigraphic unit. The term can refer to a stratiform deposit, to variously oriented ore bodies contained within the unit, or to a deposit containing veinlets and alteration zones that may not be strictly conformable with bedding.

TAILINGS: Fine grained or ground up material rejected from a mill after more of the recoverable valuable minerals have been extracted. Can also mean the waste material resulting from placer mining.

TURBIDITE: A sedimentary rock deposited from a turbidity current, and characterized by graded bedding.

UNPATENTED MINING CLAIM: A mineral claim staked on federal, state or, in the case of severed mineral rights, private land to which a deed from the U.S. Government or other mineral title owner has not been received by the claimant. Unpatented claims give the claimant the exclusive right to explore for and to develop the underlying minerals and use the surface for such purpose. However, the claimant does not own title to either the minerals or the surface, and the claim is subject to annual assessment work requirements and the payment of annual rental fees which are established by the governing authority of the land on which the claim is located. The claim may or may not be subject to production royalties payable to that governing authority. Mining claims located on State of Alaska lands cannot be deeded to the claimant.

VEIN: A zone or belt of mineralized rock having a more or less regular constitution in length, width and depth, and lying within boundaries which clearly separates it from neighboring rock.

VEINLET: A tiny vein, stringer or filament of mineral (commonly quartz) traversing a rock mass of different material, and usually one of a number making a Lode.

WASH PLANT, WASHING PLANT: Generic terms for a variety of gravity separating devices employing water (process water) to clean gravel by removing fine sediments adhered to it.

PROSPECTUS

GOLDRICH MINING CORPORATION

15,695,927 Shares of Common Stock

JANUARY 4, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$510.24
Commissions and Finders Fees	$148,000.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$5,000.00
Printing Expenses	$2,000.00
Miscellaneous Expenses	$1,000.00
Total	$181,510.24

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Security Holders. The Selling Security Holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our bylaws, we are required to indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Alaska Corporations Code, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Alaska law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to our company or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under the Alaska Corporations Code (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors to our shareholders to the fullest extent permitted by the Alaska Corporations Code.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

Unit Private Placement:

In December 2010, the Company issued 139,945 common shares and 599,772 Class F-2 Warrants for commissions to an agent for services in private placement activities. Terms of the F-2 warrant are identical to the class F warrant as described in the next paragraph except the exercise price to purchase a common share.is $0.22.

On December 17, 2010, the Company issued 4,169,850 units, at a price of $0.18 per unit, for net proceeds of approximately $677,000 in a private placement to investors. Each unit consists of one share of common stock and one Class G common stock purchase warrant. Each warrant is exercisable to purchase one additional common share at $0.36 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.72 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Company granted resale registration rights to such investors, which will require the Company to file a registration statement with the SEC regarding the resale of the common shares issued as part of the units and the common shares issuable upon exercise of the warrants within 60 days of the final closing date of the unit offering.

Between March 19, 2010 and August 29, 2010, the Company issued 4,105,998 units, at a price of $0.30 per unit, for net proceeds of $1,132,774 in a private placement to investors. Each unit consists of one share of common stock and one-half Class F common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The common shares which were issued as part of the units have been, or shortly will be held for more than 6 months, are or shortly will be freely tradable, and are included in this registration statement. As part of this placement, the Company issued 139,945 shares of common stock and 599,772 Class F-2 Warrants to a selling agent for commissions, which are also included in this registration statement.

On October 31, 2008 and during the 3rd quarter of 2009 ending September 30, 2009, the Company closed private placements totaling 475,000 units at a price of $1.00 per unit, each unit consisting of one share of Series A 5% Convertible Preferred shares, convertible at the option of the holder into six shares of common stock, subject to customary adjustment for stock splits, dividends, recapitalization and other similar corporate transactions. The Series A Preferred shares carry a liquidation preference equal to $2.00 per share and accrue cumulative dividends at 5% per annum to the holder, payable upon conversion of the shares. The Company received proceeds of $475,000 in connection with the private placements. The Company did not grant registration rights to the investors in this series of preferred shares. One holder has converted 50,000 Series A Convertible Preferred shares into 300,000 common shares, leaving 425,000 Series A Convertible Preferred shares outstanding at September 30, 2010, the date of our most recent published financial statements.

On August 27, 2008, we issued 900,000 shares and 1,800,000 options to members of our Board of Directors and Executive Officers under the terms of the 2008 Equity Incentive Plan and reported compensation expense of $180,000 and $342,000, respectively.

On April 8, 2008, we closed a private placement of 971,666 Units, at a price of $0.60 per unit, each unit consisting of one share of our common stock and one half of a two-year Class D warrant to purchase a share of common stock at an exercise price of $0.85 for each full share in the first year and $1.25 for each full share in the second year. We net proceeds of $582,987 in connection with the private placement. We granted registration rights to the investors.

At a meeting of shareholders on May 5, 2008, the shareholders approved the 2008 Equity Incentive Plan (the "2008 Plan"). The 2008 Plan authorizes the issuance of up to 5,400,000 shares of common stock which includes the 1,200,000 shares reserved for issuance under the Little Squaw Mining Company Restated 2003 Share Incentive

Plan (the "Current Plan"), subject to adjustment. As in the Current Plan, the 2008 Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock or restricted stock units and stock appreciation rights.

On various dates in January and February 2007, we issued 90,000 shares of common stock as a result of exercise of 90,000 Class A warrants at $0.30 per common share, resulting in $27,000 proceeds received by us.

On various dates in January and February 2007, we issued 3,465,194 shares of common stock as a result of exercise of 3,465,194 Class B warrants at $0.35 per common share, resulting in $1,215,933 net proceeds received by us.

On March 8, 2007, we issued 2,500,000 shares of common stock as a result of exercise of 2,500,000 Class A warrants at $0.30 per common share, resulting in $750,000 proceeds received by us.

On March 8, 2007, we issued 400,000 shares of common stock as a result of exercise of 400,000 other warrants from a 2005 private placement at $0.35 per common share, resulting in $140,000 proceeds received by us.

On December 27, 2006, we closed a private placement of 3,012,002 Units, at a price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock, par value $0.10, and one half of one (1/2) share purchase warrant. Each whole warrant was exercisable to acquire one additional share of common stock at an exercise price of $1.50 per share during the two-year period commencing on the Closing Date. The Company received gross proceeds of $3,012,002 in connection with the private placement. The Company granted registration rights to the investors. The offering of units was conducted by us in a private placement to non-U.S. persons outside the United States in off shore transactions pursuant to an exemption from registration available under Rule 903 of Regulation S of the United States Securities Act of 1933, as amended, and in the United States solely to accredited investors pursuant to an exemption from registration available under Rule 506 of Regulation D of the Securities Act. Strata Partners, LLC, a registered broker dealer, acted as the lead placement agent in syndication (the “Syndication”) with Olympus Securities, LLC in connection with the private placement. The Syndication received a cash fee of 6% of the gross proceeds and an option to purchase Units equal to 5% (the “Purchase Option”) of the number of Units sold for one-year, purchasable on the same terms as the Units issued to investors. Strata Securities, LLC received a cash fee of 5.81% and Olympus Securities, LLC received a cash fee of 0.19% of the gross proceeds. Additionally, the Syndication received an Agent Option to purchase, within one year of closing, up to 5% of the units sold in the private placement. The 5% Agent Option is exercisable at $1.00 per unit, each unit identical in composition in stock and Class C Warrant as the units sold in the placement. Of the 5% Agent Option, Strata Securities LLC received 4.88% and Olympus Securities, LLC received 0.12%.

On September 11, 2006, we issued to a director of the Company, 25,000 shares of common stock as a result of exercise of 25,000 stock options, resulting in $5,500 proceeds received by the Company.

On June 20, 2006, we issued to a director of the Company, 25,000 shares of common stock as a result of exercise of 25,000 stock options, resulting in $5,500 proceeds received by us.

On May 25, 2006, we issued 100,000 shares of common stock as a result of exercise of 100,000 warrants at $0.30 per common share, resulting in $30,000 proceeds received by us.

On May 22, 2006, we issued 200,000 shares of common stock as a result of exercise of 200,000 warrants at $0.30 per common share, resulting in $60,000 proceeds received by us.

On February 24, 2006, we closed the second tranche of an additional 5,600,000 Units, at a price of $0.25 per Unit for gross proceeds of $1,400,000. This second closing brings the total gross proceeds received to $2,373,750 and the total Units sold to 9,495,000, including an oversubscription of 1,495,000 Units which had been approved by our Board of Directors on February 13, 2006. Each Unit consisted of one share of our common stock and one half of one (1/2) Class B Warrant. The Units of this second closing are identical to those of the first closing on January 31, 2006. In connection with this portion of the placement, we paid an Agent’s commission of 10% of the gross proceeds and issued the agent 560,000 Class B Warrants, bringing the total number of Class B Warrants issued to the Agent for both tranches to 945,500.

On November 7, 2005, our Board of Directors approved an equity financing of up to $2,000,000 of our securities at a price equal to or greater than the terms of the November 21, 2005 Convertible Debenture. On January 31, 2006,

we closed the first tranche of 3,895,000 Units, at a price of $0.25 per Unit for gross proceeds of $973,750. Each Unit consisted of one share of common stock and one half of one (1/2) Class B Warrant. Each whole Class B Warrant is exercisable to acquire one additional share of common stock at an exercise price of $0.35 per share during the one-year period commencing on the Closing Date, $0.50 per share during the second year following the Closing Date, and $0.65 per share during the third year following the Closing Date. Additionally, each Class B Warrant contains a mandatory conversion provision which grant us, at our option, the ability to force conversion of each whole Warrant if the market price of our common shares is sustained at or above $0.875 per share for five consecutive trading days. In connection with this portion of the placement, we paid an Agent’s commission of 10% of the gross proceeds and issued the agent 389,500 Class B Warrants.

Notes Payable in Gold:

On May 6, 2009, the Company’s Board of Directors authorized management to enter into notes payable in gold contracts denominated in troy gold ounces for a total of up to 1,500 ounces of alluvial gold. During the year ended December 31, 2009, the Company was successful in selling approximately 1291 ounces for total cash proceeds of $870,000. Sales were made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. With the exception of the following, the gold is to be delivered on or before November 1, 2010, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers. The final $200,000 of forward gold sales contracts required delivery of gold by November 1, 2009, and required an 8% per annum compounded interest penalty for late delivery. The Company produced and distributed sufficient gold during its 2009 mining program to meet this November 1, 2009 obligation.

On October 19, 2009, the Company’s Board of Directors authorized management to enter into additional notes payable in gold denominated in fine gold ounces for proceeds of up to $7,000,000. During the year ended December 31, 2009, the Company was successful in selling approximately 342 ounces for total cash proceeds of $290,000. A total of 145,000 Class E warrants, with a fair value of $42,224, to purchase the Company’s common stock were issued in conjunction with these notes payable. The valuation of gold to be delivered under the notes payable was determined at a uniform percentage to all purchasers of 75% of the closing price of fine gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date a Confirmation Letter was signed by the purchaser. The gold is to be delivered on or before November 1, 2011, with any gold distribution prior to November 1, 2010 done on a prorated weight and particle size basis among all purchasers.

During the nine month period ended September 30, 2010, the Company issued notes payable in gold in principal amounts totaling $625,037. Under the terms of the notes, the Company agreed to deliver gold to the holders at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011.

Additionally, for each dollar of note payable in gold entered into during the three months ended December 31, 2009 and the nine month period ended September 30, 2010, the holder received one half of a Class E warrant to purchase shares of common stock. As a result, an additional 312,518 Class E warrants were issued to holders of notes payable in gold. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue. In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

The notes payable in gold contracts contain standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified parties.

At September 30, 2010, the Company had total notes payable in gold outstanding in the aggregate principal amount of $2,106,479 less discounts of $252,218 for a net liability of $1,855,261.  Under the notes, the Company was obligated to deliver 555.11 ounces of fine gold by October 31, 2010 and 989.49 ounces of alluvial gold (equivalent to approximately 861 ounces of fine gold) by November 1, 2010.  The notes also obligate the Company to deliver a further 488.72 ounces of fine gold by November 30, 2011.  The Company is currently in default under certain of the notes as the Company did not mine sufficient gold to meet its 2010 gold delivery obligations because it had to sell the gold it produced to fund mining operations.  The default terms of the notes require the Company to satisfy its delivery obligations by purchasing gold on the open market.  Until the Company has satisfied its gold delivery obligations under the notes, the Company is required to pay interest at the lesser of the prime rate plus 4% per annum or 8% compounded annually; which currently equates to approximately $94,903 per year.

Under six of the notes payable in gold entered into during the three month period ended December 31, 2009 and the nine month period ended September 30, 2010, totaling $600,037, the holders had the option to elect by October 20, 2010, to accelerate the delivery of the gold to October 31, 2010. Three holders of five of those notes totaling $500,037 elected to accelerate delivery to October 2010, and the balance of the five notes was classified as a current liability as of September 30, 2010. The Company was unable to satisfy delivery of gold to any contracts due on October 31, 2010 and on prior notes payable in gold due November 1, 2010, and is in default on these notes. The Company has agreed with the holders of the notes currently in default to convert the notes into common stock, with pricing represented by the value on October 31, 2010 of the 529.72 fine gold ounces due to holders at a price of $0.1575 per common share.  As a result, 4,543,861 common shares are acquirable upon conversion of these notes.

The Company remains in default on notes payable in gold that required delivery of 1,014.88 fine ounces of gold by October 31 and November 1, 2010. The Company is actively working with the remaining note holders to negotiate an extension to or alternative settlement of the notes and does not expect to be required to purchase gold on the open market to satisfy its delivery obligations.  A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

As the Company does not currently have sufficient funds to satisfy its delivery obligations by purchasing gold on the open market, unless the Company is able to renegotiate the notes, convert the notes to equity or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes.  If this occurs, investors may lose all or part of their investment in the Company.

At September 30, 2010, a portion of the Company’s notes payable in gold outstanding, with an aggregate principal amount of $553,333 less discounts of $116,103 for a net liability of $437,230, obligate the Company to deliver 488.72 ounces of fine gold by November 30, 2011.  The Company is not in default on these notes. Unless the Company can produce enough gold to satisfy such gold delivery obligations, renegotiate the terms of the notes, or convert the notes to equity, the Company may be forced to satisfy such delivery obligations by purchasing gold on the open market or default on the notes. In the current trend of rising gold prices, purchasing gold on the open market may be at a significant cost to the Company.  Unless the Company is able to satisfy the notes by delivery of gold, renegotiation, conversion, or raise additional financing, the Company may be forced to sell some or all of its assets to raise the funds necessary to satisfy its delivery obligations under the notes and investors may lose all or part of their investment in the Company. A renegotiation may require a change in future accounting treatment to derivative accounting as required by ASC 815.

Preferred Shares:

On December 30, 2008, we completed the offer and sale of 225,000 shares of preferred stock, resulting in net proceeds of $225,000. These shares were issued from the designated 1,000,000 shares of Series A Preferred Stock, no par value, with the following rights and preferences:

•

Liquidation Preference: Upon a liquidation event, an amount in cash equal to $2.00 per share (adjusted appropriately for stock splits, stock dividends and the like), for a total of $450,000 at December 31, 2008, together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled shall be paid prior to liquidation payments to holders of Company securities junior to the Series A Preferred Stock.

•

Voting: Each holder of Series A Preferred Stock shall be entitled to vote on all matters upon which holders of common stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series A Preferred Stock could be converted.

•

Conversion: Any share of Series A Preferred Stock may, at the option of the holder, be converted at any time into such number of fully-paid and non-assessable shares of common stock as is equal to $1.00 divided by $0.16667 per share. The Company has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the third anniversary of its issuance if the weighted average trading price of the common stock exceeds $1.00 per share for ten consecutive trading days. The Company has the right, at its sole option, to convert all Series A Preferred Stock into common stock after the after the tenth anniversary from the date of issuance.

•

Dividend Rate: The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, yearly cumulative dividends from the surplus or net profits of the Company at an effective rate of 5% per annum, of the original Series A Preferred Stock purchase price of $1.00 per share. The Series A dividends shall accrue ratably from the date of issuance of the Series A Preferred Stock through the entire period in which shares of Series A Preferred Stock are held and shall be payable to the holder of the Series A Preferred Stock on the Conversion Date of the Series A Preferred Stock or as may be declared by the Board, with proper adjustment for any dividend period which is less than a full year.

o

Preferential and Cumulative. The Series A dividends shall be payable before any dividends will be paid upon, or set apart for, the common stock of the Company and will be cumulative, so that any dividends not paid or set apart for payment for the Series A Preferred Stock, will be fully paid and set apart for payment, before any dividends will be paid upon, or set apart for, the common stock of the Company.

o

Payment of Dividend. If the Company shall have sufficient earnings to pay a dividend on the Series A Preferred Stock, upon declaration of any dividend by the Board in compliance with the Alaska Code and the Company’s Articles of Incorporation and Bylaws, the holder of Series A Preferred Stock may elect to receive payment of Series A Dividend on a dividend payment date in cash, or provisionally in gold. Payment of Series A dividends in gold shall be paid only if the Company is producing gold in sufficient quantities as of the dividend payment date to pay such in-kind dividend and shall be delivered in the form of gold produced from the Company’s Chandalar property.

o

The Company issued Series A Preferred Stock to two U.S. Persons (as defined in Regulation S of the Securities Act of 1933, as Amended (the “Securities Act”)) who are accredited investors, relying on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The Company issued Series A Preferred Stock to one person who is not a U.S. Person, relying on the exception from the Securities Act registration requirements available under Regulation S of the Securities Act.

ITEM 16 – EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Form 10-K:

(a)     Exhibits

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation of Little Squaw Gold Mining Company dated January 27, 2004, incorporated by reference to exhibit 3.1 to Form 10-KSB (001-06412) as filed March 29, 2004
3.2	Articles of Incorporation and Amendments through 1977, incorporated by reference to exhibit 3.2 to Form SB-2 (333-130819) as filed December 30, 2005
3.3

Articles of Amendment to Articles of Incorporation of Little Squaw Gold Mining Company changing name of company to Goldrich Mining Company dated May 23, 2008, incorporated by reference to exhibit 3.3 to Form S-1 (333-152831) as filed August 7, 2008

3.4	Bylaws, incorporated by reference to exhibit 3.3 to Form SB-2/A (333-133216) as filed July 6, 2006
4.1	Statement of Designation of Shares of Preferred Stock, dated November 30, 2008, incorporated by reference to exhibit 4.1 to Form S-1/A (333-140899) as filed January 6, 2009
5.1	Opinion of Guess & Rudd P.C.
10.16	Form of Subscription Agreement related to private placement of units (2006), incorporated by reference to exhibit 10.16 to Form SB-2/A (333-133216) as filed July 6, 2006
10.17	Form of Class B Warrant, incorporated by reference to exhibit 10.17 to Form SB-2/A (333-133216) as filed July 6, 2006
10.18	Independent Contractor Agreement, dated as of March 1, 2006, between Little Squaw and Ted Sharp, incorporated by reference to exhibit 10.18 to Form SB-2/A (333-133216) as filed July 6, 2006
10.19	Oral agreement to extend Independent Contractor Agreement, Richard Walters, incorporated by reference to exhibit 10.19 to Form SB-2/A (333-133216) as filed August 7, 2006
10.20	Private Placement Agreement with Strata Partners dated October 13, 2006, incorporated by reference to exhibit 10.20 to Form SB-2 (333-140899) as filed February 26, 2007
10.21	Form of Subscription Agreement related to private place of units (December 2006), incorporated by reference to exhibit 10.21 to Form SB-2 (333-140899) as filed February 26, 2007
10.22	Form of Class C Warrant Certificate, incorporated by reference to exhibit 10.22 to Form SB-2 (333-140899) as filed February 26, 2007
10.23	40 Year Lease, Broken Hills West Mining, incorporated by reference to exhibit 10.23 to Form SB-2 (333-140899) as filed February 26, 2007
10.24	Independent Contractor Agreement, dated as of January 1, 2007, between Little Squaw and Ted Sharp, incorporated by reference to exhibit 10.24 to Form SB-2 (333-140899) as filed February 26, 2007
10.25

Oral agreement to extend Independent Contractor Agreement, Ted Sharp, CPA and Sharp Executive Associates, Inc., incorporated by reference to exhibit 10.25 to Form 10-KSB (001-06412) as filed April 14, 2008

10.26	Oral agreement to extend Independent Contractor Agreement, Richard Walters, incorporated by reference to exhibit 10.26 to Form 10-KSB (001-06412) as filed April 14, 2008
10.27

Lease Agreement between subsidiary Minera LSG and Miguel Teran Para and spouse for Marisol property, dated November 30, 2007, original Spanish document, incorporated by reference to exhibit 10.27 to Form 10-KSB (001-06412) as filed April 14, 2008

10.28

Lease Agreement between subsidiary Minera LSG and Miguel Teran Para and spouse for Marisol property, dated November 30, 2007, English translation, incorporated by reference to exhibit 10.28 to Form 10-KSB (001-06412) as filed April 14, 2008

10.29

Unilateral Option Agreement between Minera LSG, Cesar Octavio Albelais Boido and spouse, and Jassany Margarita Albelais Valenzuela and spouse for Marisol mining concessions, dated November 13, 2007, original Spanish document, incorporated by reference to exhibit 10.29 to Form 10-KSB (001-06412) as filed April 14, 2008

10.30

Unilateral Option Agreement between Minera LSG, Cesar Octavio Albelais Boido and spouse, and Jassany Margarita Albelais Valenzuela and spouse for Marisol mining concessions, dated November 13, 2007, English translation, incorporated by reference to exhibit 10.30 to Form 10-KSB (001-06412) as filed April 14, 2008

10.31	Sarbanes- Oxley Consulting Engagement Letter with Sharp Executive Associates, Inc., dated March 13, 2007, incorporated by reference to exhibit 10.31 to Form 10-KSB (001-06412) as filed April 14, 2008
10.32	Consulting Agreement with Baron Group, LLC, dated November 26, 2007, incorporated by reference to exhibit 10.32 to Form 10-KSB (001-06412) as filed April 14, 2008

10.33	Termination Letter of Consulting Agreement with Baron Group, LLC, dated March 5, 2008, incorporated by reference to exhibit 10.33 to Form 10-KSB (001-06412) as filed April 14, 2008
10.34	Investor Relations Agreement with Coal Harbor Communications, Inc., dated November 19, 2007, incorporated by reference to exhibit 10.34 to Form 10-KSB (001-06412) as filed April 14, 2008
10.35	Goldrich Mining Company 2008 Equity Incentive Plan, incorporated by reference to Appendix B to Form DEF 14A (001-06412) as filed April 16, 2008
10.36	Written agreement to extend Independent Contractor Agreement, Ted Sharp, CPA and Sharp Executive Associates, Inc., dated January 7, 2009, as filed April 3, 2009
10.37	Oral agreement to extend Independent Contractor Agreement, Richard Walters, dated January 7, 2009 as filed April 3, 2009
10.38	Oral agreement to extend Independent Contractor Agreement, Ted R. Sharp, CPA and Sharp Executive Associates, Inc., dated February 10, 2010 as filed April 6, 2010
10.39	Oral agreement to extend Independent Contractor Agreement, Richard Walters, dated February 10, 2010 as filed April 6, 2010
10.40	Form of Alluvial Gold Forward Sales Contract, as filed April 1, 2010
10.41	Form of Alluvial Gold Forward Sales Contract Confirmation Letter, as filed April 1, 2010
10.42	Form of Unit Subscription Agreement, as filed April 1, 2010
10.43	Form of Class F Warrant, as filed April 1, 2010
10.44	Form of Class F-2 Warrant
10.45	Form of Class G Warrant, as filed December 29, 2010
10.46	Employment Agreement, dated as of December 20, 2010, between Goldrich Mining Company and William V. Schara
23.1	Consent of James C. Barker, a Certified Professional Geologist
23.2	Consent of Jeffrey Keener, a Certified Professional Geologist
23.3	Consent of Thomas Bundtzen, a Certified Professional Geologist
23.4	Consent of Robert Murray, a Certified Professional Geologist
23.5	Consent of Paul Martin, a Professional Mining Engineer
23.6	Consent of DeCoria, Maichel & Teague P.S.
23.7	Consent of Guess & Rudd P.C. (included in Exhibit 5.1)
31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14 as filed April 6, 2010
31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14 as filed April 6, 2010
32.1	Certification of the Chief Executive Officer pursuant to Section 906 as filed April 6, 2010
32.2	Certification of the Chief Financial Officer pursuant to Section 906 as filed April 6, 2010

ITEM 17 – UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Spokane, Washington on this 4rd day of January, 2011.

GOLDRICH MINING COMPANY

/s/ William V. Schara

By:  William V. Schara

        Chief Executive Officer (Principal Executive Officer)

Date:  January 4, 2011

GOLDRICH MINING COMPANY

/s/ Ted R. Sharp

By:  Ted. R. Sharp

        Chief Financial Officer (Principal Financial and Accounting Officer)

Date:  January 4, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities on the dates stated:

Date:  January 4, 2011

 /s/ David S. Atkinson

David S. Atkinson, Director

Date:  January 4, 2011

 /s/ Charles G. Bigelow

Charles G. Bigelow, Director

Date:  January 4, 2011

 /s/ James K. Duff

James K. Duff, Director

Date:  January 4, 2011

 /s/ Kenneth S. Eickerman

Kenneth S. Eickerman, Director

Date:  January 4, 2011

 /s/ William Orchow

William Orchow, Director

Date:  January 4, 2011

 /s/ William V. Schara

William V. Schara , Director

Date:  January 4, 2011

/s/ Richard R. Walters

Richard R. Walters, Director